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iridium®

Proxy Statement and Notice of 2026 Annual Meeting

IRIDIUM COMMUNICATIONS INC. 1676 International Drive, Suite 1100 McLean, Virginia 22102
Notice of Annual Meeting of Stockholders

Dear Stockholder:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (“Annual Meeting”) of Iridium Communications Inc. The meeting will be held in a virtual-only format on May 20, 2026 at 8:30 a.m. Eastern time.

Meeting Date May 20, 2026	Time 8:30 a.m. Eastern time	Location www.virtualshareholdermeeting.com/IRDM2026	Record Date March 23, 2026

The meeting is being held for the following purposes:

1	Election of 11 Director Nominees Named in the Proxy Statement
2	Advisory Vote to Approve the Compensation of our Named Executive Officers
3	Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2026
4	Approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan
Stockholders will also transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Availability of Proxy Materials: We expect to send the proxy materials or a notice of internet availability of proxy materials to stockholders on or about April 2, 2026. Our proxy materials include the 2026 Proxy Statement, 2025 Annual Report and proxy card. If you are a beneficial owner and not a record holder, you may receive a voting instruction form instead of a proxy card.
Who may vote: If you owned shares of our common stock as of the close of business on March 23, 2026, you are entitled to vote at the virtual meeting or by proxy.
Your vote is very important. Whether or not you attend the Annual Meeting, it is important that your shares be represented. The Proxy Statement and 2025 Annual Report are available at www.proxyvote.com. Please review these materials and vote as promptly as possible using one of the voting methods described in the Proxy Statement. Thank you for your participation.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held Virtually on May 20, 2026 at 8:30 a.m. Eastern Time at
www.virtualshareholdermeeting.com/IRDM2026

By Order of the Board of Directors,
Kathleen A. Morgan
Chief Legal Officer and Corporate Secretary
McLean, Virginia
April 2, 2026

Proxy Statement Summary

This summary highlights selected information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and we encourage you to read the entire Proxy Statement before voting your shares.
2026 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	8:30 a.m. Eastern time on May 20, 2026

Virtual Meeting:
The meeting will be accessible by visiting www.virtualshareholdermeeting.com/IRDM2026. Stockholders will be able to listen to the meeting live, submit questions and vote online. The online format is intended to enhance access and participation and provide stockholders with similar rights and opportunities to participate as they would have at an in-person meeting.

Record Date:	March 23, 2026

Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.

MEETING AGENDA AND VOTING MATTERS

Agenda Item		Board Vote Recommendation	Page Reference (for more detail)

1	Election of 11 Director Nominees Named in the Proxy Statement	FOR EACH DIRECTOR NOMINEE	4
2	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	21
3	Ratification of the Selection of KPMG LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2026	FOR	22
4	Approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan	FOR	23

IRIDIUM COMMUNICATIONS INC.	1	2026 Proxy Statement

ELECTION OF DIRECTORS
The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated eleven directors for election at the Annual Meeting of Iridium Communications Inc. (the “Company” or “Iridium”), each for a one-year term expiring at the 2027 annual meeting of stockholders. The following table provides summary information about each director nominee.

		Committees
Name	Age	Audit	CC	NCG	Director Since	Independent	Other U.S. Public Company Boards

Robert H. Niehaus Chairman of the Board	70				2008	✓	Zeta Global Holdings Corp.
Louis M. Alterman(1)	48	M			2025	✓	—
Thomas C. Canfield(1)	70		M	M	2008	✓	—
Matthew J. Desch Chief Executive Officer	68				2009		Unisys Corporation VeriSign, Inc.
Thomas J. Fitzpatrick	68				2013		—
L. Anthony Frazier	55	C			2021	✓	—
Suzanne E. McBride Chief Operations Officer	57				2020		Skyworks Solutions, Inc.
Admiral Eric T. Olson (Ret.)	74		C		2011	✓	Under Armour, Inc. Palladyne AI Corp.
Kay N. Sears	59		M	C	2022	✓	—
Monique S. Shivanandan	62	M	M		2025	✓	—
Jacqueline E. Yeaney	57	M		M	2023	✓	Talkspace, Inc.
Audit = Audit Committee; CC = Compensation Committee; NCG = Nominating and Corporate Governance Committee; C = Chair; M = Member

1.    As of the Annual Meeting, Mr. Alterman will join and Mr. Canfield will transition off the Nominating and Corporate Governance Committee.

IRIDIUM COMMUNICATIONS INC.	2	2026 Proxy Statement

OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program is designed to attract, retain and reward a talented, innovative and entrepreneurial leadership team capable of driving our business objectives forward. We believe that a majority of our executive’s target compensation should be based on performance - reflecting both individual contributions and overall business results - to achieve these goals. Accordingly, our variable compensation programs are structured to recognize and incentivize both short-term and long-term contributions.
Highlights of our executive compensation program include:
•Annual Incentives Tied to Performance. A significant portion of executive compensation is at-risk, performance-based compensation in the form of an annual incentive bonus opportunity that is based on achievement of a combination of financial, strategic and operational goals selected annually by our Compensation Committee.
•Significant Percentages of Compensation At-Risk. In 2025, at-risk compensation represented approximately 88% of our chief executive officer’s (“CEO”) total direct target compensation, and an average of 83% of the total direct target compensation of our other named executive officers (“NEOs”).
•Long-Term Equity Incentive Awards. In 2025, 72% of our NEOs’ total direct target compensation and 76% of our CEO’s total direct target compensation was in the form of long-term equity incentives, comprised 50% of service-based restricted stock units (“RSUs”) vesting over three years and 50% of performance-based RSUs.
•Performance-Based Equity Awards. Long-term performance-based equity incentive awards are subject to the achievement of pre-established performance criteria over a two-year performance period. Upon certification of the achievement level, one-half of the earned award vests and the remainder continues to be subject to service-based vesting through the third anniversary of the award’s grant date.
•Reasonable Cash Severance Amounts. The cash severance benefits that we offer to our executives are reasonable and consistent with peer company practices.
•Limited Executive Perquisites. In 2025, we provided limited perquisites consisting only of financial counseling and tax preparation services for executives other than our CEO, and reimbursement for routine medical services, the latter of which we provided on a tax-neutral basis.
•Meaningful Executive Stock Ownership Guidelines. Under our stock ownership guidelines, adopted in 2012 and amended in 2025, our CEO is required to hold shares valued at 6x his base salary and other executives must hold shares valued at twice their base salary. Unearned performance-based awards and unexercised stock options do not count toward these requirements.
•Prohibition of Hedging and Pledging Transactions. Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging or pledging the economic interest in the Iridium shares they hold.
•Use of Independent Compensation Consultant. Since 2022, our Compensation Committee has retained ClearBridge Compensation Group LLC as its independent compensation consultant for guidance in making compensation decisions.
•Use of Peer Group and Market Data. Our Compensation Committee, informed by analysis from its compensation consultant, reviews market practices and makes internal comparisons among our executives when making compensation decisions.
•Incentive Compensation Recovery Policy. Our current incentive compensation recovery policy, adopted in compliance with Securities and Exchange Commission (“SEC”) and stock exchange requirements in 2023, requires recoupment of cash and equity compensation from executive officers in the event of a financial restatement due to material noncompliance with reporting requirements. This policy is effective for compensation received on or after October 2, 2023, and our prior 2019 policy remains in effect for compensation received before that date.
•Appropriate Compensation Risk. We structure our executive compensation programs to minimize the risk of inappropriate risk-taking by our executives.

IRIDIUM COMMUNICATIONS INC.	3	2026 Proxy Statement

PROPOSAL 1
Election of Directors

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated 11 individuals for election at the Annual Meeting. All director nominees are current directors. Our director nominees represent a variety of competencies, professional experience and backgrounds. We believe the Board as a whole has the appropriate mix of attributes, experiences and perspectives to guide the Company and provide effective oversight of our strategy and business plans.
Our Board of Directors currently consists of 12 directors and will be reduced to 11 directors as of the Annual Meeting. Directors are elected for a one-year term expiring at the next annual meeting. Each director nominee is a current director, and other than Mr. Alterman and Ms. Shivanandan, was previously elected by our stockholders at our 2025 annual meeting. It is our policy to encourage director nominees to attend the annual meeting. All our directors who were then serving attended the 2025 annual meeting.
Directors are elected by a plurality of the votes of the holders of shares present virtually at the meeting or represented by proxy and entitled to vote on the election of directors. Proxies may not be voted for more than 11 nominees. The 11 nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 11 nominees named in the section below. Each nominee has agreed to serve if elected, and management has no reason to believe any nominee will be unable to serve. If any nominee becomes unavailable due to an unexpected occurrence, your shares will be voted for a substitute nominee proposed by us.
Our Corporate Governance Guidelines require each nominee to submit an irrevocable resignation contingent on (i) that person not receiving more votes “for” than votes “withheld” in an uncontested election and (ii) Board acceptance. In the event a nominee does not receive more votes “for” than votes “withheld,” the Nominating and Corporate Governance Committee will recommend to the Board as to whether to accept or reject the resignation. The Board will then act on the committee’s recommendation, and the Company will publicly disclose the details and rationale of such action.
Board Composition and Refreshment
The Nominating and Corporate Governance Committee selects and recommends director candidates and nominees based on their ability to provide the Board with an appropriate balance of professional and industry knowledge, financial expertise and high-level management experience. In evaluating candidates, the committee considers the Board’s overall composition and prioritizes candidates who complement and strengthen the skills of existing members, bring a range of perspectives and exhibit integrity, collegiality, sound business judgment and other qualities critical to the Board’s effective functioning.
While the Board benefits from the experience and institutional knowledge of our longer-serving directors, it also recognizes the value of new perspectives and ideas. The Board’s composition has changed significantly in recent years. As of the Annual Meeting, six directors will have left the Board in the past five years, and three directors - Jacqueline Yeaney, Monique Shivanandan and Louis Alterman - have joined in the past three years. These new directors bring important skills to the Board, including expertise in the telecommunications industry and regulatory and cybersecurity matters.
The Board also wishes to recognize one of its longest-standing members, Mr. Alvin (“Buzzy”) Krongard, who is not standing for re-election to the Board and whose term expires at the Annual Meeting, after more than 16 years of dedicated service. The Board is deeply grateful for his commitment, counsel and leadership during a period of significant growth and change for the Company, and extends its sincere appreciation to Mr. Krongard for his many years of service.

IRIDIUM COMMUNICATIONS INC.	4	2026 Proxy Statement

DIRECTOR SKILLS AND EXPERIENCE
The following matrix is intended to depict notable areas of focus for each director based on the current Board composition. It does not necessarily reflect all areas of expertise and competencies of each director, and the absence of a mark in the table does not mean that a particular director does not possess that qualification or skill at some level.

Name	Satellite / Telecom Industry	Mergers & Acquisitions	Strategic Planning / Business Transformation	Regulatory / Government Service	Senior Executive Experience	Financial Expertise	Cybersecurity Expertise

Niehaus		●	●		●	●
Alterman	●	●	●		●	●
Canfield		●	●	●	●
Desch	●	●	●		●	●	●
Fitzpatrick	●	●	●		●	●
Frazier	●	●	●		●	●
McBride	●		●		●		●
Olson			●	●	●		●
Sears	●		●	●	●
Shivanandan		●	●		●		●
Yeaney		●	●		●
DIRECTOR BIOGRAPHIES
The biographies below include information regarding each of our 11 director nominees as of the date of this Proxy Statement, including the experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director.

IRIDIUM COMMUNICATIONS INC.	5	2026 Proxy Statement

Robert H. Niehaus
Chairman | Age: 70 | Director Since: 2008
Robert H. Niehaus has served as a director of our company since 2008 and as Chairman of our Board of Directors since 2009. Mr. Niehaus also served as our Chief Executive Officer for a brief period in 2009. Mr. Niehaus is the founder and Co-Managing Partner of GCP Capital Partners LLC, an investment firm formed in 2009 as the successor to Greenhill Capital Partners, the merchant banking business of Greenhill & Co., Inc. Mr. Niehaus joined Greenhill & Co. in 2000 to begin the formation of Greenhill Capital Partners and served as its Chairman and Chair of its Investment Committee from 2000 to 2009. Prior to joining Greenhill, Mr. Niehaus spent 17 years at Morgan Stanley & Co., where he was a Managing Director in the merchant banking department from 1990 to 1999. Mr. Niehaus was Vice Chairman and a director of the private equity investment funds Morgan Stanley Leveraged Equity Fund II, L.P. and Morgan Stanley Capital Partners III, L.P. Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998.
Mr. Niehaus currently serves as a director of Zeta Global Holdings Corp. and several private portfolio companies of GCP Capital Partners.
Mr. Niehaus received a Bachelor of Arts degree in International Affairs from the Woodrow Wilson School at Princeton University and a Master of Business Administration degree from the Harvard Business School, from which he graduated with high distinction as a Baker Scholar.

Our Board of Directors believes Mr. Niehaus’s qualifications to serve on our Board include his extensive corporate management experience, his financial and investment banking expertise and his experience serving on the boards of numerous companies, particularly in the telecommunications industry.

Louis M. Alterman
Director | Age: 48 | Director Since: 2025
Louis M. Alterman has served as a director of our company since December 2025. Mr. Alterman has served as President, Chief Executive Officer and director of Stratix Corporation, a managed mobility services provider, since 2019. From 2017 to 2019, he served as Chief Financial Officer of Rackspace (now Rackspace Technology), a global cloud technology services company. Prior to Rackspace, Mr. Alterman held numerous roles of increasing responsibility at EarthLink, a telecommunications provider, from 2003 to 2017, including as Chief Financial Officer from 2015 to 2017. Earlier in his career, from 1999 to 2003, he worked at BellSouth (now part of AT&T).
Mr. Alterman currently serves on the board of directors of Diversified, a global technology solutions provider. He previously served on the board of directors of CareerBuilder from 2018 to 2022.
Mr. Alterman received a bachelor’s degree in business administration from the University of Georgia, a Master of Business Administration from Emory University’s Goizueta Business School, and subsequently completed executive education at Harvard University.

Our Board of Directors believes Mr. Alterman’s qualifications to serve on our Board include his extensive global leadership experience as an executive in the technology and communications industries, deep financial expertise, including as chief financial officer of a publicly traded company and his experience as a board member of several privately held companies.

IRIDIUM COMMUNICATIONS INC.	6	2026 Proxy Statement

Thomas C. Canfield
Director | Age: 70 | Director Since: 2008
Thomas C. Canfield has served as a director of our company since 2008. Since July 2025, Mr. Canfield has served as Executive Vice President, General Counsel and Secretary of Spirit Aviation Holdings, Inc., parent company of Spirit Airlines, LLC, an American low-cost airline, and previously served as Senior Vice President, General Counsel and Secretary of Spirit Airlines from October 2007 to July 2025. In November 2024, Spirit and certain of its subsidiaries filed voluntary petitions for Chapter 11 bankruptcy protections, and recently announced it expects to emerge from Chapter 11 in early summer 2026.
From 2006 to 2007, Mr. Canfield served as General Counsel and Secretary of Point Blank Solutions, Inc., a manufacturer of antiballistic body armor. Prior to Point Blank, from 2004 to 2007, he served as Chief Executive Officer and Plan Administrator of AT&T Latin America Corp., a public company formerly known as FirstCom Corporation, which developed high-speed fiber networks in Latin American cities.
Mr. Canfield also served as General Counsel and Secretary at AT&T Latin America Corp. from 1999 to 2004. Previously, Mr. Canfield was Counsel in the New York office of the law firm Debevoise & Plimpton LLP.

Our Board of Directors believes Mr. Canfield’s qualifications to serve on our Board include his management experience in the telecommunications and aviation industries and his particular familiarity with serving as a director of technology companies.

Matthew J. Desch
CEO and Director | Age: 68 | Director Since: 2009
Matthew J. Desch has served as our Chief Executive Officer and a director of our company since 2009 and previously served as Chief Executive Officer of our predecessor, Iridium Holdings LLC, from 2006 to 2009. From 2002 to 2005, Mr. Desch served as Chief Executive Officer of Telcordia Technologies, Inc., a telecommunications software services provider that is now part of Ericsson. Previously, he spent 13 years at Nortel Networks Corporation, including as President of its global wireless networks business. Mr. Desch serves on the President’s National Security Telecommunications Advisory Committee. He currently serves as a director and chair of the compensation and human resources committee of Unisys Corporation, and as a director and member of the corporate governance and nominating and cybersecurity committees of VeriSign, Inc.
Mr. Desch received a Bachelor of Science degree in Computer Science from The Ohio State University and a Master of Business Administration degree from the University of Chicago.

Our Board of Directors believes Mr. Desch’s qualifications to serve on our Board include his deep knowledge of Iridium gained from his position as our Chief Executive Officer, as well as his extensive experience in the telecommunications industry.

IRIDIUM COMMUNICATIONS INC.	7	2026 Proxy Statement

Thomas J. Fitzpatrick
Director | Age: 68 | Director Since: 2013
Thomas J. Fitzpatrick served as our Chief Financial Officer from 2010 and as our Chief Financial Officer and Chief Administrative Officer from 2013 until his retirement in December 2024. He has served on our Board since 2013. From 2002 to 2009, Mr. Fitzpatrick was Executive Vice President and Chief Financial Officer of Centennial Communications Corp., a publicly traded telecommunications company that was acquired by AT&T in 2009. Previously, Mr. Fitzpatrick served as Chief Financial Officer of several privately held and publicly traded companies in the telecommunications and technology industries and was a Vice President with Bell Atlantic Corporation (now Verizon).
Mr. Fitzpatrick graduated with a Bachelor of Business Administration degree from Pennsylvania State University and a Master of Business Administration degree from Villanova University. Mr. Fitzpatrick is also a Certified Public Accountant.

Our Board of Directors believes Mr. Fitzpatrick’s qualifications to serve on our Board include his deep knowledge of Iridium gained from his experience as our Chief Financial Officer and Chief Administrative Officer, as well as his extensive financial experience in the telecommunications industry.

L. Anthony Frazier
Director | Age: 55 | Director Since: 2021
L. Anthony Frazier has served as a director of our company since March 2021. Mr. Frazier has served as Chief Executive Officer and director of LeoLabs, Inc., a commercial provider of Space Situational Awareness and Space Domain Awareness services, since March 2024. Mr. Frazier served as Executive Vice President and General Manager of Public Sector Earth Intelligence for Maxar Technologies Inc., a space technology company, until October 2023, following Maxar’s acquisition by a private equity firm. He previously served as Maxar’s Executive Vice President of Global Field Operations and President of Radiant Solutions, Maxar’s Geospatial Services business. Mr. Frazier joined Maxar in 2017 following that company’s acquisition of DigitalGlobe. Mr. Frazier served as Senior Vice President, General Manager of DigitalGlobe’s Services business from 2013 to 2017 and prior to DigitalGlobe’s acquisition of GeoEye, Inc. in 2013, had served as GeoEye’s Senior Vice President of Marketing since 2010. He previously served as Senior Director of Product Management at Cisco Systems and also held senior marketing roles at Infor, iPhrase Technologies and pcOrder.com. Mr. Frazier began his career in strategic consulting at Bain & Company.
Mr. Frazier received a Bachelor of Science in Engineering degree in Systems Engineering from the University of Pennsylvania and a Master of Business Administration degree, with distinction, from Harvard Business School.

Our Board of Directors believes Mr. Frazier’s qualifications to serve on our Board include his extensive satellite industry and operational expertise.

IRIDIUM COMMUNICATIONS INC.	8	2026 Proxy Statement

Suzanne E. McBride
COO and Director | Age: 57 | Director Since: 2020
Suzanne E. McBride has served as our Chief Operations Officer since February 2019 and as a director of our company since May 2020. Ms. McBride served as Chief Operating Officer of OneWeb, Ltd., a privately held company building a space-based global communications network, from October 2018 to January 2019 and as its Senior Vice President from 2016 to October 2018. OneWeb filed a voluntary petition for Chapter 11 bankruptcy protection in March 2020. Previously, she was employed by Iridium Satellite LLC, our primary operating subsidiary, in a series of positions with increasing responsibility from 2007 until 2016, most recently serving as Vice President, Program Management Office and Launch Services, a role in which she oversaw the launch program for our second-generation constellation.
Ms. McBride has more than 30 years of experience in the satellite industry, including as a senior engineer at Motorola’s Satellite Communications Group during the building and launching of the original Iridium satellite constellation in the 1990s as well as deploying 2G and 3G networks. Since February 2022, she has served as a director of the publicly held company Skyworks Solutions, Inc. Ms. McBride previously served on the board of directors of Descartes Labs and Finite Carbon.
Ms. McBride received her Master of Business Administration from the University of Tennessee in the Executive Aerospace and Defense program, and her dual undergraduate degrees are from Columbia University in Industrial Engineering and Claremont McKenna College in Management Engineering.

Our Board of Directors believes Ms. McBride’s qualifications to serve on our Board include her deep knowledge of Iridium gained from her position as our Chief Operations Officer, as well as her extensive experience in the satellite and telecommunications industry.

Admiral Eric T. Olson (Ret.)
Director | Age: 74 | Director Since: 2011
Admiral Eric T. Olson (Ret.) has served as a director of our company since 2011. Admiral Olson retired from the United States Navy in 2011 as a four-star Admiral after 38 years of military service. Admiral Olson’s career culminated as the head of the United States Special Operations Command from 2007 to 2011, where he was responsible for the mission readiness of all Army, Navy, Air Force and Marine Corps special operations forces. In this position, he led more than 65,000 people and managed an annual budget in excess of $10 billion. As President and Managing Member of ETO Group, LLC since September 2011, Admiral Olson also acts as an independent national security consultant supporting a wide range of private and public sector organizations. From June 2019 to May 2020, Admiral Olson served as CEO of Hans Premium Water, a privately held company.
He serves on the board of directors of Under Armour, Inc. and is the chair of its corporate governance and sustainability committee, and he also serves on the board of directors of Palladyne AI Corp. and is the chair of its compensation committee and a member of its nominating and corporate governance committee. He also serves as a director for six privately held companies.
Admiral Olson graduated from the United States Naval Academy and earned a Master of Arts degree in National Security Affairs at the Naval Postgraduate School. For seven years, he was an Adjunct Faculty Member in the School of International and Public Affairs at Columbia University.

Our Board of Directors believes Admiral Olson’s qualifications to serve on our Board include his past leadership experience as an Admiral in the United States Navy, including his leadership and management of a large and complex organization as head of the United States Special Operations Command.

IRIDIUM COMMUNICATIONS INC.	9	2026 Proxy Statement

Kay N. Sears
Director | Age: 59 | Director Since: 2022
Kay N. Sears has served as a director of our company since May 2022. Since November 2022, she has served as Vice President and General Manager of Space, Intelligence & Weapon Systems for The Boeing Company, a major aerospace firm, having previously served as Vice President and General Manager of Autonomous Systems for Boeing’s Defense, Space & Security unit from February 2022 to November 2022. In this role, she oversees development of cutting-edge autonomous technologies, intelligence capabilities and networking solutions for government and commercial customers. Prior to joining Boeing, she was the Vice President and General Manager of the Military Space line of business within Lockheed Martin Space, a division of Lockheed Martin Corporation, a global aerospace and defense technology company, from 2018 to February 2022, a role in which she was responsible for critical national security space programs and mission areas, including global navigation satellite systems, space-based missile warning, protected communications, space protection and operations, logistics and sustainment. She joined Lockheed Martin Space in 2016, serving as its Vice President of Strategy and Business Development.
Prior to joining Lockheed Martin, Ms. Sears served as President of Intelsat General Corporation from 2006 to 2016. Before that, she served as Senior Vice President at PanAmSat Corporation and as Vice President at Verestar. For over a decade, she served on the President’s National Security Telecommunications Advisory Committee, which provides information, technical expertise, advice and guidance to the U.S. government on issues that may affect national security telecommunications capabilities.
Ms. Sears received a bachelor’s degree in business and economics from the University of Richmond and a Master of Business Administration degree in information systems from The George Washington University.

Our Board of Directors believes Ms. Sears’s qualifications to serve on our Board include her extensive expertise in the aerospace and defense industries.

Monique S. Shivanandan
Director | Age: 62 | Director Since: 2025
Monique S. Shivanandan has served as a director of our company since June 2025. Ms. Shivanandan previously served as the Group Chief Data & Analytics Officer at HSBC Holdings plc, a multinational financial services company from May 2023 to December 2025, and prior to that, as Chief Information Security Officer at HSBC from July 2020 to May 2023. She served as a group Chief Information Officer at the Chubb Group of Insurance Companies from 2017 to 2020. Earlier career experiences include serving as Chief Information Officer at insurance company Aviva plc and Chief Technology Officer at financial services company Capital One Financial Corporation. She has also held roles at telecommunication companies BellSouth and BT Group plc, a UK multinational telecommunications company.
Ms. Shivanandan is chairwoman of the board of directors of Sepio, a cybersecurity asset risk management company. She previously served on the board of directors of Network International, a digital commerce solutions provider, from 2021 to 2024, serving on the audit, risk and tech and compensation committees, and on the board of managers of J.P. Morgan Securities from 2014 to 2018, serving on the audit, risk and nominations committees.
Ms. Shivanandan graduated from Lehigh University with a Bachelor of Science degree in Industrial Engineering.

Our Board of Directors believes Ms. Shivanandan’s qualifications to serve on the Board include her deep cybersecurity experience at complex multinational financial services firms, as well as her experience in the telecommunications industry.

IRIDIUM COMMUNICATIONS INC.	10	2026 Proxy Statement

Jacqueline E. Yeaney
Director | Age: 57 | Director Since: 2023
Jacqueline E. Yeaney has served as a director of our company since May 2023. In October 2024, Ms. Yeaney founded Brave Bets LLC, an executive coaching and advising business. From April 2023 to May 2025 Ms. Yeaney led the CMO Collaborative, a member organization for marketing professionals that she co-founded. From September 2022 to June 2023, Ms. Yeaney served as a strategic advisor for vorteXplore Ltd, a company providing behavioral science employee listening tools. She served as Chief Marketing Officer of Tableau Software, a Salesforce company that specializes in data visualization, from August 2019 to September 2022, including involvement in the acquisition of Tableau by Salesforce in 2019. Previously, she was Chief Marketing Officer of Ellucian, a privately held software and services company, from 2017 to April 2019. Prior to joining Ellucian, she was Executive Vice President, Strategy and Marketing at Red Hat, Inc., a publicly traded provider of open-source software solutions, from 2011 to 2016.
Ms. Yeaney started her career as an officer in the U.S. Air Force and then spent several years as a management consultant at the Boston Consulting Group. In 2002, she joined Delta Air Lines Inc. as Managing Director of Consumer Marketing. From 2004 to 2007, she was Executive Vice President and Chief Marketing Officer at HomeBanc Mortgage Corporation (HBMC), a retail residential mortgage lender. In 2007, she joined EarthLink, Inc., a publicly traded internet service provider, as Senior Vice President and Chief Marketing Officer. From 2008 to 2010, she served as Executive Vice President and Chief Marketing Officer at Premiere Global Services, Inc., a publicly traded provider of web conferencing, online meetings, and webcasting. In September 2023, Ms. Yeaney joined, and in December 2024 became the vice chair of, the board of Plan International USA, a development and humanitarian organization that works in over 75 countries across Africa, the Americas, and Asia to advance children’s rights and equality for girls.
Ms. Yeaney has served on the board of Talkspace, Inc., a publicly traded virtual therapy company, since 2021, where she serves on the audit committee and is chair of the nomination and governance committee. Ms. Yeaney also served as a member of the board of directors of Avaya Holdings Corp., a publicly traded technology and cloud-based communications company, from 2019 until May 2023. She previously served on the board of directors for Promethean World PLC, a publicly traded global education technology company, prior to its acquisition in 2015.
Ms. Yeaney holds a Bachelor of Science degree in electrical engineering from Rensselaer Polytechnic Institute and a Master of Business Administration degree from the Massachusetts Institute of Technology.

Our Board of Directors believes that Ms. Yeaney is qualified to serve as a member of our Board due to her extensive experience as an executive of high-growth technology companies, her extensive marketing experience, and her experience as a board member of public companies.

The Board of Directors Recommends a Vote “FOR” Each Named Nominee.

IRIDIUM COMMUNICATIONS INC.	11	2026 Proxy Statement

Corporate Governance

DIRECTOR INDEPENDENCE
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, the Board has affirmatively determined that the following nine directors are independent within the meaning of the applicable Nasdaq listing standards: Messrs. Alterman, Canfield, Frazier, Krongard, Niehaus, and Olson and Mses. Sears, Shivanandan and Yeaney, eight of whom are director nominees (Mr. Krongard is not standing for re-election and his term expires at the Annual Meeting). In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with us. Our independent directors meet in executive session without management present at the end of all regularly scheduled Board meetings. Each of our Audit, Compensation, and Nominating and Corporate Governance Committees is 100% comprised of independent directors.
BOARD LEADERSHIP STRUCTURE
Our Board of Directors has an independent Chairman, Mr. Niehaus, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and CEO reinforces the independence of the Board in its oversight of our business and affairs. In addition, we believe that having an independent Chairman fosters an environment that is more conducive to objective evaluation and oversight of management’s performance, increased management accountability and improved ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having an independent Chairman can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the Board’s key responsibilities is informed oversight of our risk management process. The Board exercises its risk oversight responsibility directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. The Board regularly reviews information regarding the Company’s financial, strategic and operational issues, as well as the risks associated with each. At least annually, the Board conducts a review of the Company’s short and long-term strategic plans. As part of its independent oversight of Company risks, the Board receives regular updates from management related to cybersecurity, including cybersecurity threats and cyber incident preparedness and response. In particular, while our Board is responsible for monitoring and assessing strategic risk exposure, our standing committees have the following specific roles in risk management:
•Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee also monitors compliance with legal and regulatory requirements.
•Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
•Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines and oversees responsible business matters expected to have a significant impact on the Company’s performance, business activities or reputation, which may include ethical business practices, space sustainability, human rights, environmental stewardship, and philanthropy.
Committee chairs have the responsibility to report findings regarding material risk exposures to the Board.
The Chairman of the Board is responsible for facilitating coordination between the Board and management in determining and implementing responses to any material risk management concerns.

IRIDIUM COMMUNICATIONS INC.	12	2026 Proxy Statement

MEETINGS OF THE BOARD OF DIRECTORS
The Board of Directors met four times during 2025. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served that were held during the portion of the year for which he or she was a director or committee member. At the end of each meeting, the Board of Directors holds a regularly scheduled executive session at which only independent directors are present.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
Our Board has committees that include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides current membership for each of these Board committees, as well as the number of meetings held in fiscal year 2025.

Name	Audit	Compensation	Nominating and Corporate Governance

Robert H. Niehaus(1)
Louis M. Alterman(2)(3)	M
Thomas C. Canfield(1)(3)		M	M
L. Anthony Frazier	C
Alvin B. Krongard(4)(5)
Admiral Eric T. Olson (Ret.)		C
Kay N. Sears(4)		M	C
Monique S. Shivanandan(1)(6)	M	M
Jacqueline E. Yeaney	M		M
Total meetings in 2025	4	5	3
C = Chair of Committee, M = Member of Committee
1.As of January 1, 2026, Mr. Niehaus and Mr. Canfield transitioned off the Audit Committee, and Mr. Canfield joined the Compensation Committee.
2.Mr. Alterman was appointed to the Board on December 4, 2025 and as of January 1, 2026, Mr. Alterman and Ms. Shivanandan were appointed to the Audit Committee.
3.As of the Annual Meeting, Mr. Alterman will join and Mr. Canfield will transition off the Nominating and Corporate Governance Committee.
4.On May 14, 2025, Mr. Krongard transitioned off and Ms. Sears was appointed Chair of the Nominating and Corporate Governance Committee.
5.Mr. Krongard is not standing for re-election and his term as a director expires at the Annual Meeting.
6.On June 17, 2025, Ms. Shivanandan was appointed to the Board and as a member of the Compensation Committee.

IRIDIUM COMMUNICATIONS INC.	13	2026 Proxy Statement

Below is a description of these three committees of our Board of Directors. The Board of Directors has determined that each committee member is independent within the meaning of the Nasdaq listing standards and free of any relationship that would impair such committee member’s exercise of independent judgment in carrying out the responsibilities of a director.
Audit Committee
The Audit Committee oversees our corporate accounting and financial reporting processes and audits of our financial statements. To this end, the Audit Committee performs several functions. The Audit Committee evaluates the performance of, and assesses the qualifications of, our independent registered public accounting firm; determines and approves the engagement of the independent registered public accounting firm; determines whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new one; reviews and approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our audit engagement team as required by law; reviews and approves or rejects transactions between us and any related persons; confers with management and the independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including a review of our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Audit Committee is currently composed of Messrs. Frazier (Chair) and Alterman, and Mses. Shivanandan and Yeaney. In 2025, the Audit Committee met four times. The Audit Committee has adopted a written charter that is available to stockholders on our website at http://investor.iridium.com/corporate-governance. Information contained on or available through our website is not incorporated by reference in or made part of this Proxy Statement and any references to our website are intended to be inactive textual references only.
All our current and proposed members of our Audit Committee are independent within the meaning of the Nasdaq listing standards and applicable SEC rules. The Board of Directors has also determined that each of Messrs. Frazier and Alterman qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of each such member’s level of knowledge and experience based on a number of factors, including (i) in the case of Mr. Frazier, his formal education and experience managing financial oversight of a reporting segment of a public company and (ii) in the case of Mr. Alterman, his experience as a chief financial officer for multiple companies and as a chief executive officer supervising financial reporting for a public company, and his financial expertise.
Report of the Audit Committee of the Board of Directors
The Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2025 with management of Iridium Communications Inc. The Audit Committee has discussed with KPMG LLC, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from KPMG LLC required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with KPMG LLC the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted,
AUDIT COMMITTEE
L. Anthony Frazier, Chair
Louis M. Alterman
Monique S. Shivanandan
Jacqueline E. Yeaney

IRIDIUM COMMUNICATIONS INC.	14	2026 Proxy Statement

Compensation Committee
Our Compensation Committee is currently composed of Messrs. Olson (Chair), Canfield and Krongard and Mses. Sears and Shivanandan. Mr. Krongard is not standing for re-election and will step down from the Compensation Committee at the Annual Meeting in connection with his departure from the Board. All the current members of our Compensation Committee are independent within the meaning of the Nasdaq listing standards (including the heightened independence requirements applicable to compensation committee members). In 2025, the Compensation Committee met five times. The Compensation Committee has adopted a written charter that is available to stockholders on our website at https://investor.iridium.com/corporate-governance.
The Compensation Committee acts on behalf of the Board to oversee our compensation policies, plans and programs, including:
•the establishment of corporate and individual performance objectives relevant to the compensation of our executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;
•the review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of our CEO and the other executive officers and directors; and
•the administration of our equity compensation plans and other similar plan and programs.
Our Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to approve its inclusion in proxy statements and any other applicable filings.
The Compensation Committee meets quarterly and with greater frequency as deemed necessary. The agenda for each meeting is developed by the Chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. Certain members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other information or advice or to otherwise participate in Compensation Committee meetings. Our CEO may not participate in, or be present during, any deliberation or determination of the Compensation Committee regarding his compensation or his individual performance objectives. The Compensation Committee’s charter grants the Compensation Committee full access to all our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other advisor to the Compensation Committee, other than in-house legal counsel and certain other types of advisors, only after taking into consideration the factors prescribed by Nasdaq rules that bear upon the advisor’s independence; however, there is no requirement that any advisor be independent.
During 2025, our Compensation Committee engaged ClearBridge Compensation Group LLC as its independent compensation consultant to perform the services described in “Compensation Discussion and Analysis—Executive Compensation Program—Use of Compensation Consultant.”
The specific determinations of our Compensation Committee with respect to executive compensation for the year ended December 31, 2025 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

IRIDIUM COMMUNICATIONS INC.	15	2026 Proxy Statement

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board of Directors is responsible for identifying, reviewing and evaluating candidates to serve as our directors, consistent with criteria approved by the Board, reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, reviewing succession planning for executive officers, developing corporate governance principles for us and overseeing responsible business matters that are expected to have a significant business impact, which may include space sustainability, human rights, environmental stewardship and philanthropy.
The Nominating and Corporate Governance Committee is currently composed of Ms. Sears (Chair), Mr. Canfield and Ms. Yeaney. As of the Annual Meeting, Mr. Canfield will transition off the Nominating and Corporate Governance Committee, and Mr. Alterman will join the committee. All members and prospective members of the Nominating and Corporate Governance Committee are independent within the meaning of the Nasdaq listing standards.
During 2025, the Nominating and Corporate Governance Committee met three times. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on our website at: http://investor.iridium.com/corporate-governance.
The Nominating and Corporate Governance Committee believes that all candidates for director should have relevant experience, the ability to understand financial statements and the highest personal integrity and ethics. The Nominating and Corporate Governance Committee considers other factors, such as possessing relevant expertise and skills upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in their field, having the ability to exercise sound business judgment and a commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee takes a holistic view when evaluating candidates and can consider other factors as it deems appropriate given the current needs of the Company and those of the Board to maintain a balance of knowledge, experience and capability. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of stockholders.
In the case of incumbent directors, the Nominating and Corporate Governance Committee annually reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent under applicable Nasdaq listing standards and SEC rules and regulations, as informed by the advice of counsel, if deemed necessary. The Nominating and Corporate Governance Committee uses its network of contacts, as well as those of senior management, to identify potential candidates, but may also engage a professional search firm if it deems appropriate. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then recommends candidates to the Board for selection.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the way it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Iridium Communications Inc., 1676 International Drive, Suite 1100, McLean, VA 22102, Attention: Corporate Secretary, not less than 90 days but not more than 120 days prior to the anniversary date of the last annual meeting of stockholders. Submissions must include the information specified in and otherwise comply with our bylaws. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

IRIDIUM COMMUNICATIONS INC.	16	2026 Proxy Statement

OTHER GOVERNANCE PRACTICES
Corporate Governance Guidelines
The Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) to ensure that the Board has the necessary authority and practices in place to review and evaluate our business operations and to make decisions that are independent of management. The Guidelines are available on our website at http://investor.iridium.com/corporate-governance.
The Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Guidelines set forth, among other things, Board practices relating to Board composition and selection, Board meetings and involvement of senior management, CEO performance evaluation and succession planning, and Board committees and compensation. The Guidelines require all director nominees to submit an irrevocable resignation contingent on (i) that person not receiving more votes “for” than votes “withheld” in an uncontested election and (ii) acceptance of the resignation by the Board. In the event a nominee does not receive more votes “for” than “withheld,” the Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation. The Board will then act on the committee’s recommendation, and the Company will publicly disclose the details and rationale of such action.
Code of Ethics
The Company adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all officers, directors and employees as well as those of its subsidiaries. The Code of Ethics is available on our website at http://investor.iridium.com/corporate-governance. If we make any substantive amendments to the Code of Ethics, or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Insider Trading Policy
We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024.
From time to time, we may also engage in transactions in our own securities, such as in connection with our stock repurchase program. We have procedures in place designed to ensure our compliance with applicable laws and regulations relating to insider trading in connection with any such transactions.
Hedging and Pledging Policy
Under our Insider Trading Policy, our directors, executive officers, employees, consultants, and their designees may not hedge their ownership of our stock, including but not limited to trading in options, puts, calls, or other derivative instruments related to our stock or debt. Additionally, directors, executive officers, employees, consultants, and their designees may not purchase our stock on margin, borrow against our stock held in a margin account, or pledge our stock as collateral for a loan.
Stockholder Communications with the Board of Directors
Our Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders may send a written communication to the Board or such director addressed to our Corporate Secretary at 1676 International Drive, Suite 1100, McLean, VA 22102. Each communication must set forth:
•the name and address of the stockholder on whose behalf the communication is sent; and
•the number of our shares that are owned beneficially by such stockholder as of the date of the communication.
Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to the Board or such director.

IRIDIUM COMMUNICATIONS INC.	17	2026 Proxy Statement

Director Compensation

DIRECTOR COMPENSATION PROGRAM
The compensation program for our non-employee directors is designed to attract and retain highly qualified directors and to align director interests with those of our stockholders. This program is reviewed annually by our Board and periodically amended. Under the program in effect for 2025, each non-employee director was eligible to receive compensation as outlined below:

	Annual Retainer

Board and Committees	Chair ($)		Member ($)

Board of Directors	70,000	(1)	250,000
Audit Committee	40,000		20,000
Compensation Committee	15,000		7,500
Nominating and Corporate Governance Committee	10,000		5,000
Government Advisory Committee(2)	N/A		15,000
1.The $70,000 annual retainer for the Chairman of the Board is in addition to the annual member retainer of $250,000.
2.The Government Advisory Committee is comprised of former U.S. government officials. Its members participate in meetings of the Company’s Government Advisory Board, which advises the Company on business opportunities with the U.S. and international governments. In fiscal year 2025, Messrs. Krongard and Olson served on the Government Advisory Committee.
Our Compensation Committee retained ClearBridge to conduct a review of our director compensation program in the fall of 2024, which services included a review of peer company practices, market analysis, competitive assessment, overview of relevant corporate governance considerations and recommendations for adjustments for the following year. Based on ClearBridge’s recommendation, the Board determined to maintain non-employee director compensation levels at 2024 levels for 2025.
Annual Board and Committee Retainers
Non-employee directors receive $200,000 of their annual retainer in the form of RSUs and $50,000 in cash, unless they elect to receive all or a portion of the $50,000 in the form of RSUs. In addition, directors can elect to receive the annual retainers for Board Chairman and committee chair and member positions, as applicable, in RSUs, cash or a combination of both. The annual retainer for service on the Government Advisory Committee is paid only in RSUs.
The cash component of director compensation is paid on a quarterly basis, and all RSU awards are granted in January and vest in full on the first anniversary of the grant date. Directors may elect annually whether to receive shares of common stock subject to the RSU at the time the RSU vests, or to have such vested RSUs settle after the termination of the director’s service or upon a specified change in control, as defined in the non-employee director compensation program.
Partial Year of Service
If a non-employee director commences or terminates service after the beginning of a calendar year, other than for death or disability, then such director is eligible to receive 25% of the applicable annual retainer amount(s) for each partial or full calendar quarter completed during that calendar year. For termination upon death or disability, the entire applicable annual retainer amount(s) will vest upon termination. For all other terminations of service or for termination of service as Chairman or as member or chairperson of a Committee, any portion of any retainer paid to a director in the form of RSUs will be forfeited to the extent not vested on the date of termination of such service. For any partial year of service that a non-employee director serves on the Board, as Chairman or as a member or chairperson of a Board committee, then the portion (if any) of such director’s annual retainer amount(s) that are to be granted in the form of RSUs will be granted on the third business day after the date that the director is appointed to the Board, as Chairman or as a member or chairperson of a Board committee.

IRIDIUM COMMUNICATIONS INC.	18	2026 Proxy Statement

Limit on Annual Director Compensation
Under our 2015 Equity Incentive Plan, approved by stockholders at the 2025 annual meeting, total annual compensation for non-employee directors may not exceed $700,000. This limit applies to the combined value of any stock awards and cash fees paid to a director in a given calendar year, with stock awards valued at their grant date fair value for financial reporting purposes. As described in Proposal 4, this same limit is carried forward in our Amended 2015 Plan.
Stock Ownership Guidelines
Under our stock ownership guidelines, as amended in 2025, non-employee directors are required to hold shares of our common stock equal to at least five times their annual cash retainer. See “Executive Compensation—Other Executive Compensation Matters—Stock Ownership and Holding Guidelines” below.
Dividend Treatment
When the Company pays a dividend, directors are credited with additional RSUs instead of cash, calculated based on the number of shares underlying such director’s outstanding awards. These amounts are reflected in the “All Other Compensation” column of the table below.
2025 DIRECTOR COMPENSATION TABLE
The table below provides summary information concerning compensation paid or accrued by us during 2025 to or on behalf of our non-employee directors for services rendered during 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total ($)

Louis M. Alterman(5)	12,500	50,000	—	62,500
Thomas C. Canfield	—	275,000	124,326	399,326
Thomas J. Fitzpatrick	50,000	200,000	3,880	253,880
L. Anthony Frazier	—	290,000	13,041	303,041
Alvin B. Krongard(6)	—	282,500	58,976	341,476
Robert H. Niehaus	50,000	290,000	73,992	413,992
Admiral Eric T. Olson (Ret.)	65,000	215,000	77,237	357,237
Kay N. Sears(6)	66,250	200,000	3,880	270,130
Monique S. Shivanandan(7)	43,125	150,000	1,477	194,602
Jacqueline E. Yeaney	75,000	200,000	3,880	278,880
1.Amounts in this column represent cash retainers paid to the director for board and committee service. As described above, directors may elect to receive up to $50,000 of their annual board retainer and up to the full amount of their retainers for service on the audit, compensation and nominating and corporate governance committees in the form of RSUs. For board and committee service in 2025, the following directors elected to receive RSUs: 2,487 RSUs in lieu of $75,000 for Mr. Canfield; 2,984 RSUs in lieu of $90,000 for Mr. Frazier; 2,734 RSUs in lieu of $82,500 for Mr. Krongard; and 2,984 RSUs in lieu of $90,000 for Mr. Niehaus.
2.Stock awards consist solely of RSUs, which vest one year from the grant date. Amounts in this column represent the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”) but excluding estimated forfeitures, of RSU awards issued pursuant to our non-employee director compensation policy on January 6, 2025, including the value of the RSUs elected to be received in lieu of cash set forth in footnote 1 above.
3.The aggregate number of shares underlying unvested or vested and deferred RSU awards outstanding at December 31, 2025 and held by each non-employee director was as follows: 2,876 shares for Mr. Alterman; 218,329 shares for Mr. Canfield; 6,814 shares for Mr. Fitzpatrick; 22,902 shares for Mr. Frazier; 103,529 shares for Mr. Krongard; 129,941 shares for Mr. Niehaus; 135,635 shares for Admiral Olson; 6,814 shares for Ms. Sears; 4,988 shares for Ms. Shivanandan; and 6,814 shares for Ms. Yeaney.
4.Amounts in this column represent the dollar value of dividend equivalents credited in the form of additional RSUs. Dividend equivalents are credited at the same rate as cash dividends paid on the Company’s common stock.
5.Mr. Alterman was appointed to the board on December 4, 2025.

IRIDIUM COMMUNICATIONS INC.	19	2026 Proxy Statement

6.As of May 14, 2025, Mr. Krongard stepped down from his position as Chair and as a member of the Nominating and Corporate Governance Committee, resulting in cancellation of 165 shares (one half of the shares granted for his service as Chair), and Ms. Sears was appointed Chair of the Nominating and Corporate Governance Committee, resulting in a net increase of $3,750 for three quarters of service as the chair (instead of a full year as a committee member).
7.Ms. Shivanandan was appointed to the board on June 17, 2025 and joined the Compensation Committee as of the same date.
Management

EXECUTIVE OFFICERS
Our executive officers as of the date of this Proxy Statement are as follows:

Name	Age	Position	Executive Officer Since

Matthew J. Desch	68	Chief Executive Officer	2009
Vincent J. O’Neill	60	Chief Financial Officer	2025
Timothy J. Last	58	Executive Vice President, Sales and Marketing	2025
Suzanne E. McBride	57	Chief Operations Officer	2019
Kathleen A. Morgan	58	Chief Legal Officer and Corporate Secretary	2022
Scott T. Scheimreif	57	Executive Vice President, Government Programs	2012
Biographical Information for Mr. Desch and Ms. McBride is included above under the section titled “Director Biographies.”
EXECUTIVE BIOGRAPHIES
Vincent J. O’Neill, age 60, has served as our Chief Financial Officer since January 2025. Since joining Iridium in 2014, he has held roles of increasing responsibility within the finance organization. Mr. O’Neill served as Senior Vice President, Finance prior to assuming his current role, leading our annual budgeting, long-range financial planning, strategic transactions, and financing transactions functions. Before joining our company, he held various financial leadership roles with wireless and wireless infrastructure providers, including BT Cellnet (now Telfonica), Mobilitie and Sprint Nextel (now part of T-Mobile). Mr. O’Neill is a Chartered Management Accountant and holds an accounting and finance diploma from the Technological University of the Shannon in Ireland.
Timothy J. Last, age 58, has served as our Executive Vice President, Sales and Marketing since January 2025. Since joining Iridium in 2012, he has held roles of increasing responsibility within the sales and marketing organization. Mr. Last served as Senior Vice President and General Manager of our Americas region prior to assuming his current role, overseeing teams that handle sales, business and product development, and customer support for verticals including aviation, maritime, heavy equipment, transportation, asset tracking, utilities, and personal satellite messaging. Before joining our company, Mr. Last served in business development roles with the telecommunication companies Orbcomm and BT Global Services. He holds a Master of Science degree in telecommunications business from University College London.
Kathleen A. Morgan, age 58, has served as our Chief Legal Officer since January 2022 and served as Vice President, Corporate Law, of Iridium Satellite LLC from 2008 until her assumption of the Chief Legal Officer role. Ms. Morgan previously served as Assistant General Counsel and then Plan Administrator at Teleglobe USA Inc. and as Assistant Corporate Counsel at MCI Corporation. Ms. Morgan began her legal career at Dickstein Shapiro LLP practicing corporate and securities law. Ms. Morgan holds a Juris Doctorate from Georgetown University and a Bachelor of Science degree in Business Administration, with honors, from the University of North Carolina at Chapel Hill.
Scott T. Scheimreif, age 57, has served as our Executive Vice President, Government Programs since 2012 and previously served as our Vice President, Government Programs from 2008 to 2012. Mr. Scheimreif received his Bachelor of Science degree in Business Administration from Salisbury University.

IRIDIUM COMMUNICATIONS INC.	20	2026 Proxy Statement

PROPOSAL 2
Advisory Vote on Executive Compensation

At our 2023 annual meeting of stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote, every year. The Board has adopted a policy consistent with that preference. Accordingly, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, as required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this Proxy Statement. The compensation of our NEOs subject to the vote is disclosed in “Executive Compensation,” including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our NEOs is designed to enable us to attract, motivate and retain talented and experienced executives to lead our company successfully in a competitive environment.
The Board is asking stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related information disclosed in this Proxy Statement, is hereby APPROVED.”
Because the vote is advisory, it is not binding on us or the Board of Directors. Nevertheless, the views expressed by our stockholders, through this vote or otherwise, are important to management and the Board and the Board and the Compensation Committee therefore intend to consider the results of this vote in determining future executive compensation arrangements.
Advisory approval of this proposal requires the vote of the holders of a majority of the shares present at the meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting. Abstentions will be counted toward the tabulation of votes present and entitled to vote on proposals presented to the stockholders and will have the same effect as votes AGAINST. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.
Unless the Board modifies its policy regarding the frequency of soliciting advisory votes on the compensation of our NEOs, the next scheduled say-on-pay vote will be held at the 2027 annual meeting of stockholders. The next advisory vote on the frequency of solicitation of advisory stockholder approval of executive compensation will be held at the 2029 annual meeting of stockholders.

The Board of Directors Recommends a Vote “FOR” Proposal 2.

IRIDIUM COMMUNICATIONS INC.	21	2026 Proxy Statement

PROPOSAL 3
Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for our fiscal year ending December 31, 2026 and the Board has directed that management submit the selection of the independent registered public accounting firm for ratification by stockholders at the Annual Meeting. KPMG was appointed as our independent registered public accounting firm in 2022.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the Board is submitting the selection of KPMG to stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to continue to retain KPMG and may dismiss that firm or engage another firm without resubmitting the matter for stockholders’ approval. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year without stockholder approval if it determines that such a change would be in our best interests and those of our stockholders.
The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the meeting will be required to ratify the selection of KPMG. Abstentions will be counted toward the tabulation of votes present and entitled to vote on proposals presented to the stockholders and will have the same effect as votes AGAINST. We do not expect to have broker non-votes for Proposal 3 because the matter is considered “routine” under applicable stock exchange rules, which will allow brokers the discretion to vote uninstructed proxies on the proposal.
Representatives of KPMG are expected to be present at the virtual Annual Meeting and will be available to respond to appropriate questions.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
The following table presents aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024 by KPMG, all of which fees were pre-approved by our Audit Committee.

	Year Ended December 31,

	2025 ($)	2024 ($)

Audit fees (1)	1,141,000	1,117,511
Total fees	1,141,000	1,117,511
1.Fees for audit services include fees associated with the annual audit of our financial statements, the reviews of our interim financial statements included in our quarterly reports on Form 10-Q and incurred or estimated fees for statutory audits required by foreign jurisdictions.
PRE-APPROVAL POLICY AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Board of Directors Recommends a Vote “FOR” Proposal 3.

IRIDIUM COMMUNICATIONS INC.	22	2026 Proxy Statement

PROPOSAL 4
Approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan

We are requesting that our stockholders approve the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan (the “Amended 2015 Plan”), primarily to increase the number of shares of our common stock available for issuance under the 2015 Plan by 4,850,000. The Amended 2015 Plan was approved by our Compensation Committee on March 4, 2026, subject to approval by our stockholders. We refer to the Amended and Restated 2015 Equity Incentive Plan that was approved by our stockholders at our 2025 annual meeting of stockholders as the “2015 Plan.”
Equity awards have historically been and, we believe, will continue to be an integral component of our overall compensation program for our employees, directors and consultants. Approval of the Amended 2015 Plan by our stockholders will allow us to continue granting RSU awards, performance-based RSU awards, stock options and other awards at levels determined appropriate by our Board or Compensation Committee. The Amended 2015 Plan will also allow us to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of our employees, directors and consultants, and to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.
As of the date of this Proxy Statement, there are 5,711,827 shares available for issuance pursuant to awards under the 2015 Plan. If stockholders do not approve the Amended 2015 Plan, the shares available for future awards under the 2015 Plan would likely be exhausted in the next one to two fiscal years. In that event, we would be unable to issue equity-based awards and would have to rely on cash awards. An inability to grant equity-based awards would have negative consequences to us and our stockholders, including the inability to attract and retain executive leadership, inhibited pay for performance and alignment with stockholders, and increased cash compensation. This would make it more difficult to attract and retain an appropriate executive team and incentivize employees to drive long-term value creation and would limit cash available for non-compensation purposes.
The Amended 2015 Plan contains the following material changes from the 2015 Plan:
•Increased shares authorized for issuance. The addition of 4,850,000 shares authorized for issuance under the Amended 2015 Plan, which based on the number of shares remaining available under the 2015 Plan as of the date of this Proxy Statement, would result in a total availability of 10,561,827 shares, subject to adjustment for certain changes in our capitalization. Of these additional 4,850,000 shares, all are authorized for issuance pursuant to, among other things, the exercise of incentive stock options (“ISOs”) under the Amended 2015 Plan, and the last date an ISO may be granted is extended by approximately one year to March 4, 2036.
•Post-exercise holding period. Employees who exercise stock options or stock appreciation rights will be required to hold the net shares received (after any withholding obligations are satisfied) for at least one year before they can be sold or transferred. The holding period ends early if the employee leaves the Company, or if the Company undergoes a corporate transaction or change in control. This post-exercise holding period applies to all employees, including the CEO and other NEOs.
Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of stock represented and entitled to vote on the proposal either in person or by proxy. Abstentions will be counted toward the tabulation of votes present and entitled to vote on proposals presented to the stockholders and will have the same effect as votes AGAINST. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.
Key Plan Features
The Amended 2015 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:
•No liberal share counting or recycling. The following shares will not become available again for issuance under the Amended 2015 Plan: (i) shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award; (ii) shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award; (iii) any shares repurchased by us on the open market with the proceeds of

IRIDIUM COMMUNICATIONS INC.	23	2026 Proxy Statement

the exercise or purchase price of a stock award and (iv) in the event a stock appreciation right is settled in shares, the gross number of shares subject to such award.
•Minimum vesting requirements. The Amended 2015 Plan provides that no award will vest until at least 12 months following the date of grant of the award, except that up to 5% of the aggregate number of shares that may be issued under the Amended 2015 Plan may be subject to awards that do not meet such vesting requirements.
•Post-exercise holding period. The Amended 2015 Plan requires employees to hold shares received upon the exercise of incentive or nonstatutory stock options or stock appreciation rights for at least one year before they can be sold or transferred, except in certain limited circumstances.
•Specific disclosure of award vesting upon corporate transaction or change in control. The Amended 2015 Plan specifically provides that if any outstanding awards granted under the Amended 2015 Plan after it is in effect that are held by participants who have not terminated service prior to a change in control or corporate transaction are not assumed, continued or substituted for by the acquiror (or its parent) in the change in control or corporate transaction, the vesting of such awards will be accelerated in full, and with respect to any awards subject to performance-based vesting, vesting will be deemed satisfied at the greater of the target level or actual performance measured in accordance with the applicable performance goals as of the date of the transaction.
•Clawback/recovery. Awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with the following, as applicable: (i) the Iridium Communications Inc. Policy for Recoupment of Incentive Compensation, which applies to certain compensation received on or prior to October 1, 2023; (ii) the Iridium Communications Inc. Incentive Compensation Recoupment Policy, which applies to certain compensation received on or after October 2, 2023; (iii) any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law; and (iv) any other clawback policy that we adopt. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
•Repricing is not allowed without prior stockholder approval. The Amended 2015 Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards under the Amended 2015 Plan without prior stockholder approval.
•No evergreen provision. The Amended 2015 Plan authorizes a fixed number of shares and does not include an automatic “evergreen” provision, which ensures that any increase in shares available for issuance requires prior stockholder approval. This gives stockholders direct and ongoing input on our equity compensation programs.
•No liberal change in control definition. The change in control definition in the Amended 2015 Plan is not a “liberal” definition. A change in control transaction must occur for the change in control provisions in the Amended 2015 Plan to be triggered.
•No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 2015 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.
•No transferability to financial institutions for consideration without prior stockholder approval. Stock options and stock appreciation rights granted under the Amended 2015 Plan may not be transferred to any financial institution for consideration without prior stockholder approval.
•Administration by independent committee. The Amended 2015 Plan will be administered by the members of our Compensation Committee, all of whom are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act and “independent” within the meaning of the Nasdaq listing standards.
•Material amendments require stockholder approval. Consistent with Nasdaq rules, the Amended 2015 Plan requires stockholder approval of any material revisions to the Amended 2015 Plan.

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•Limit on non-employee director awards. The maximum number of shares subject to stock awards granted during any calendar year to any of our non-employee directors, taken together with any cash fees paid by us to that non-employee director during such calendar year, may not exceed $700,000 in total value (calculating the value of any such stock awards based on the grant date fair value used for financial reporting purposes).
•Restrictions on dividends. The Amended 2015 Plan provides that (i) no dividends or dividend equivalents may be paid with respect to any shares of our common stock subject to an award before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
The foregoing summary does not purport to be a complete description of all the provisions of, or proposed changes to, the Amended 2015 Plan and is qualified in its entirety by reference to the complete text of the Amended 2015 Plan, which is attached to this Proxy Statement as Exhibit A.
Stockholder Approval
If this Proposal 4 is approved by our stockholders, the Amended 2015 Plan will become effective as of the date of the Annual Meeting. If our stockholders do not approve this Proposal 4, the Amended 2015 Plan will not become effective, and the 2015 Plan will continue in effect in accordance with its terms.
Overhang
The following table provides certain additional information regarding our equity incentive program.

As of the record date (#)

Total number of shares of common stock subject to outstanding stock options (1)	189,440
Total number of shares of common stock subject to outstanding full value awards (2)	4,691,546
Total number of shares of common stock available under the 2015 Plan (3)	5,711,827
Total number of shares of common stock available under other equity incentive plans	—
Total number of additional shares of common stock requested in this Proposal 4	4,850,000
Total number of shares of common stock available under the Amended 2015 Plan if this Proposal 4 is approved by our stockholders	10,561,827
Total number of shares of common stock outstanding	105,717,973
Per-share closing price of common stock as reported on Nasdaq Global Select Market	26.30
1.As of the record date, outstanding options had a weighted-average remaining term of 2.09 years and a weighted-average exercise price of $15.74. Such outstanding options are not entitled to any dividends or dividend equivalent rights.
2.We refer to an “appreciation award” as a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and a “full value award” as any stock award that is not an appreciation award.
3.Each share issued as a full value award reduces the number of shares available for grant under the Amended 2015 Plan by 1.8 shares.
We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable
We continue to believe that equity incentive awards are a vital part of our overall compensation program. Our compensation philosophy reflects broad-based eligibility for equity incentive awards, and we grant awards to a majority of our employees. However, we recognize that equity incentive awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to ensure that we maximize stockholders’ value by granting the appropriate number of equity incentive awards necessary to attract, reward and retain employees and directors.

IRIDIUM COMMUNICATIONS INC.	25	2026 Proxy Statement

Burn Rate
The following table provides detailed information regarding the activity related to our equity incentive plans for fiscal years 2025, 2024 and 2023. The average burn rate over this three-year period was 1.78%.

	Fiscal Year 2025	Fiscal Year 2024	Fiscal Year 2023

Total number of shares of common stock subject to full value awards granted (1)	2,350,000	2,613,000	1,184,000
Weighted-average number of shares of common stock outstanding	107,240,000	118,566,000	125,598,000
Burn Rate (2)	2.19%	2.20%	0.94%
1.Each share issued as a full value award reduced the number of shares available for grant under the 2015 Plan by 1.8 shares. No stock options were granted in fiscal years 2023, 2024 or 2025.
2.Burn rate is calculated as: (shares subject to stock options granted + shares subject to full value awards granted) / weighted-average shares outstanding.
Description of the Amended 2015 Plan
The material terms of the Amended 2015 Plan are described below. The following description of the Amended 2015 Plan is a summary only and is qualified by reference to the complete text of the Amended 2015 Plan. Stockholders are urged to read the Amended 2015 Plan in its entirety, which is attached to this Proxy Statement as Exhibit A.
PURPOSE
The Amended 2015 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for our employees, directors and consultants to exert maximum efforts for the success of our company and our affiliates, and provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock.
TYPES OF AWARDS
The terms of the Amended 2015 Plan provide for the grant of ISOs, nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, RSU awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.
SHARES SUBJECT TO THIS PLAN
If the stockholders approve this Proposal 4, the number of shares available under the 2015 Plan would increase by 4,850,000 to 10,561,827, subject to adjustment for certain changes in our capitalization.
The number of shares available under the Amended 2015 Plan will also be increased from time to time by the number of “Prior Plans’ Returning Shares,” which refers to the following shares of our common stock subject to any outstanding stock award granted under the 2012 Plan or the Iridium Communications Inc. 2009 Stock Incentive Plan (the “2009 Plan”): (i) any shares subject to such stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that are not issued because such stock award is settled in cash; and (iii) any shares issued pursuant to such stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares.
The number of shares of our common stock available for issuance under the Amended 2015 Plan will be reduced by (i) one share for each share of common stock issued pursuant to an appreciation award (i.e., a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant), and (ii) 1.8 shares for each share of common stock issued pursuant to a full value award (i.e., any stock award that is not an appreciation award).
The Share Reserve will not be reduced by any of the following shares of our common stock and such shares will remain available for issuance under the Amended 2015 Plan: (i) any shares subject to a stock award that are not issued because such stock award expires or otherwise terminates without all of the shares covered by such stock award having been issued; and (ii) any shares subject to a stock award that are not issued because such stock award is settled in cash.

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Any shares of our common stock issued pursuant to a stock award that are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares (the “Amended 2015 Plan Returning Shares”) will revert to the Share Reserve and become available again for issuance under the Amended 2015 Plan.
The number of shares of our common stock available for issuance under the Amended 2015 Plan will be increased by (i) one share for each Prior Plans’ Returning Share or Amended 2015 Plan Returning Share subject to an appreciation award, and (ii) 1.8 shares for each Prior Plans’ Returning Share or Amended 2015 Plan Returning Share subject to a full value award.
The following shares of our common stock will not revert to the Share Reserve or become available again for issuance under the Amended 2015 Plan: (i) any shares that are reacquired or withheld (or not issued) by us to satisfy the exercise or purchase price of a stock award granted under the Amended 2015 Plan, the 2012 Plan or the 2009 Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award); (ii) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with a stock award granted under the Amended 2015 Plan, the 2012 Plan or the 2009 Plan; (iii) any shares repurchased by us on the open market with the proceeds of the exercise or purchase price of a stock award granted under the Amended 2015 Plan, the 2012 Plan or the 2009 Plan and (iv) in the event that a stock appreciation right granted under the Amended 2015 Plan or the 2012 Plan is settled in shares of common stock, the gross number of shares of common stock subject to such award.
ELIGIBILITY
All our (including our affiliates’) approximately 975 employees, nine non-employee directors who will be serving after the Annual Meeting, and approximately 10 consultants, in each case, as of the record date, are eligible to participate in the Amended 2015 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the Amended 2015 Plan only to our employees (including officers) and employees of our affiliates.
NON-EMPLOYEE DIRECTOR COMPENSATION LIMIT
Under the Amended 2015 Plan, the maximum number of shares of our common stock subject to stock awards granted during any one calendar year to any of our non-employee directors, taken together with any cash fees paid by us to that non-employee director during such calendar year, will not exceed $700,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes).
ADMINISTRATION
The Amended 2015 Plan will be administered by our Board, which may in turn delegate authority to administer the Amended 2015 Plan to a committee. Our Board has concurrently delegated authority to administer the Amended 2015 Plan to our Compensation Committee, but may, at any time, revest in itself some or all the power delegated to our Compensation Committee. The Board and the Compensation Committee are each considered to be a “Plan Administrator” for purposes of this Proposal 4. Subject to the terms of the Amended 2015 Plan (including certain minimum vesting requirements (see “Minimum Vesting Requirements” below)), the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares of our common stock subject to or the cash value of awards, and the terms and conditions of awards granted under the Amended 2015 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise or strike price of stock options and stock appreciation rights granted under the Amended 2015 Plan.
The Plan Administrator may also delegate to one or more persons or bodies the authority to designate employees who are not officers to be recipients of certain stock awards, the number of shares of our common stock subject to such stock awards, and the terms of such stock awards. The delegatee(s) may not grant stock awards to themselves.
REPRICING; CANCELLATION AND RE-GRANT OF STOCK AWARDS
Under the Amended 2015 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise or strike price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise or strike price greater than the then-current fair market value of our common stock in exchange for cash or other stock awards without obtaining the approval of our stockholders. Such approval must be obtained within 12 months prior to such an event.

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MINIMUM VESTING REQUIREMENTS
Under the Amended 2015 Plan, no award will vest (or, if applicable, be exercisable) until at least 12 months following the date of grant of the award; provided, however, that up to 5% of the Share Reserve may be subject to awards that do not meet such vesting (and, if applicable, exercisability) requirements.
DIVIDENDS AND DIVIDEND EQUIVALENTS
The Amended 2015 Plan provides that dividends or dividend equivalents may be paid or credited with respect to any shares of our common stock subject to an award, as determined by the Board and contained in the applicable award agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of the applicable award agreement (including any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to us on the date such shares are forfeited to or repurchased by us due to a failure to vest.
STOCK OPTIONS
Stock options may be granted under the Amended 2015 Plan pursuant to stock option agreements. The Amended 2015 Plan permits the grant of stock options that are intended to qualify as ISOs and NSOs.
The exercise price of a stock option granted under the Amended 2015 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.
The term of stock options granted under the Amended 2015 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability or death (or the participant dies within a specified period, if any, following termination of continuous service), the participant, or their beneficiary, as applicable, may exercise any vested stock options for up to 12 months following the participant’s termination due to the participant’s disability or for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause (as defined in the Amended 2015 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any common stock received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the Amended 2015 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.
Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), stock options granted under the Amended 2015 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the Amended 2015 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

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The Plan Administrator may impose limitations on the transferability of stock options granted under the Amended 2015 Plan in its discretion. Generally, a participant may not transfer a stock option granted under the Amended 2015 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death. Notwithstanding the foregoing, no stock option may be transferred to any financial institution for consideration without prior stockholder approval.
LIMITATIONS ON INCENTIVE STOCK OPTIONS
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:
•the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
•the term of the ISO must not exceed five years from the date of grant.
If the stockholders approve this Proposal 4, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2015 Plan would not change, but all of the additional 4,850,000 shares would be authorized for issuance pursuant to, among other things, the exercise of ISOs.
STOCK APPRECIATION RIGHTS
Stock appreciation rights may be granted under the Amended 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of the common stock subject to the stock appreciation right on the date of grant. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), the Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the Amended 2015 Plan.
RESTRICTED STOCK AWARDS
Restricted stock awards may be granted under the Amended 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us or any of our affiliates, or any other form of legal consideration acceptable to the Plan Administrator. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), shares of our common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

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RESTRICTED STOCK UNIT AWARDS
RSU awards may be granted under the Amended 2015 Plan pursuant to RSU award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. An RSU award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the RSU award agreement. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our common stock covered by an RSU award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all the same terms and conditions of the underlying RSU award. Except as otherwise provided in a participant’s RSU award agreement or other written agreement with us or one of our affiliates, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
PERFORMANCE AWARDS
The Amended 2015 Plan allows us to grant performance stock and cash awards.
A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.
A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. Subject to certain minimum vesting requirements (see “Minimum Vesting Requirements” above), the length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator. The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide the option for the participant’s performance cash award to be paid in cash or other property.
Performance goals under the Amended 2015 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before and after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets, including without limitation corporate or by product line or business unit; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) average debt interest rate; (29) implementation or completion of projects or processes; (30) user satisfaction; (31) user retention; (32) customer satisfaction; (33) customer retention; (34) churn; (35) average monthly revenue per unit for any one or more products or product lines; (36) stockholders’ equity; (37) capital expenditures; (38) debt levels; (39) compliance with debt covenants; (40) operating profit or net operating profit; (41) net income; (42) growth of net income, operating profit or net operating profit; (43) billings; (44) bookings; (45) the number of users/subscribers, including but not limited to unique users/subscribers; (46) employee retention and/or satisfaction; (47) Operational EBITDA or OEBITDA margin; (48) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of products and services, including Iridium NTN DirectSM; (49) subscriber activations (on a net or gross basis) for one or more product lines, including but not limited to handsets, data devices, netted products, Short-Burst Data®, Iridium Messaging Transport®, IoT, midband, broadband, Iridium CertusSM, waveform and chipsets; (50) achievement of milestones related to the design, development, manufacture, contractual management, deployment, launch and/or operation of satellites; (51) achievement of financing goals; (52) sales achievements (including but not limited to number of units sold) for products, including but not limited to handsets, data devices, netted products, Short-Burst Data, Iridium Messaging Transport, midband, broadband, Iridium Certus, waveform and chipsets; (53) number of units sold or activated (of any type of subscriber); (54) hosted payload

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revenue or service contracts, or equity investments in another entity that provides or will provide hosted payload services; (55) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of hosted payloads; (56) performance of the then-current satellite constellation; (57) business metrics used to measure quality or performance; (58) successful negotiation or renegotiation of contracts with significant customers; (59) successful negotiation, completion or integration of acquisition(s) or divestiture(s); and (60) other measures of performance selected by the Plan Administrator.
Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Plan Administrator is authorized to make appropriate adjustments in the method of calculating the attainment of performance goals for a performance period as follows: (1) to include or exclude restructuring and/or other non-recurring charges; (2) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to include or exclude the effects of purchase accounting adjustments; (7) to include or exclude a geographical region; (8) to include or exclude the effect of payment of bonuses under any cash bonus plan of the company; (9) to include or exclude the effect of stock-based compensation and/or deferred compensation; (10) to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item; (11) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (12) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (13) to include or exclude the effects of divestitures, acquisitions or joint ventures; (14) to include or exclude the effects of discounted operations that do not qualify as a segment of a business unit under generally accepted accounting principles; (15) to assume that any business divested by the company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (16) to include or exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (17) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”)); (18) to reflect any partial or complete corporate liquidation; (19) to reflect shippable backlog; (20) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology; and (21) to make other appropriate adjustments selected by the Plan Administrator.
In addition, the Plan Administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
OTHER STOCK AWARDS
Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other stock awards under the Amended 2015 Plan. Subject to the terms of the Amended 2015 Plan (including certain minimum vesting requirements (see “Minimum Vesting Requirements” above)), the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other terms and conditions of such other stock awards.
CLAWBACK/RECOVERY
Awards granted under the Amended 2015 Plan will be subject to recoupment in accordance with the following, as applicable; (i) the Iridium Communications Inc. Policy for Recoupment of Incentive Compensation, which applies to certain compensation received on or prior to October 1, 2023; (ii) the Iridium Communications Inc. Incentive Compensation Recoupment Policy, which applies to certain compensation received on or after October 2, 2023; (iii) any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law; and (iv) any other clawback policy that we adopt. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

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CHANGES TO CAPITAL STRUCTURE
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
CORPORATE TRANSACTION AND CHANGE IN CONTROL
The following provisions will apply to outstanding awards granted under the Amended 2015 Plan after it is in effect in the event of a corporate transaction (as defined in the Amended 2015 Plan and described below) or a change in control (as defined in the Amended 2015 Plan and described below) unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy. For purposes of this Proposal 4, the term “Transaction” will mean such corporate transaction or change in control.
In the event of a Transaction, any surviving or acquiring corporation (or its parent company) may assume or continue any or all outstanding awards granted under the Amended 2015 Plan, or may substitute similar stock awards for such outstanding awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the company pursuant to the Transaction), and any reacquisition or repurchase rights held by us in respect of shares issued pursuant to any outstanding awards under the Amended 2015 Plan may be assigned to the surviving or acquiring corporation (or its parent company).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards granted under the Amended 2015 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants whose continuous service has not terminated prior to the effective time of the Transaction (the “Current Participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full (and with respect to any performance stock awards, vesting will be deemed satisfied at the greater of the target level or actual performance measured in accordance with the applicable performance goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Plan Administrator will determine (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the closing or completion of the Transaction).
In the event of a Transaction in which the surviving or acquiring corporation (or its parent company) does not assume or continue outstanding awards granted under the Amended 2015 Plan, or substitute similar stock awards for such outstanding awards, then with respect to any such awards that have not been assumed, continued or substituted and that are held by participants other than the Current Participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Plan Administrator; provided, however, that any reacquisition or repurchase rights held by us with respect to such awards will not terminate and may continue to be exercised notwithstanding the Transaction.
Notwithstanding the foregoing, in the event any outstanding award granted under the Amended 2015 Plan held by a participant will terminate if not exercised prior to the effective time of a Transaction, the Plan Administrator may provide that the participant may not exercise such award but instead will receive a payment, in such form as may be determined by the Plan Administrator, equal in value to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of such award immediately prior to the effective time of the Transaction (including, at the discretion of the Plan Administrator, any unvested portion of such award), over (ii) any exercise price payable by the participant in connection with such exercise.
Unless otherwise provided in the instrument evidencing an award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy, no additional acceleration of vesting or exercisability of any outstanding award granted under the Amended 2015 Plan after it is in effect will occur upon or after a change in control.
For purposes of the Amended 2015 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of more than 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

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For purposes of the Amended 2015 Plan, a change in control generally will be deemed to occur in the event: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board members or their approved successors.
PLAN AMENDMENTS AND TERMINATION
The Plan Administrator will have the authority to amend or terminate the Amended 2015 Plan at any time. However, except as otherwise provided in the Amended 2015 Plan or an award agreement, no amendment or termination of the Amended 2015 Plan may materially impair a participant’s rights under their outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the Amended 2015 Plan as required by applicable law and listing requirements. No ISOs may be granted under the Amended 2015 Plan after March 4, 2036.
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the Amended 2015 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current United States federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on such participant’s particular situation, each participant should consult their tax adviser regarding the United States federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the Amended 2015 Plan. The Amended 2015 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
NONSTATUTORY STOCK OPTIONS
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.
INCENTIVE STOCK OPTIONS
The Amended 2015 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under Code Section 422, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

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If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.
For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment considered with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.
We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.
RESTRICTED STOCK AWARDS
Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following the receipt of such stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.
RESTRICTED STOCK UNIT AWARDS
Generally, the recipient of an RSU award structured to comply with the requirements of Section 409A of the Code or qualify for an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the fair market value of the stock received. To the extent that an RSU award does not qualify for an exception to Section 409A of the Code, and in order to comply with the requirements of Section 409A of the Code, the stock subject to an RSU award may generally only be delivered in connection with one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If an RSU award does not comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from an RSU award will be equal to the ordinary income recognized when the stock is delivered.
Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.

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STOCK APPRECIATION RIGHTS
Generally, if a stock appreciation right is granted with an exercise price no less than the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
SECTION 162(m) LIMITATIONS
Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2015 Plan will be subject to the deduction limit under Section 162(m) of the Code.
New Plan Benefits under Amended 2015 Plan
The awards, if any, that will be made to eligible grantees under the Amended 2015 Plan are subject to the discretion of the Board and Compensation Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to eligible grantees under the Amended 2015 Plan. For more information on the awards granted under the 2015 Plan to our NEOs in 2025, see the section below titled “Grants of Plan-Based Awards.” For more information on the awards granted under the 2015 Plan to our directors in 2025, see the section above entitled “2025 Director Compensation Table.”

The Board of Directors Recommends a Vote “FOR” Proposal 4.

IRIDIUM COMMUNICATIONS INC.	35	2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of our common stock as of March 23, 2026 by (i) each director and nominee, (ii) each of the executive officers named in the Summary Compensation Table, (iii) all of our executive officers and current directors as a group and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)

Beneficial Owner	Number of Shares (#)	Percentage (%)

5% Holders
BlackRock, Inc. (2)	13,072,774	12.4%
Baralonco Limited (3)	10,432,489	9.9%
Named Executive Officers, Directors and Director Nominees
Matthew J. Desch (4)	1,047,401	*
Vincent J. O’Neill	24,290	*
Suzanne E. McBride (5)	197,184	*
Kathleen A. Morgan	51,799	*
Scott T. Scheimreif	157,826	*
Robert H. Niehaus (6)	318,475	*
Louis M. Alterman	—	*
Thomas C. Canfield (7)	255,011	*
Thomas J. Fitzpatrick (8)	256,573	*
L. Anthony Frazier (9)	35,407	*
Alvin B. Krongard (10)	351,158	*
Eric T. Olson (11)	144,905	*
Kay N. Sears	19,204	*
Monique S. Shivanandan	—	*
Jacqueline E. Yeaney	14,429	*
All current directors and executive officers as a group (16 persons) (12)	2,898,848	2.7%
*Less than 1% of the outstanding shares of common stock.
1.This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 105,717,973 shares outstanding on March 23, 2026. Shares of common stock issuable under options that are exercisable as of March 23, 2026 or within 60 days of March 23, 2026 and shares underlying RSUs that are vested but not yet settled as of March 23, 2026 or will vest within 60 days of March 23, 2026 are deemed beneficially owned, and such shares are used in computing the percentage ownership of the person holding the options or RSUs, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Shares underlying vested but not yet settled RSUs held by our non-employee directors will be released six months following the termination of such director’s service for grants prior to 2026.

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2.This information has been obtained from a Schedule 13G/A filed on January 8, 2026 by BlackRock, Inc., which states that BlackRock, Inc. has sole dispositive power with respect to all the shares and sole voting power with respect to 12,854,017 of the shares. The principal business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
3.This information has been derived from a Schedule 13D/A filed on November 26, 2025 by Baralonco Limited, the estate of the late Khalid bin Abdullah bin Abdulrahman, and Fahd bin Khalid bin Abdullah bin Abdulrahman, as legal representative of the estate, which states that the filing persons have shared voting power and shared dispositive power with respect to all the shares. The principal business address of Baralonco Limited is: Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands VG1110.
4.Includes 53,300 shares of common stock held by the Matt and Ann Desch Foundation, a charitable foundation, over which the reporting person has voting and investment power.
5.Includes 27,154 shares issuable upon exercise of stock options.
6.Includes 120,062 shares underlying vested RSUs. Also includes 20,000 shares of common stock held by The Robert and Kate Niehaus Foundation, a nonprofit tax-exempt organization, over which Mr. Niehaus possesses voting and investment power.
7.Consists of 218,329 shares underlying vested RSUs and 36,682 shares held by a grantor retained annuity trust of which Mr. Canfield is the trustee and sole annuitant.
8.Includes 6,814 shares underlying vested RSUs.
9.Includes 22,902 shares underlying vested RSUs.
10.Includes 103,529 shares underlying vested RSUs. Excludes 160,983 shares held by The Krongard Irrevocable Equity Trust dated June 30, 2009, a trust held for the benefit of Mr. Krongard’s children.
11.Includes 128,311 shares underlying vested RSUs.
12.Includes 599,947 shares underlying vested RSUs.

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Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to all our equity compensation plans in effect as of December 31, 2025:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($)(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)(2) (c)

Equity compensation plans approved by security holders:	4,244,103	0.72	9,068,350
Equity compensation plans not approved by security holders(3):	—	—	—
Total	4,244,103	0.72	9,068,350
1.Includes 4,048,663 shares issuable upon the settlement of RSUs without consideration. The weighted average exercise price of the outstanding options and rights other than these RSUs is $15.60 per share. There are no warrants outstanding under our equity compensation plans.
2.The number of shares of common stock available for issuance under our Amended and Restated 2015 Equity Incentive Plan is reduced by (i) one share for each share of common stock issued pursuant to an appreciation award, such as a stock option or stock appreciation right with an exercise or strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.8 shares for each share of common stock issued pursuant to any stock award that is not an appreciation award, also known as a “full value award.”
3.We do not maintain any equity compensation plans that were not approved by our stockholders.

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Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis explains our compensation philosophy, policies and practices for the following executive officers, who are referred to in this Proxy Statement as our NEOs:

Name	Title

Matthew J. Desch	Chief Executive Officer
Vincent J. O’Neill	Chief Financial Officer
Suzanne E. McBride	Chief Operations Officer
Kathleen A. Morgan	Chief Legal Officer and Corporate Secretary
Scott T. Scheimreif	Executive Vice President, Government Programs
We present our Compensation Discussion and Analysis in the following sections:
1.Executive Summary (page 39). In this section, we provide an overview of our business and 2025 performance highlights, discuss certain aspects of our executive compensation program, and discuss the response of our Compensation Committee to the 2025 stockholder advisory vote on NEO compensation.
2.Executive Compensation Program (page 43). In this section, we describe our executive compensation philosophy, the use of a compensation consultant and peer group data, and the material components of our executive compensation program. We also describe the reasons for providing, and manner of structuring, the key compensation elements in 2025.
3.Other Executive Compensation Matters (page 53). In this section, we provide an overview of our policies related to equity compensation grants, minimum stock ownership, change in control, severance and employee benefits, and executive compensation clawbacks. We also review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.
Executive Summary
Business Overview. We are a leading provider of global voice, data, and positioning, navigation and timing (PNT) satellite services. We are the only commercial provider of communications services offering true global coverage, connecting people, organizations and assets to and from anywhere, in real time. Our low-Earth orbit (LEO), L-band satellite network provides specialized, reliable, weather-resilient communications services to regions of the world where terrestrial wireless or wireline networks do not exist or are limited, including remote land areas, open ocean, airways, the polar regions and regions where the telecommunications infrastructure has been affected by political conflicts or natural disasters.
Our primary business is to provide services to businesses, U.S. and foreign governments, non-governmental organizations and consumers via our satellite network, which has an architecture of 66 operational satellites with in-orbit spares and related ground infrastructure. We utilize an interlinked mesh architecture to route traffic across the satellite constellation using radio frequency crosslinks between satellites. This unique architecture minimizes the need for ground facilities to support the constellation, which facilitates the global reach of our services and allows us to offer services in countries and regions where we have no physical presence.
2025 Business Highlights. In 2025, we achieved record total revenue and continued strong cash flow. The continued success of our wholesale business model is a testament to the strength of our global partner network and the growing demand for our safety services and mobility platform.

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In 2025, we generated total revenue of $871.7 million, a 5% year-over-year increase, and ended the year with 2,537,000 worldwide subscribers, a 3% year-over-year increase. Total service revenue was $634.0 million in 2025, an increase of 3% compared to 2024, primarily as a result of a 9% increase in Commercial Internet of Things (IoT) data revenue and a 3% increase in commercial voice and data revenue, partially offset by a 10% decline in broadband revenue. Engineering and support revenue was $156.6 million in 2025, a 26% increase compared to 2024, primarily due to increased work under certain government projects, predominantly the contract awarded by the Space Development Agency. Subscriber equipment revenue was $81.1 million, an 11% decrease from 2024.
Net income was $114.4 million in 2025, compared to $112.8 million in 2024. Net income in 2024 included a $19.8 million one-time gain on the acquisition of Satelles, Inc. OEBITDA was $495.3 million, a 5% increase from $470.6 million in 2024. Capital expenditures were $100.3 million in 2025, including $4.6 million in capitalized interest.
In addition to delivering solid year-over-year subscriber growth and financial performance, we repurchased 6.8 million shares for a total purchase price of approximately $185.0 million and paid total dividends of $62.9 million in 2025. Our Board increased our per share quarterly dividend payments by approximately 5% compared to 2024.
IMPORTANT FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM. Our executive compensation program is designed to attract, reward and retain a talented, innovative and entrepreneurial team of executives to fulfill our business objectives. To do so, we believe that a majority of our executives’ target compensation should be based on performance, both of the individual and of our business. We structure our variable compensation programs to recognize both short-term and long-term contributions. The important features of our executive compensation program include:
•Annual Incentives Tied to Performance – A significant portion of executive compensation is at-risk, performance-based compensation in the form of an annual incentive bonus opportunity that is based on achievement of a combination of financial, strategic and operational goals selected annually by our Compensation Committee. For 2025, the first 60% of each executive’s target annual incentive bonus award was paid in the form of RSUs that vested only upon the Compensation Committee’s certification of achievement of pre-established performance goals and continued service through the vesting date in March 2026. The remaining portion of the annual incentive bonus was paid in cash. For 2026, the annual incentive bonus will be paid entirely in cash. See “2026 Bonus Plan Structure” for more information.
•Significant Percentages of Compensation At-Risk – Our executive compensation is heavily weighted toward at-risk, performance-based compensation in the form of an annual incentive bonus opportunity and long-term equity program which are earned based on performance and continued service. As reflected in the charts below, in 2025, at-risk compensation represented 88% of our CEO’s total direct target compensation, and an average of 83% of our other NEOs’ total direct target compensation. In 2025, at-risk compensation consisted of (i) annual incentive bonus awards paid in RSUs and cash and (ii) long-term service-based and performance-based RSU grants.

■	Base Salary	■	Annual Bonus	■	Long-Term Equity Incentives

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•Long-Term Equity Incentive Awards – In 2025, 72% of our NEOs’ total direct target compensation and 76% of our CEO’s total direct target compensation was in the form of long-term equity incentives, comprised 50% of service-based RSUs vesting over three years and 50% of performance-based RSUs.
•Performance-Based Equity Awards – Long-term performance-based equity incentive awards are subject to the achievement of pre-established performance criteria over a two-year performance period. Upon certification of the achievement level, one-half of the earned award vests and the remainder continues to be subject to service-based vesting through the third anniversary of the award’s grant date. In 2025, we also granted RSUs in connection with our annual incentive bonus plan that vest based on the achievement of pre-established annual performance goals, as described above. In 2026, the Compensation Committee approved a change in our long-term equity-based compensation program intended to better align executive’s compensation with long-term stockholder value creation during a period of significant industry uncertainty. See “Changes to Long-term Equity Compensation Structure for 2026” below for additional information.
•Reasonable Cash Severance Amounts – The cash severance benefits that we offer to our executives are reasonable and in line with peer company practices.
•Limited Executive Perquisites – We provide limited perquisites to our executive officers. In 2025, this consisted only of financial counseling and tax preparation services for executive officers other than our CEO and reimbursement for the cost of executive physicals and concierge medical services, the latter of which we provided on a tax-neutral basis.
•No Excise Tax Gross-Up Benefits – We do not provide our executive officers with any excise tax gross-ups.
•No Pension or SERP Benefits – We do not provide any defined benefit pension plans or supplemental employee retirement plans to our executive officers.
•Meaningful Executive Stock Ownership Guidelines – Our executives are required to comply with our long-standing stock ownership guidelines. Our CEO is required to accumulate shares of our common stock with a value equal to at least six times his annual base salary, and our executive vice presidents, including our chief financial officer, chief operations officer and chief legal officer, are required to accumulate shares of our common stock with a value equal to at least two times their annual base salaries. Unvested or unearned RSUs contingent upon performance criteria and unexercised stock options or similar awards are not counted toward meeting the guidelines.
•Prohibition of Hedging and Pledging Transactions – Our insider trading policy prohibits our employees, including our executives, directors and consultants, from hedging or pledging the economic interest in the Iridium shares they hold.
•Use of Independent Compensation Consultant – Our Compensation Committee has retained an independent compensation consultant for guidance in making compensation decisions.
•Use of Peer Group and Market Data – Our Compensation Committee reviews market practices and makes internal comparisons among our executives when making compensation decisions.
•Incentive Compensation Recovery Policy – In connection with the implementation of SEC and stock exchange clawback policy requirements, our Board adopted a new compensation recovery policy that became effective in October 2023. The policy requires us to recover cash and equity compensation from an executive officer in the event we are required to restate our financial results due to material noncompliance with financial reporting requirements effective for compensation received on or after October 2, 2023. Our prior compensation recovery policy, adopted in 2019, remains in effect for compensation received prior to October 2, 2023.
•Appropriate Compensation Risk – We structure our executive compensation programs to minimize the risk of inappropriate risk-taking by our executives.
•Pay-for-Performance Philosophy. Our Compensation Committee applies a pay-for-performance philosophy and structures a significant portion of our NEOs’ target total direct compensation to be variable, at risk and tied directly to our performance over the short- and long-term.

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ANNUAL PERFORMANCE BONUS PLAN. The Compensation Committee adopted the performance goals for our 2025 annual performance bonus plan in February 2025 and certified achievement in February 2026. Our CEO and our other executive officers received a payout of 90% of their target bonuses. The payout was the result of achieving 100% of our 2025 operational EBITDA financial target, as well as achieving some, but not all, of our strategic and operational goals set forth in the bonus plan for 2025. Consistent with prior years, the Compensation Committee assigned a significant weight to the operational EBITDA goal in 2025, which represented 70% of the target incentive bonus, with up to an additional 70% credit for outperformance above the target. Under the terms of our 2025 annual incentive bonus plan, 60% of each executive’s target incentive bonus earned for the 2025 calendar year was paid in the form of RSUs, with the remaining amount earned being paid in cash. The number of RSUs subject to the target awards was calculated by dividing a dollar value target by the closing price of our common stock on March 1, 2025, the date of grant for such awards.
LONG-TERM EQUITY COMPENSATION. In 2025, over 70% of target compensation was long-term equity-based, half of which is subject to service-based vesting and half of which is subject to performance-based vesting. We believe the granting of long-term equity compensation promotes long-term decision-making, enhances retention and aligns compensation with stockholder interests because the value that may be realized from these equity awards is directly tied to our stock price performance over a multi-year period, during which time a NEO must continue to provide effective and satisfactory services to us for such equity awards to vest. The performance-based RSU awards granted to our NEOs in 2025 linked a portion of their equity-based awards to achievement of specific financial performance targets. Achievement of these awards is determined on a sliding scale based on specified achievement levels for the performance goals over a two-year performance period. Upon certification of the performance goal achievement level for the two-year performance period, one-half of the earned award vests and the remainder continues to be subject to service-based vesting through the third anniversary of the award’s grant date. The achievement percentage for awards granted in 2025 will be determined in February 2027. For changes made to the long-term equity compensation granted in 2026, see “Changes to Long-term Equity Compensation Structure for 2026.” The percentage of performance-based RSUs that have vested in the last 10 years, as a percentage of the target achievement, is as follows:
2025 SAY-ON-PAY VOTE. We conduct an advisory vote on executive compensation, or say-on-pay vote, on an annual basis. At our 2025 annual meeting of stockholders, approximately 86.9% of the votes cast on the say-on-pay proposal supported the proposal, which we believe indicates strong support for our executive compensation program as currently structured. Our Board and our Compensation Committee value the opinions of our stockholders, and we believe that it is important for our stockholders to have an opportunity to vote on this proposal annually, which is consistent with the frequency preferred by our stockholders who voted on the preferred frequency at our stockholder meeting in 2023. Our Compensation Committee’s decisions regarding compensation for 2025 reflected our say-on-pay vote result in 2024, which was supported by approximately 94.3% of the votes cast on the proposal. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.
Our Compensation Committee has considered the results of the advisory vote in the context of our overall compensation philosophy, policies and decisions. Although the percentage of votes supporting the 2025 advisory say-on-pay vote was high, it was lower than in recent prior years. We sought to understand the reduction in support, including by offering to meet with all of our top 50 stockholders that we identified as voting against. The Compensation Committee did not make any decisions for 2026 compensation solely based on the 2025 advisory vote. However, it will continue to seek and monitor feedback from our stockholders on our executive compensation program and will consider such feedback in future compensation actions.

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Executive Compensation Program
OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM
Our executive compensation program emphasizes a total compensation philosophy, focused on pay-for-performance, inclusive of both cash and equity incentives, and a mix of long-term and annual compensation. We design our executive compensation programs to:
•provide a competitive compensation package to attract and retain talented individuals to manage and operate all aspects of our business;
•motivate our executives to achieve corporate and individual objectives that promote the growth and profitability of our business, as measured by objective goals; and
•align the interests of our executive officers with those of our stockholders.
To meet these objectives, in 2025, we provided fixed base salary, performance-based annual incentives, in both cash and RSUs, performance-based and service-based long-term equity incentive awards, broad-based employee benefits with limited perquisites, and responsible severance benefits. We do not have formal policies for allocating compensation between long-term and currently paid-out compensation, or between cash and non-cash compensation, but rather, the Compensation Committee makes determinations regarding the allocation of compensation based on the best interests of our company, with the goal of encouraging and rewarding performance. Aggregate equity incentive award target values for our executive officers, expressed in dollars, in 2025 were allocated 50% to service-based vesting awards and 50% to performance-based RSU awards to provide retentive value and reward achievement of our corporate strategic objectives.
Role of the Compensation Committee
Our Compensation Committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to our executive officers, directors, and other members of senior management, including the administration of our equity plans and employee benefit plans which support our broader employee population. As part of this responsibility, the Compensation Committee establishes, reviews and modifies the compensation structure for our NEOs. However, the Compensation Committee may, in its discretion and in accordance with the philosophy of making all information available to our Board, present executive compensation matters to the entire Board for its review and approval.
As part of its deliberations in any given year, the Compensation Committee may review and consider materials, such as studies and reports prepared by its compensation consultant; other publicly available information, such as compensation surveys; financial reports and projections; operational data; tax and accounting information that set forth the total compensation that may become payable to executives in various hypothetical scenarios; executive and director stock ownership information; our common stock performance data; analyses of historical executive compensation levels and current company-wide compensation levels; and the recommendations of our CEO and the Compensation Committee’s independent compensation consultant.
Role of Management
Our Compensation Committee solicits and considers the performance evaluations and compensation recommendations for our NEOs submitted by our CEO. Generally, our CEO and chief legal officer attend meetings of the Compensation Committee. The Compensation Committee conducts a formal performance evaluation of each of our NEOs annually, with informal commentary discussed as needed throughout the year. Our CEO prepares and presents these evaluations and recommendations to our Compensation Committee outside of the presence of any other executive officers. However, our Compensation Committee retains the final authority to make all compensation decisions. Our Compensation Committee meets in executive session after our CEO has reviewed his evaluations and reports back to management on the results of their deliberations.
Our legal, finance and human resources departments work with our CEO to design and develop recommended compensation programs for our NEOs and other senior executives, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer data comparisons and other briefing materials, and ultimately to implement the decisions of the Compensation Committee. Members of our legal department also meet separately with the Compensation Committee’s independent compensation consultant to convey information on proposals that management may make to the Compensation Committee, as well as to allow the consultant to collect information about us to develop its own proposals. No executive officer participated directly in the final determinations of the Compensation Committee regarding the amount of any component of such executive’s own 2025 compensation package.

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Use of Compensation Consultant
Since 2022, our Compensation Committee has engaged ClearBridge Compensation Group LLC (“ClearBridge”), a national executive compensation consulting firm, as its independent compensation consultant to assist the Compensation Committee with evaluating our executive and director compensation programs and to make recommendations to ensure that our compensation programs remain competitive in attracting and retaining talented executives, directors and employees. As part of its review in advance of our 2025 calendar year, in the fall of 2024, ClearBridge provided the Compensation Committee with the following services:
•assisted the Compensation Committee with evaluating our executive and director compensation programs and made recommendations for our 2025 compensation programs to ensure that our programs remain competitive in attracting and retaining talented executives, directors and employees;
•assisted the Compensation Committee in reviewing and developing an updated group of peer companies to use as a reference in making 2025 compensation decisions;
•assisted with the further development of the Compensation Committee’s executive pay philosophy;
•evaluated corporate governance best practices;
•reviewed our equity incentive plan utilization;
•prepared an analysis of our compensation practices with respect to base salaries, annual bonuses and long-term incentive grants against market practices; and
•reviewed and provided recommendations on the compensation program for our non-employee directors.
In the fall of 2025, ClearBridge performed a similar set of services for our Compensation Committee in making its 2026 compensation decisions.
The Compensation Committee has the authority to hire and terminate its compensation consultant. We pay the cost for the consultant’s services. Representatives of the compensation consultant attend meetings of the Compensation Committee at the request of the Compensation Committee. The Chair of the Compensation Committee also communicates separately with the compensation consultant at his discretion. If and as requested by the Compensation Committee, the compensation consultant gathers information from management that it deems necessary to perform its duties to the Compensation Committee. In addition, as described above, members of our legal department also meet separately with the compensation consultant to convey information on proposals that management may make to the Compensation Committee. ClearBridge has not provided any other services to us related to executive compensation or non-executive director compensation.
The Compensation Committee regularly reviews the performance and independence of its compensation consultant and of each individual employee of the consulting firm who directly provides services to us. The Compensation Committee annually considers whether the compensation consultant should continue to serve as its independent advisor. The Compensation Committee requested information from the compensation consultant about potential conflicts of interest, and in particular, considered the fact that ClearBridge has not provided other executive compensation services to us and that the individual representatives of ClearBridge who work directly with the Compensation Committee have no other business or personal relationships with us, our management or the Board. The Compensation Committee also considered ClearBridge’s policies on ethics, stock ownership and conflicts of interest, and the fact that the total revenue that ClearBridge received from us in 2025 did not constitute a material percentage of its gross revenues. As a result, the Compensation Committee concluded that there was no conflict of interest with respect to ClearBridge providing services to the Compensation Committee.

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Use of Peer Data
Based on ClearBridge’s recommendations, our Compensation Committee used for 2025 compensation decisions an updated peer group that included 15 public companies in the satellite/communication, aerospace/defense and technology industries with revenues generally comparable to ours. The updated peer group for 2025 reflects the removal of EchoStar Corporation due to its merger with DISH Network Corporation. The selected peer companies were:

Peer Group Companies Used for 2025 Compensation Decisions

8x8, Inc. (EGHT)	Kratos Defense & Security Solutions, Inc. (KTOS)
AeroVironment, Inc. (AVAV)	Lumentum Holdings Inc. (LITE)
Axon Enterprise, Inc. (AXON)	Mercury Systems, Inc. (MRCY)
Bandwidth, Inc. (BAND)	Nutanix, Inc. (NTNX)
Calix, Inc. (CALX)	Shenandoah Telecommunications Company (SHEN)
Cogent Communications Holdings, Inc. (CCOI)	Tenable Holdings, Inc. (TENB)
Commvault Systems, Inc. (CVLT)	Viasat, Inc. (VSAT)
Hexcel Corporation (HXL)
In the fall of 2025, ClearBridge reviewed and updated its recommendations for our peer group for 2026 compensation decisions. Based on ClearBridge’s recommendations, the Compensation Committee determined to keep the peer group the same as the 2025 peer group.
Our Compensation Committee does not make decisions solely based on peer data but refers to peer data to help ensure that target compensation amounts selected by the Compensation Committee do not materially deviate from market practices and that target amounts provide fair compensation given individual and company performance. In particular, for 2025 compensation decisions, the Compensation Committee requested data from ClearBridge at the 25th percentile, median and 75th percentile of the peer group for base salary, target annual incentive bonus, aggregate target equity award grant value, and total target compensation. However, individual compensation decisions may deviate from peer data, as our Compensation Committee discussed the peer data and made the 2025 compensation decisions in the context of:
•the differences in our executives’ responsibilities and tenure, as compared to the executives in our peer group, as title is not always determinative of the comparability of role from one organization to another;
•the experiences, knowledge and business judgment of each executive;
•corporate and individual performance, which includes setting target compensation opportunities after taking into account, in a subjective fashion, performance in the prior year, as well as the anticipated demands on the executive in the coming year;
•the desire to maintain target pay opportunities and allocations between cash and equity at levels that were consistent with historical pay levels for each of our executives, given the responses to our past say-on-pay proposals;
•the Compensation Committee’s desire to increase the base salaries of our NEOs from their fiscal 2024 levels in order to better align with market competitive data and reflect each executive officer’s responsibilities for 2025; and
•internal pay equity, which we view from the perspective that (1) the target total compensation of our executive officers, other than our CEO, should be within two separate relatively narrow ranges, and (2) the target total compensation of our CEO should be meaningfully higher than that of our other officers, in each case, given the relative weight of their responsibilities and ability to impact our corporate performance.

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Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2025
We strive to recognize our executive team’s efforts by compensating our NEOs for the increased demands associated with our business through three elements that are designed to reward performance in a simple and straightforward manner: (i) base salaries; (ii) annual, performance-based bonuses; and (iii) long-term equity awards. The purpose and key characteristics of each of these elements paid and awarded in 2025 are summarized below.

Element	Purpose	Key Characteristics

Base Salary	Provides a fixed level of compensation for performing the essential day-to-day elements of the job; gives executives a degree of certainty in light of having a majority of their compensation at risk.	Fixed compensation that is reviewed annually and adjusted if and when appropriate; reflects each executive officer’s performance, experience, skills, level of responsibility, and the breadth, scope and complexity of the position as well as the competitive marketplace for executive talent specific to our industry.

Annual Incentive Bonus Program	Motivates executive officers to achieve corporate and individual business goals, which we believe increase stockholder value, while providing flexibility to respond to opportunities and changing market conditions.
Annual incentive award based on corporate and individual performance compared to pre-established goals, with a portion of the target award paid in the form of RSUs subject to vesting based on attainment of performance goals and continued service through vesting date.
Corporate goals focus on overarching objectives for the organization, while individual objectives represent key performance expectations at the departmental or individual level.
Corporate goals were derived from our Board-approved operating plan for 2025 and aligned with our business strategy and weighted by relative importance in 2025 so that achievement can be objectively measured.

Long-Term Equity Incentives (RSUs)	Motivates executive officers to achieve our business objectives by tying compensation to the performance of our common stock over the long term and, with respect to performance-based RSUs, the achievement of key performance goals selected by our Compensation Committee.
Performance-based RSU awards vesting based upon achievement of specified corporate financial goals measured over a two-year period, with one-half of any earned shares vesting upon certification of achievement and the remainder continuing to be subject to service-based vesting through the third anniversary of the award’s grant date.
Service-based RSU awards vesting over three years based on continued service.
The ultimate value realized varies with the price of our common stock.
In determining the aggregate size of equity grants in any given year, the Compensation Committee considers the factors described above under “Base Salaries” as well as data from our peer group and performance of the individual executive.

Other Compensation	Provides benefits that promote employee health and welfare, which assists in attracting and retaining our executive officers.	Indirect compensation element consisting of programs such as medical, vision, dental, life and accidental death and disability insurance, as well as a 401(k) plan with a company matching contribution and other plans and programs made available to eligible employees, such as financial counseling and tax preparation services and executive physicals and concierge medical services.

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2025 BASE SALARY
In December 2024, the Compensation Committee reviewed the base salaries for our executive officers and approved the 2025 base salaries for our NEOs as set forth in the table below. In setting the NEOs’ base salaries, the Compensation Committee considered competitive market data, each executive officer’s responsibilities for 2025, tenure in the position and internal pay equity.

Name	2024 Base Salary ($)	2025 Base Salary ($)(1)	Merit % Increase

Matthew J. Desch	1,020,275	1,050,883	3%
Vincent J. O’Neill(2)	N/A	410,000	N/A
Suzanne E. McBride	481,915	496,372	3%
Kathleen A. Morgan(2)	N/A	436,518	N/A
Scott T. Scheimreif	401,621	413,669	3%
1.Salary increases were effective March 31, 2025. Reflects annual base salary assuming a 260-workday year. Actual salary paid is based on number of actual workdays in year.
2.Mr. O’Neill and Ms. Morgan were not NEOs in 2024.
2025 ANNUAL INCENTIVE BONUS
Target Bonus Opportunities. In February 2025, the Compensation Committee approved our 2025 annual incentive bonus plan, our 2025 bonus plan, and a target incentive bonus award opportunity for each executive officer. The Compensation Committee also set minimum, target and stretch goals that could result in achievement from 0% to 190% of the target bonus opportunity, which amount could then be decreased or increased by the Compensation Committee based on an individual performance factor ranging from 0% to 150%, subject to a maximum award equal to 200% of the overall target level. The Compensation Committee had the discretion to increase or reduce the amount of any bonus award payable to any participant in the 2025 bonus plan. Based on the Compensation Committee’s review of competitive market data and internal pay equity, and consistent with our philosophy that a significant portion of each executive’s total target compensation should be performance-based, the target bonus opportunities (expressed as a percentage of annual base salary) for 2025 for the CEO and the other NEOs (other than Mr. O’Neill) were set at the same levels as 2024. Mr. O’Neill’s target increased in connection with his promotion to Chief Financial Officer.

Name	2025 Target Bonus Opportunity ($)(1)	2025 Target Bonus Opportunity (% of salary)

Matthew J. Desch	1,047,509	100%
Vincent J. O’Neill	267,525	65%
Suzanne E. McBride	395,822	80%
Kathleen A. Morgan	278,015	65%
Scott T. Scheimreif	268,022	65%
1.Derived from actual salary paid as reflected in our 2025 Summary Compensation Table multiplied by the target bonus opportunity.
2025 Bonus Plan Structure and Goals. As adopted, the 2025 bonus plan contained both goals to judge performance and methodology for calculating actual bonuses paid, as follows:
•The dollar value of the actual bonus award for each executive under the 2025 bonus plan was to be calculated by multiplying the executive’s target bonus opportunity (as adjusted based on actual salary earned) by a corporate performance factor determined by the Compensation Committee, which could range from 0% to 190% based on the level of achievement of the corporate performance goals discussed below.

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•The corporate performance factor would equal the sum of the level of achievement of one financial, several strategic and several operational performance goals.
•The resulting amount could then be reduced or increased by the Compensation Committee based on an individual performance factor ranging from 0% to 150% (the final amount, representing the product of (x) the executive’s target bonus opportunity, (y) the corporate performance factor, and (z) the individual performance factor, being the “Actual Bonus Award”), subject to a maximum Actual Bonus Award equal to 200% of the target level.
•Sixty percent of each executive’s target bonus opportunity was granted in the form of RSUs, or the Bonus RSUs, that were eligible to vest on March 9, 2026, upon the Compensation Committee certifying achievement of the performance goals in February 2026. The number of Bonus RSUs was calculated by dividing the target dollar amount by the closing price of the Company’s common stock on March 1, 2025, the date of grant of the Bonus RSUs.
•To the extent the Actual Bonus Award calculated according to the methodology above would exceed the dollar value of the Bonus RSUs on the date of grant, the excess amount would be paid to the executive in cash.
•To the extent the Actual Bonus Award calculated according to the methodology above would be less than the dollar value of the Bonus RSUs on the date of grant, the excess Bonus RSUs that did not vest would be forfeited by the executive.
•To be eligible for a bonus under the 2025 bonus plan, executives are required to remain employed by or in service to us through the vesting date of the Bonus RSUs and the date of any cash payment, except in the case of death, disability, qualifying retirement or as otherwise provided in an executive’s employment agreement in connection with a termination of employment.
2025 Corporate Performance Goals. There were three categories of corporate goals for 2025:
•Operational EBITDA: an operational EBITDA target of $495.0 million, weighted at 70%, with a potential stretch payout for performance above the target level, with a maximum additional payout of 70% for performance at or above 105.1% of the target, and a potential lesser payout for performance below target level, with zero payout below 94.9% of the target.
•Strategic Goals: (i) Iridium NTN Direct – a 10% target weighting for meeting certain milestones in the development of our Iridium NTN Direct service; (ii) PNT services – a 10% target weighting for delivering on PNT service revenue targets that enabled 2026 budget growth; (iii) Large customer renewal – a stretch payout of up to an additional 5% for securing a threshold renewal rate for a large customer; and (iv) PNT services stretch – a stretch goal of up to 10% for PNT services growth in excess of the target.
•Network and Quality Metrics: Service availability – a 10% target weighting for exceeding specified levels of service availability, with a potential stretch payout of up to an additional 5% for having no more than a specified number, type and duration of outages in 2025.
At the time the Compensation Committee set our goals for 2025, the Compensation Committee believed that each of the 2025 bonus plan goals was achievable at the target level, but only with significant effort. Our operational EBITDA target for 2025 was the midpoint of our 2025 OEBITDA guidance publicly announced in February 2025. Other targets represented the achievement of significant new product and service milestones, as well as a high level of service availability.
•For 2025, the corporate performance factor was the sum of the achievement levels of the corporate goals described above, and the target, maximum and actual performance weightings are summarized in the following table:

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Performance Goal	Target Performance Weighting (%)	Potential Excess Achievement (%)	Actual Weighted Achievement (%)

Operational EBITDA (1)	70%	0% to 70% on a sliding scale	70%
Strategic Goals	20%	0% to 15%	10%
Network and Quality Metrics	10%	0% to 5%	10%
Total (2)	100%	90%	90%
1.“Operational EBITDA” or “OEBITDA” is defined to equal the OEBITDA we report as full-year performance, as determined by the Compensation Committee. OEBITDA is defined as earnings before interest, income taxes, depreciation and amortization, income (loss) on equity method investments, net, share-based compensation expenses and transaction related expenses. We consider the loss on early extinguishment of debt to be financing-related costs associated with interest expense or amortization of financing fees, which by definition are excluded from OEBITDA.
2.Our 2025 bonus plan specified that payouts would be rounded to the closest payout percentage integer.
Performance and Bonus Payouts under 2025 Bonus Plan. In 2025, our performance against our corporate goals resulted in an aggregate corporate performance factor under our 2025 bonus plan of 90%, calculated as follows:
•We achieved operational EBITDA of $495.3 million, which was 100% of our operational EBITDA target, yielding 70% credit under the 2025 bonus plan (for achieving target);
•With respect to our strategic goals, we achieved the target goal with respect to service launch, resulting in 10% credit under our strategic goals for 2025; and
•With respect to our network and quality metrics, we achieved 50% of the target goal related to service availability and the stretch goal related to outages described above, resulting in a combined 10% credit under our network and quality metrics for 2025.
In the first quarter of 2026, our CEO shared his evaluations of the individual performance of each of our other NEOs with the Compensation Committee. Based upon our CEO’s recommendations, the Compensation Committee’s own observations and, with respect to our CEO, based solely upon the Compensation Committee’s review of our CEO’s performance, the Compensation Committee concluded that each executive would receive an individual performance factor of 100%. As a result, the Bonus RSUs vested in full, and executives received the remainder of their earned bonuses in cash, as follows:

Name	Actual Target Bonus Level ($)(1)	60% of Target Bonus Payable in RSUs ($)(2)	RSUs Granted with Fair Value(3) Equal to 60% of Target Bonus (#)	Corporate Performance (%)	Individual Performance (%)	RSUs Vested (#)	Cash Bonus Paid ($)(4)	Actual Bonus Earned ($)(5)

Matthew J. Desch	1,047,509	612,138	19,396	90	100	19,396	330,620	942,758
Vincent J. O’Neill	267,525	159,883	5,066	90	100	5,066	80,890	240,773
Suzanne E. McBride	395,822	231,303	7,329	90	100	7,329	124,937	356,240
Kathleen A. Morgan	278,015	153,350	4,859	90	100	4,859	96,864	250,214
Scott T. Scheimreif	268,022	156,632	4,963	90	100	4,963	84,588	241,220
1.Derived from actual salary paid as reflected in our 2025 Summary Compensation Table multiplied by the applicable target bonus opportunity.
2.Represents fair value of shares granted, which was derived from base salary as of March 1, 2025, the date of grant of the Bonus RSUs, using a 260-workday year.
3.Based on the closing price of our common stock of $31.56 per share on March 1, 2025, the date of grant of the Bonus RSUs, with amount rounded down to the nearest whole share.

IRIDIUM COMMUNICATIONS INC.	49	2026 Proxy Statement

4.Reflects 90% of actual target bonus less the grant date fair value of the Bonus RSUs.
5.Equal to cash bonus paid plus the grant date fair value of the Bonus RSUs.
Because each NEO earned an actual bonus equal to 90% of the executive’s target bonus for the 2025 performance year, all of the Bonus RSUs granted to each NEO in March 2025 pursuant to the 2025 bonus plan vested in full in March 2026, and the full number of shares of common stock underlying the Bonus RSUs (representing 60% of the target bonus) were issued to the NEOs, net of any shares withheld for the required payment of withholding taxes. The remaining 30% of each NEO’s bonus was paid in cash in March 2026.
2026 Bonus Plan Structure. In February 2026, our Compensation Committee adopted a bonus plan for 2026, or the 2026 bonus plan, for our executive officers. The Compensation Committee approved a target incentive bonus award opportunity for each executive, defined a minimum bonus award as zero, capped the maximum corporate payout at 190% and capped the maximum bonus award payable at 200% of the overall target level, after taking into account an individual performance factor ranging from 0 to 150%. Under the 2026 bonus plan, each executive officer’s bonus will be paid fully in cash, if at all, based upon our corporate performance and each executive officer’s individual performance as set forth under our 2026 bonus plan as certified by our Compensation Committee in the first quarter of 2027, subject to each executive’s continued service with us through March 2027, except in the case of death, disability or a qualifying retirement.
LONG-TERM EQUITY-BASED INCENTIVE COMPENSATION
In 2025, we awarded equity in the form of service-based RSUs that vest based on continued service over several years and performance-based RSUs that vest based on the achievement of specified corporate goals as well as continued service. The service-based RSUs granted in 2025 vest over a three-year period.
In awarding performance-based RSUs, which have been an element of our executive compensation program since 2012, the Compensation Committee seeks to (1) focus key employees on achieving specific performance targets, (2) reinforce a team-oriented approach, (3) provide significant award potential for achieving outstanding performance, and (4) enhance our ability to attract and retain highly talented individuals. The Compensation Committee grants awards to designated key employees, including each of our NEOs, with each award representing a specified maximum number of shares of common stock that may ultimately be earned under each award. The maximum award is calculated by reference to the target award dollar value, which is then converted into a number of shares underlying the RSUs based on the closing price of our common stock on the date of grant. The number of shares ultimately earned and vested under the award is determined based on achievement of performance goals over a two-year performance period, with one-half of any earned shares vesting upon certification of achievement and the remainder continuing to be subject to service-based vesting through the third anniversary of the award’s grant date. The Compensation Committee sets the performance goals to be achievable, but only with significant effort by our executive officers. In 2026, the Compensation Committee approved a change to our long-term equity-based compensation program intended to better align executive’s compensation with long-term stockholder value creation during a period of significant industry uncertainty. See “Changes to Long-term Equity Compensation Structure for 2026” below for additional information.
The Compensation Committee determined an aggregate target award size for each executive in 2025 based principally on (1) the peer data provided by ClearBridge, (2) our internal equity budget for grants for 2025, (3) internal pay equity and individual performance, (4) the recommendations of our CEO and (5) retention of individual executives. In determining these aggregate target award sizes, the Compensation Committee also took into consideration the significant achievements of the executive team during 2024, which included, among other things, (1) generating record total revenue of $830.7 million, a 5% year-over-year increase, and operational EBITDA of $470.6 million, a 2% year-over-year increase, (2) ending the year with 2,460,000 worldwide subscribers, an 8% year-over-year increase, which was driven by growth in commercial IoT, (3) return of capital to stockholders, including the repurchase of $403.8 million of our common stock and payment of $64.7 million in dividends during 2024, and (4) the acquisition and integration of Satelles, Inc.
Based on the recommendations of ClearBridge, the Compensation Committee allocated 50% of the target dollar value of each award in the form of RSUs subject to a service-based three-year vesting schedule, and 50% in the form of performance-based RSUs. The Compensation Committee determined that this mix of service-based and performance-based RSUs for 2025 was appropriate to promote our retention, motivation and stockholder alignment goals.
2025 Service-Based RSU Grants. As described above, the Compensation Committee approved the March 1, 2025 grant of RSUs to each of our executive officers that would be subject to vesting based on continued service over three years, with 34% vesting on March 1, 2026, and the remainder vesting thereafter in eight equal quarterly installments. The vesting of these awards is accelerated in the event of death, disability or a qualified retirement under our “sum of 70” program, which is described below under “Compensation Discussion and Analysis—Other Executive Compensation Matters—Sum of 70 Retirement and Benefits

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Upon Death or Disability.” The number of RSUs granted was equal to the grant value divided by $31.56, the closing price of our common stock on March 1, 2025, the date of grant of the RSUs, rounded down to the nearest whole share.
The service-based RSUs granted to our NEOs in 2025 were as follows:

Name	Target Grant Value ($)	RSUs (#)

Matthew J. Desch	3,500,000	110,899
Vincent J. O’Neill	750,000	23,764
Suzanne E. McBride	1,500,000	47,528
Kathleen A. Morgan	750,000	23,764
Scott T. Scheimreif	750,000	23,764
2025 Performance-Based RSU Grants. In addition, as described above, the Compensation Committee approved target performance-based share awards for our executive officers. The number of RSUs subject to the target performance-based share awards was equal to the target grant value divided by $31.56, the closing price of our common stock on March 1, 2025, the date of grant of the performance-based share awards, rounded down to the nearest whole share.
The performance-based RSUs granted to our NEOs in 2025 were as follows:

Name	Target Grant Value ($)	Target RSUs (#)

Matthew J. Desch	3,500,000	110,899
Vincent J. O’Neill	750,000	23,764
Suzanne E. McBride	1,500,000	47,528
Kathleen A. Morgan	750,000	23,764
Scott T. Scheimreif	750,000	23,764
The actual awards to be earned by each executive will be determined based on the achievement of two performance goals: (1) our total service revenue in 2026 and (2) our cumulative OEBITDA over the two-year period ending December 31, 2026. The two goals will be weighted equally and determined independently. For purposes of calculating achievement, total service revenue will be calculated in accordance with generally accepted accounting principles in the United States, or GAAP, but as in prior years the goal will exclude revenue contributions from our Russian subsidiaries, due to the continued uncertainties surrounding the war between Russia and Ukraine. The calculation of OEBITDA for these purposes will exclude the impact from our Russian operations.
We selected these performance goals because we believe they are representative measures of value creation for our stockholders over the longer term. OEBITDA was added as a second metric in 2024 in order to incentivize profitable growth in addition to top-line service revenue growth. While OEBITDA is a meaningful component of our annual bonus plan, we believe that including it as part of our long-term incentive program and measuring performance over a multi-year period is important to driving long-term, sustainable OEBITDA growth.
The number of shares earned under each award will be based on the achievement of threshold, target or maximum levels for each performance goal, as set forth in the table below. The specific threshold, target and maximum levels for each performance goal are not disclosed now because we believe providing such information prior to the completion of the performance period would be competitively harmful. We will disclose the specific performance targets along with performance achievement after the performance period has ended and the awards are earned.

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	Percentage of Shares Eligible to Vest Based On

Achievement Level (1)	Adjusted Service Revenue Result (50%)	Adjusted Cumulative OEBITDA Result (50%)

Threshold	0%	0%
Target	100%	100%
Maximum	200%	200%
1.If the threshold achievement level is not achieved for either performance goal, then no corresponding shares will be earned for that goal. If performance falls between the threshold and target levels or between the target and maximum levels for either performance goal, then linear interpolation will be used to determine the payout percentage for that goal.
The number of shares earned under the performance-based RSU awards will be determined in the first quarter of 2027, when the Compensation Committee will certify the level of achievement of the performance goals for the two-year performance period ending December 31, 2026. Once the number of shares earned under each award is determined by certification of the performance goals, one-half of the shares earned will vest upon such determination and the remainder will be subject to service-based vesting through March 1, 2028, subject to continued service. If a change in control were to occur before the date the Compensation Committee determines our level of achievement of the performance goals, then, effective as of immediately prior to the change in control, each executive officer will be credited with an award at the target level, subject to the same service-based vesting schedule, with one-half vesting on March 1, 2027 and the remainder vesting on March 1, 2028. Performance-based RSU awards are accelerated in the event of death, disability or a qualified retirement under our “sum of 70” program, which is described below under “Compensation Discussion and Analysis—Other Executive Compensation Matters—Sum of 70 Retirement and Benefits Upon Death or Disability.”
The service-based RSUs granted to our NEOs and other employees in 2025 and the performance-based RSUs granted to our NEOs in 2025 include dividend equivalent rights with respect to vested shares, which allow for a cash payment upon vesting of the RSU award equal to the amount that would have been paid in dividends during the vesting period had the shares underlying the RSU award been outstanding on the dividend payment dates (without payment of any interest). For clarity, with respect to the performance-based RSUs, no dividend equivalents will be paid in cash if the underlying shares do not vest.
Payout for 2024 Performance-based RSU Grants
On March 1, 2024, we granted performance-based RSUs to our NEOs with a two-year performance period that ended December 31, 2025. Payout of the awards required achievement of a specified (1) total 2025 service revenue calculated in accordance with GAAP, excluding contributions from our Russian subsidiaries and (2) cumulative OEBITDA over the two-year period ending December 31, 2025, excluding the impact from our Russian operations. The two goals were weighted equally and determined independently. The threshold, target and maximum levels of achievement for the performance goals corresponded to 0%, 100% and 200% of the target number of RSUs eligible to be earned, respectively. Actual achievement of the performance goals, as certified by the Compensation Committee in February 2026, was 37% for 2025 service revenue and 126% for cumulative OEBITDA, resulting in each NEO earning 81.4% of number of shares underlying the 2024 performance-based RSU awards. Of the shares earned, one-half vested on certification in February 2026, and the remainder will be subject to service-based vesting through March 1, 2027.
Changes to Long-Term Incentive Compensation Structure for 2026
In 2026, the Compensation Committee approved changes to the Company’s long-term equity-based compensation program intended to better align executive compensation with long-term stockholder value creation during a period of significant industry change and uncertainty. Under the prior structure, equity awards consisted of 50% performance-based RSUs with a two-year performance period (one-half vesting upon certification of performance and the remainder vesting on the third anniversary of grant), and 50% service-based RSUs vesting over a three-year period. For 2026, the Compensation Committee determined that 100% of equity awards will be granted in the form of service-based RSUs that vest ratably over five years. Target equity award values for NEOs were determined independently by the Committee considering factors such as role expansion, internal equity, and market competitiveness and were not increased due to the decision to the change to all service-based RSUs.
The Committee considered the following factors in making this change:
•Incentivizing longer-term strategic focus: Recent developments in the mobile satellite services industry, including new entrants and the development of direct-to-device services, have caused us to focus on four key areas we believe will

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further differentiate us and drive long-term growth and stockholder value: narrowband IoT expansion, PNT, national security missions for the U.S. government and aviation safety and services. The Compensation Committee believes a change to a five-year service-based vesting period for all equity awards will incentivize executives to focus on these long-term strategic areas, driving stockholder value.
•Strengthening alignment with stockholders: Under the revised structure, the value of all long-term equity is tied solely to stock price performance and remains entirely at risk, further aligning management’s interest with those of stockholders.
•Elimination of multi-year goal-setting challenges: Performance goals that are unreasonably difficult to achieve or insufficiently challenging do not appropriately incentivize management. The Compensation Committee believes that uncertainty in the industry makes it increasingly more difficult to establish multi-year financial performance goals with sufficient certainty to strike the right balance of incentivizing exceptional performance without being too difficult to achieve.
•Ongoing performance-based cash compensation: The Company’s annual, performance-based bonuses will continue to motivate our executives to achieve corporate and individual objectives that promote the growth and profitability of our business, as measured by financial and objective goals.
•Enhancing retention and leadership stability: The change strengthens retention in a period of transformation by extending all equity awards to a five-year vest, such that portions of equity compensation are delayed and received in later years than under the prior program.
•Simplification and transparency: The revised structure eliminates the complexity of performance-based awards, making the program more transparent to executives and stockholders.
Other Executive Compensation Matters
EQUITY COMPENSATION GRANT PRACTICES
As a general matter, the Compensation Committee makes compensatory equity grants no more frequently than quarterly on March 1, June 1, September 1 and December 1 of each year. As deemed necessary to meet business needs, the Compensation Committee or the Board may grant equity awards outside of these regularly scheduled dates. The Compensation Committee followed this schedule in 2025 and made the March 1, 2025 equity grants described above to each of our NEOs. We have not granted stock options, stock appreciation rights, or similar instruments to a director or employee since 2019. In some limited instances, we grant cash-settled stock appreciation rights outside of our 2015 Plan to international contractors. The Compensation Committee has typically determined to grant these awards on October 1 of each year, and the timing of these awards has no relation to the timing of disclosure of material nonpublic information. Beginning in 2025, the Compensation Committee delegated authority to grant these stock appreciation rights to our equity grant committee, consisting of our CEO, chief financial officer and chief legal officer, and that committee is expected to follow our historic grant practice with respect to the timing of grants to contractors.
STOCK OWNERSHIP GUIDELINES AND POST-EXERCISE HOLDING PERIOD
In 2025, our Compensation Committee adopted amended stock ownership guidelines, originally adopted in 2012, for our directors and executives at the level of vice president and above. The Compensation Committee believes that stock ownership guidelines help align the interests of our executives with those of our stockholders and may act as a risk mitigation device. Each NEO subject to the stock ownership guidelines was in compliance with the guidelines as of the record date for the Annual Meeting.
The stock ownership guidelines are based on a multiple of annual base salary or annual cash retainer, as follows:

Position	Applicable Stock Ownership Guideline

Chief Executive Officer	6 times annual base salary
Executive Vice President	2 times annual base salary
Senior Vice President	1 times annual base salary
Vice President	1/2 of annual base salary
Non-Employee Director	5 times annual cash retainer (retainer is currently $50,000)

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For purposes of these guidelines, “ownership” includes: (1) shares directly (not just beneficially) owned; (2) shares directly (not just beneficially) owned jointly by the individual and their spouse; (3) shares held in trust or other estate planning vehicle (e.g., family limited partnership) for the benefit of the individual and/or the individual’s family members; (4) shares held in the name of the individual’s spouse or minor dependent; (5) shares underlying unvested full value awards subject to time-based vesting; and (6) shares equal to the number of vested deferred stock units credited to the individual under a deferred compensation arrangement. Unvested or unearned full value awards contingent upon performance criteria and unexercised stock options do not count toward satisfaction of the ownership guidelines.
An individual must attain the applicable stock ownership targets under the guidelines within five years of becoming subject to them. Until an individual comes into compliance with the guidelines, he or she is required to retain 50% percent of net after-tax shares received on the vesting of full value awards or the exercise of stock options.
In addition to the stock ownership guidelines, a post-exercise holding period will be implemented for stock options and stock appreciation rights if stockholders approve the Amended 2015 Plan at the Annual Meeting. Under the Amended 2015 Plan, employees, including the CEO and other NEOs, who exercise stock options or stock appreciation rights granted under the Amended 2015 Plan will be required to hold the net shares received (after any withholding obligations are satisfied) for at least one year before they can be sold or transferred. The holding period ends early if the employee leaves the Company, or if the Company undergoes a corporate transaction or change in control. See “Proposal 4 — Approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan” for more information.
Our directors and executive officers are also subject to our company policies related to insider trading and hedging and pledging our securities. See the sections of this Proxy Statement titled “Other Governance Matters—Insider Trading Policy” and “Other Governance Matters—Hedging and Pledging Policy” for more information.
CHANGE IN CONTROL AND SEVERANCE BENEFITS
In February 2026, the Compensation Committee adopted an Executive Severance Plan (the “Severance Plan”), under which the NEOs will be eligible to receive severance payments and benefits in connection with certain qualifying terminations of their employment with the Company, including in connection with a change in control of the Company. Participation in the Severance Plan requires that the participant sign a participation agreement, upon which severance benefits under the Severance Plan will supersede and replace severance benefits under the executives’ employment agreements, but will not supersede any retirement, death or disability benefits therein, or any restrictive covenants or other provisions of such employment agreements. All of the NEOs have signed participation agreements. The Severance Plan is discussed more fully under “—Severance and Change in Control-Related Benefits—Severance Plan.”
The Compensation Committee regularly reviews our executive employment agreements, including for competitiveness with market practices. In connection with the adoption of the Severance Plan, ClearBridge reviewed severance provisions applicable to the NEOs against peer company practices and found that in a change-in-control scenario, the Company’s severance practices were less favorable than peer practices. The Compensation Committee believes adoption of the Severance Plan brings the Company’s severance practices in line with peer practices and increases our ability to attract and retain executives.
Under the terms of the employment agreements with each of our executive officers, either we or the executive may terminate the executive’s employment at any time. Each of our currently employed NEOs is eligible, under the terms of such executive’s employment agreement and Severance Plan, to receive, in exchange for a release of claims, severance benefits upon the termination of employment either by us without cause or by the executive for good reason, with additional severance benefits provided in the event the termination is in connection with a change in control. The terms and conditions of severance provisions are discussed more fully below under the heading “—Severance and Change in Control-Related Benefits.” We do not provide any excise tax gross-ups on change-in-control benefits.
The Compensation Committee considers these severance benefits critical to attracting and retaining high-caliber executives. These benefits are also designed to enable our executives to maintain a balanced perspective in making business decisions during periods of uncertainty. The Compensation Committee believes that additional change-in-control severance benefits help ensure stability among our executive ranks, minimize distractions for an executive in connection with a corporate transaction and reduce the risk that an executive officer departs before a transaction is completed. Specifically, we believe that our arrangements allow our executive officers to focus on continuing normal business operations and, in the case of change-in-control benefits, on the success of a potential business combination, rather than worry about how business decisions that may be in our best interest will impact their own financial security.

IRIDIUM COMMUNICATIONS INC.	54	2026 Proxy Statement

EMPLOYEE BENEFITS
We provide broad-based medical insurance, dental insurance, vision coverage, and accidental death and dismemberment insurance benefits to our employees, including our currently employed NEOs. We also provide our employees, including our currently employed NEOs, with the opportunity to participate in our 401(k) plan. We match eligible employee contributions dollar for dollar up to 5% of an employee’s salary, with a maximum match per employee of $17,500 in 2025. We believe these insurance and retirement savings benefits are consistent with practices of similarly sized companies and help to recruit and retain key talent at a minimal cost to us.
SUM OF 70 RETIREMENT AND BENEFITS UPON DEATH OR DISABILITY
In 2022, we established a company-wide program that provides for accelerated vesting of RSU awards held by eligible participants who retire on or after the six-month anniversary of the RSU award’s grant date. To be an eligible participant, at the time of retirement, the employee must have attained (1) a minimum age of 55, (2) a minimum of 10 years of continuous service with us or one of our subsidiaries, and (3) a minimum of 70 combined years of age and continuous service with us or one of our subsidiaries. We refer to this as our “sum of 70” program.
With respect to awards granted under our performance-based RSU program, if an eligible participant retires prior to the applicable performance certification date, then the participant’s award will become fully vested based on the actual level of performance, as certified by the Compensation Committee, on such performance certification date. If the participant retires on or after the performance certification date but prior to the completion of any additional service-based vesting requirements, then the participant’s award, to the extent then-outstanding and unvested, will become fully vested on the date of such retirement.
With respect to RSU awards granted in 2023 or later, including RSUs granted in connection with our annual incentive bonus plan, unvested RSUs will accelerate upon a participant’s death or “disability” (as such term is defined in the 2015 Plan).
Beginning in 2025, our annual incentive bonus plan includes certain additional benefits that may be triggered upon a participant’s death, disability, or qualifying “sum of 70” retirement, as applicable: (1) in the event of a participant’s death or “disability” (as such term is defined in the 2015 Plan) prior to the date the Compensation Committee determines the actual bonus awards payable to participants, or the bonus payout determination date, the participant will be paid a cash amount equal to the cash portion of the participant’s target annual incentive bonus, prorated based on the employee’s service during the performance period; (2) in the event of a participant’s death or disability on or after the bonus payout determination date but prior to the actual payment date for such awards, the participant will be paid the cash portion of their annual incentive bonus based on the actual level of achievement of the applicable performance goals; and (3) in the event of a participant’s qualifying “sum of 70” retirement between December 15 and February 1, and provided the participant provides us with at least six months’ advance notice of their intent to retire, the participant will (a) be paid the cash portion of their annual incentive bonus based on the actual level of achievement of the applicable performance goals and (b) fully vest in the equity portion of their annual incentive bonus.
Our executive officers do not receive any supplemental retirement benefits.
PERQUISITES
While they are a relatively small portion of our executives’ total direct compensation opportunities, perquisites and other executive benefits are important to ensure competitiveness at the senior leadership level. We offer financial counseling and tax preparation services to our executive officers, other than our CEO who is not eligible for such services. We believe that these benefits are important to ensure the financial health of our executive officers, which enables them to focus on our business. We also offer our executive officers reimbursement for the cost of executive physicals and concierge medical services, the latter of which we provided on a tax-neutral basis. Individually and in the aggregate, we believe that the perquisites we provide to our NEOs are comparable in scope to those provided by the companies in our peer group. In considering potential perquisites, the Compensation Committee compares the cost to the value of providing these benefits.
Accounting and Tax Considerations
Under FASB ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to FASB ASC 718.
Under Section 162(m) of the Code, compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible, excluding certain performance-based compensation that qualifies for an exception pursuant to the transition relief provided by the Tax Cuts and Jobs Act of 2017.

IRIDIUM COMMUNICATIONS INC.	55	2026 Proxy Statement

The Compensation Committee evaluates a variety of factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of our company and its stockholders, which may include providing for compensation that is not deductible due to the deduction limit under Section 162(m).
Compensation Recovery Policy
Our Board has adopted a compensation recovery policy that complies with Nasdaq listing standards pursuant to SEC rules promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The policy, which applies to our executive officers (as defined in applicable SEC rules), requires us to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. This policy applies to incentive compensation that is received by a covered officer on or after October 2, 2023.
Our prior compensation recovery policy, which still applies to incentive compensation received before October 2, 2023, allows for the recovery of any incentive compensation, including any cash or equity compensation granted, earned or vested based in whole or in part on the attainment of a financial performance goal or metric, in the event we are required to restate our financial results due to material noncompliance with any financial requirement, and the misconduct of an executive officer covered by the policy contributed to such noncompliance.
Our compensation recovery policies are administered by the Compensation Committee. Further, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.
Risk Analysis of Our Compensation Plans
In early 2026, ClearBridge conducted a risk assessment of our compensation policies in effect for 2025 and delivered a report to the Compensation Committee summarizing the results of their risk assessment. The Compensation Committee has reviewed the report and considered our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. We design our compensation policies and programs to encourage our employees to remain focused on both our short- and long-term goals. For example, while our annual incentive bonus plans measure performance on an annual basis, our equity awards typically vest over a number of years, which we believe encourages our employees to focus on sustained stock price appreciation, thus limiting the potential value of excessive risk-taking.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
Respectfully submitted,
COMPENSATION COMMITTEE
Eric T. Olson, Chair
Thomas C. Canfield
Alvin B. Krongard
Kay N. Sears
Monique S. Shivanandan

IRIDIUM COMMUNICATIONS INC.	56	2026 Proxy Statement

COMPENSATION TABLES
Summary Compensation Table
The following table shows the total compensation earned by the NEOs in 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Matthew J. Desch Chief Executive Officer	2025	1,047,509	7,612,082	330,620	23,311	9,013,522
	2024	1,020,694	7,594,319	559,065	23,154	9,197,232
	2023	981,033	7,571,432	301,687	163,121	9,017,273
Vincent J. O’Neill Chief Financial Officer (5)	2025	411,577	1,659,867	80,890	21,240	2,173,574

Suzanne E. McBride Chief Operations Officer	2025	494,778	3,231,271	124,937	31,697	3,882,683
	2024	479,885	2,720,300	213,516	43,603	3,457,304
	2023	449,492	2,702,077	117,962	91,439	3,360,970
Kathleen A. Morgan Chief Legal Officer and Corporate Secretary (5)	2025	427,715	1,653,334	96,864	23,987	2,201,900

Scott T. Scheimreif Executive Vice President, Government Programs	2025	412,341	1,656,616	84,588	24,249	2,177,794
	2024	399,027	1,647,748	145,337	26,701	2,218,813
	2023	375,244	1,642,027	75,052	53,847	2,146,170
1.The amounts in this column reflect the actual salary earned in the applicable year. These may be greater than the annual base salaries approved by the Compensation Committee when the number of actual workdays in the year exceeds 260.
2.The amounts in this column reflect the aggregate grant date fair value of RSUs and performance-based RSUs (including Bonus RSUs) granted in the applicable year, computed in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions, and, for performance-based RSUs, the amounts represent the value based on the probable outcome of the performance conditions in accordance with FASB ASC 718. For the performance-based RSUs included in this column for 2025, the grant date fair values based on the target level of achievement, which was considered the probable outcome on the date of grant, were $4,112,110 for Mr. Desch, $909,875 for Mr. O’Neill, $1,731,287 for Ms. McBride, $903,342 for Ms. Morgan and $906,624 for Mr. Scheimreif. Assuming the highest level of achievement of all performance-based RSUs granted in 2025, the grant date values for performance-based RSUs would be $7,612,083 for Mr. Desch, $1,659,867 for Mr. O’Neill, $3,231,270 for Ms. McBride, $1,653,334 for Ms. Morgan and $1,656,616 for Mr. Scheimreif. Assumptions used in the calculation of these amounts are included in Note 11 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2025. A portion of the performance-based RSUs included in these amounts reflect the equity portion of the annual incentive plan, which was earned for a performance period that ended as of the end of the respective year but was paid during the first quarter of the following year. See “Compensation Discussion and Analysis—Executive Compensation Program—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2025—Annual Incentive Bonus Program”.
3.The amounts in this column reflect cash incentive bonuses earned during the respective year and paid during the first quarter of the following year. See “Compensation Discussion and Analysis—Executive Compensation Program—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2025—Annual Incentive Bonus Program”.
4.For 2025, consists of (i) 401(k) matching contributions of $17,500, (ii) life, accident and long-term disability insurance premiums paid on behalf of the executive officer, (iii) financial counseling and tax preparation services provided to executives, other than Mr. Desch (who is not eligible for such services) and Messrs. O’Neill and Scheimreif, and Ms. Morgan (who did not receive such services in 2025), (iv) executive medical services provided to executives other than Messrs. Desch and O’Neill, and Ms. McBride (who did not receive such services in 2025), and (v) related tax-assistance for certain of the executive medical services.
5.Mr. O’Neill and Ms. Morgan were not NEOs for 2024 or 2023, and as a result their compensation for those years has been omitted pursuant to applicable SEC rules and regulations.

IRIDIUM COMMUNICATIONS INC.	57	2026 Proxy Statement

Grants of Plan-Based Awards for 2025
The following table sets forth information relating to grants of plan-based incentive awards to the NEOs in 2025.

Name	Grant Date	Grant Type	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)		Estimated Future Payouts Under Equity Incentive Plan Awards (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)

				Target	Maximum	Target	Maximum

Matthew J. Desch	3/1/2025	Performance RSU(1)	2/6/2025			110,899	221,798		3,499,972
	3/1/2025	2025 Bonus Plan(2)	2/6/2025	435,371	1,482,880	19,396			612,138
	3/1/2025	Service RSU(3)	2/6/2025					110,899	3,499,972
Vincent J. O’Neill	3/1/2025	Performance RSU(1)	2/6/2025			23,764	47,528		749,992
	3/1/2025	2025 Bonus Plan(2)	2/6/2025	107,642	375,167	5,066			159,883
	3/1/2025	Service RSU(3)	2/6/2025					23,764	749,992
Suzanne E. McBride	3/1/2025	Performance RSU(1)	2/6/2025			47,528	95,056		1,499,984
	3/1/2025	2025 Bonus Plan(2)	2/6/2025	164,520	560,343	7,329			231,303
	3/1/2025	Service RSU(3)	2/6/2025					47,528	1,499,984
Kathleen A. Morgan	3/1/2025	Performance RSU(1)	2/6/2025			23,764	47,528		749,992
	3/1/2025	2025 Bonus Plan(2)	2/6/2025	124,665	402,680	4,859			153,350
	3/1/2025	Service RSU(3)	2/6/2025					23,764	749,992
Scott T. Scheimreif	3/1/2025	Performance RSU(1)	2/6/2025			23,764	47,528		749,992
	3/1/2025	2025 Bonus Plan(2)	2/6/2025	111,390	379,412	4,963			156,632
	3/1/2025	Service RSU(3)	2/6/2025					23,764	749,992
1.Performance RSU: Share amounts in this row represent target and maximum (200% of target) payouts for each NEO for grants made in 2025 under our 2025 performance-based RSU award program. Depending on achievement of performance goals, the 2025 performance-based RSU payout range is 0-200%. For more information, see “Compensation Discussion and Analysis—Executive Compensation Program—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2025—Long-Term Equity-Based Incentive Compensation—2025 Performance-Based RSU Grants.”
2. 2025 Bonus Plan: As described above under “Compensation Discussion and Analysis—Executive Compensation Program—Reasons for Providing, and Manner of Structuring, the Key Compensation Elements in 2025—2025 Annual Incentive Bonus,” each executive could earn an annual bonus of up to 190% of target based on corporate performance and a maximum bonus award of 200% of such executive’s target bonus after also taking into account personal performance. Achievement of up to 60% of the target bonus was payable by the vesting of the RSUs included in this row under “Estimated Future Payouts under Equity Incentive Plan Awards.” Bonus awards in excess of 60% of target were payable in cash. There was no threshold amount of payout. Target amounts reported in this row under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represent 40% of the executive’s target bonus, which is the amount of cash that could be paid to the executive if the bonus were achieved at 100% of target. Maximum amounts reported in this row under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represent 140% of the executive’s target bonus, which was the maximum possible amount of cash that could be paid to the executive under the annual bonus plan. As described above for 2025, each executive earned 90% of such executive’s target bonus amount, as a result of which 100% of the shares reported under the “Target” column vested in March 2026 (representing 60% of target bonus), and the remainder (30% of target bonus) was paid in cash at that time.
3.Service-Based RSU: Share amounts in this row are subject to vesting based on continued service over three years, with 34% of the shares vesting on March 1, 2026, and the remainder scheduled to vest thereafter in eight equal quarterly installments subject to the executive’s continued employment with us on the applicable vesting date. The vesting of these awards may be accelerated in connection with a qualified retirement under our “sum of 70” program, described above under “Compensation Discussion and Analysis—Other Executive Compensation Matters—Sum of 70 Retirement and Benefits Upon Death or Disability.”

IRIDIUM COMMUNICATIONS INC.	58	2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the equity-based awards held by the NEOs that were outstanding on December 31, 2025.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)

Matthew J. Desch					4,008	(3)	69,659
					17,759	(4)	308,651
					48,595	(5)	844,581
					106,348	(6)	1,848,328
					22,333	(7)	388,148
					95,893	(8)	1,666,620
								110,899	(9)	1,927,425
					19,396	(10)	337,102
Vincent J. O’Neill					319	(3)	5544
					1,371	(4)	23,828
					2,998	(5)	52,105
					22,790	(6)	396,090
					3,154	(11)	54,817
								23,764	(9)	413,018
					5,066	(10)	88,047
Suzanne E. McBride	27,154	—	23.15	3/1/2029
					2,004	(3)	34,830
					6,343	(4)	110,241
					17,356	(5)	301,647
					47,528	(6)	826,037
					8,392	(7)	145,853
					34,247	(8)	595,213
								47,528	(9)	826,037
					7,329	(10)	127,378
Kathleen A. Morgan					1,514	(3)	26,313
					3,806	(4)	66,148
					10,414	(5)	180,995
					22,790	(6)	396,090
					4,786	(7)	83,181
					20,548	(8)	357,124
								23,764	(9)	413,018
					4,859	(10)	84,449

IRIDIUM COMMUNICATIONS INC.	59	2026 Proxy Statement

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)

Scott T. Scheimreif					1,002	(3)	17,415
					3,806	(4)	66,148
					10,414	(5)	180,995
					22,732	(6)	395,082
					4,772	(7)	82,937
					20,548	(8)	537,124
								23,764	(9)	413,018
					4,963	(10)	86,257
1.The expiration date of each stock option is ten years from the date of grant.
2.The market value amount is calculated based on the closing price of our common stock of $17.38 on December 31, 2025.
3.These shares represent service-based RSUs granted on March 1, 2022, other than for Ms. Morgan, who was instead granted service-based RSUs on January 1, 2022 in connection with a promotion, with all service-based RSUs vesting 25% on the first anniversary of their grant date and the remaining 75% vesting in 12 equal quarterly installments thereafter, subject to the executive’s continued service as of each vesting date, or qualified retirement under our “sum of 70” program.
4.These shares represent service-based RSUs granted on March 1, 2023 vesting 25% on the first anniversary of their grant date and the remaining 75% vesting thereafter in 12 equal quarterly installments, subject to the executive’s continued service or qualified retirement under our “sum of 70” program.
5.These shares represent service-based RSUs granted on March 1, 2024 vesting 34% on the first anniversary of their grant date and the remaining 66% vesting thereafter in eight equal quarterly installments, subject to the executive’s continued service or qualified retirement under our “sum of 70” program.
6.These shares represent service-based RSUs granted on March 1, 2025 vesting 34% on the first anniversary of their grant date, and the remaining 66% vesting thereafter in eight equal quarterly installments, subject to the executive’s continued service or qualified retirement under our “sum of 70” program.
7.These shares represent performance-based RSUs granted in March 2023 with a performance period through December 31, 2024. In February 2025, the Compensation Committee determined the level of performance achievement, with one-half of the shares earned vesting upon determination, net of shares withheld to satisfy tax withholding obligations, and one-half vesting on March 1, 2026, subject to continued service through such date or qualified retirement under our “sum of 70” program. These RSUs represent the amount subject to continued service and vested in full on March 1, 2026.
8.These shares represent performance-based RSUs granted in March 2024, with a performance period through December 31, 2025. This amount represents 81.4% of the original grant, which the Compensation Committee determined in February 2026 to be the level of performance achievement, based on actual performance. One-half of the shares reported in the table vested upon such determination, and the vested shares were issued to the NEO on March 1, 2026, net of shares withheld to satisfy tax withholding obligations. The remainder will vest on March 1, 2027, subject to the executive’s continued service through such date or qualified retirement under our “sum of 70” program.
9.These shares represent performance-based RSUs granted in March 2025 as performance-based grants, with a performance period through December 31, 2026. The number of shares not yet earned is based on the target amount. Upon the Compensation Committee’s determination of the level of performance achievement, which is expected to occur in the first quarter of 2027, one-half of the earned awards, if any, will vest upon such determination, net of shares withheld to satisfy tax withholding obligations, and the remainder will vest in March 2028, subject to the executive’s continued service or qualified retirement under our “sum of 70” program.
10.These shares represent RSUs granted in March 2025 under the 2025 annual incentive bonus plan. The amount reported in the table is equal to 100% of the original grant amount. In February 2026, the Compensation Committee determined that the performance criteria for vesting had been achieved, as a result of which these RSUs vested in full on March 9, 2026, and the shares underlying the RSUs were issued to the NEO on that date, net of shares withheld to satisfy tax withholding obligations.
11.Mr. O’Neill was also granted service-based RSUs on June 1, 2024 in connection with a promotion. These shares represent service-based RSUs granted on June 1, 2024, 34% of which vest on the first anniversary of such grant date, and the remaining 66% vest in eight equal quarterly installments thereafter, subject to the executive’s continued service on each vesting date, or qualified retirement under our “sum of 70” program.

IRIDIUM COMMUNICATIONS INC.	60	2026 Proxy Statement

Option Exercises and Stock Vested
The following table provides certain information with respect to option exercises and RSU vesting for the NEOs during 2025.

Name	Option Awards		Stock Awards

	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)

Matthew J. Desch	—	—	187,873	5,380,271
Vincent J. O’Neill	—	—	14,003	362,492
Suzanne E. McBride	—	—	78,963	2,303,605
Kathleen A. Morgan	—	—	38,532	1,089,640
Scott T. Scheimreif	—	—	43,960	1,264,903
1.For all NEOs other than Mr. O’Neill, consists of vesting of performance-based RSU grants made in 2022 and 2023. For all NEOs, consists of vesting of RSUs granted under our 2024 annual incentive bonus plan, and service-based RSUs granted between 2021 and 2024. For all NEOs other than Ms. McBride, includes amounts received in December 2025 equal to the value of the tax withholding obligation due because the NEO is retirement-eligible under the “sum of 70” retirement program. The amounts for tax withholding represent the aggregate number of shares prior to the concurrent disposition of the shares to the Company to satisfy the tax withholding obligation.
2.The value realized on vesting is equal to the closing price of our common stock on the vesting date multiplied by the number of shares vested on that date. Amounts do not represent the value that may be realized by the officer upon sale of the shares.
Employment Agreements with Named Executive Officers
We have entered into an employment agreement with each of our NEOs. Each employment agreement provides for an initial annual base salary, subject to increase by the Board or Compensation Committee. Pursuant to the employment agreements, each NEO is eligible to earn an annual incentive bonus, with the following target bonus amounts: for Mr. Desch, 90% of his then-current base salary (increased by the Compensation Committee to 100% in February 2023); for Mr. O’Neill, 65% of his then-current base salary; for Ms. McBride, 60% of her then-current base salary (increased by the Compensation Committee to 75% in February 2022 and 80% in February 2023); for Ms. Morgan, 65% of her then-current base salary; and for Mr. Scheimreif, 60% of his then-current base salary (increased by the Compensation Committee to 65% in February 2023).
The actual amount of the bonus for each NEO is determined by our Compensation Committee and based upon performance goals set by such committee for the year. Each NEO is eligible to participate in employee benefit plans made available to other senior executives.
In the employment agreements, each NEO has agreed not to compete with us or solicit our employees for alternative employment during their employment with us and for a period of one year after termination of their employment for any reason.
Each employment agreement provides for payments upon specified terminations of the NEO’s employment. For a description of these termination provisions, whether or not following a change in control, and a quantification of benefits that each NEO would receive, see the heading “—Severance and Change in Control-Related Benefits—Employment Agreements” below.
Severance and Change in Control-Related Benefits
This section describes the payments that may be made to the NEOs in connection with a change in control or pursuant to specified termination events, pursuant to the terms of the employment agreements between us and them. In addition to the terms described below, see “—Sum of 70 Retirement and Benefits Upon Death or Disability” above. Also included in this section is a summary of the Severance Plan adopted by the Compensation Committee in February 2026.
EMPLOYMENT AGREEMENTS. The employment agreements, described above, provide that each NEO may be terminated by us at any time and for any reason. The employment agreements provide for payments to each NEO in the event of the termination of their employment in specified termination situations. These severance payments and benefits are subject to the NEO executing a release of claims in our favor.

IRIDIUM COMMUNICATIONS INC.	61	2026 Proxy Statement

Termination by reason of death or disability (Mr. Desch). If Mr. Desch’s employment is terminated due to his death or disability (as defined in his employment agreement), he will receive a bonus based on the amount he would have been entitled to receive if he had remained employed by us throughout the applicable fiscal year and until the applicable payment date, but prorated for the number of days he was employed during such year.
Termination without cause, for good reason or in connection with a change in control (all NEOs). In the event that we terminate an NEO’s employment without cause, or an NEO terminates their employment for good reason (as these terms are defined in the applicable employment agreement):
•Mr. Desch will be entitled to receive a sum equal to (i) 18 months of his then-current base salary and (ii) an amount equal to his bonus for the year in which his employment is terminated, based on the actual achievement of the performance goals, pro-rated for the portion of the year that he was employed by us.
•Mr. O’Neill, Ms. Morgan or Mr. Scheimreif will be entitled to receive a sum equal to (i) one times such NEO’s then-current base salary paid in equal installments on our normal payroll schedule over the 12-month period following termination and (ii) an amount equal to such NEO’s bonus for the year in which such NEO’s employment is terminated, based on the actual achievement of the performance goals, prorated for the portion of the year that such NEO was employed by us, paid in equal installments on our normal payroll schedule over the remainder of the 12-month severance period after the date we determine actual performance and the amount of bonus that would have been earned based on such performance.
•Ms. McBride will be entitled to receive a sum equal to (i) one times her then-current base salary paid in equal installments on our normal payroll schedule over the 12-month period following termination and (ii) an amount equal to her then-current target bonus, pro-rated for the portion of the year that she was employed by us and paid in equal installments on our normal payroll schedule over the 12-month period following termination.
In addition, Mr. Desch, Ms. McBride or Mr. Scheimreif will receive payment of their COBRA premiums (or, if required for us to comply with nondiscrimination rules, a taxable cash payment equal to the amount of their COBRA premiums) until the earlier of (a) 12 months from separation, (b) the expiration of COBRA eligibility or (c) the date they or their dependents become eligible for health insurance coverage through new employment. Mr. O’Neill or Ms. Morgan will receive a taxable cash payment equal to the amount of their monthly COBRA premiums multiplied by 12, within 60 calendar days of the release effective date (as defined in the applicable employment agreement).
With respect to Mr. Desch, in the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2009 stock incentive plan), then the cash severance amounts described above shall be paid to him in a single lump sum and in addition to such cash severance payment, 100% of his then-outstanding stock options and other equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.
With respect to Mr. O’Neill, Ms. Morgan or Mr. Scheimreif, in the event that such termination occurs within the 12-month period commencing on a change in control (as defined in our 2012 equity incentive plan), the bonus amount described above shall not be prorated, and in addition to such cash severance payment, 100% of such NEO’s then-outstanding equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements.
With respect to Ms. McBride, in the event that such termination occurs within the period commencing one month before the effective date of a change in control and ending on the date that is 12 months after the effective date of a change in control (as defined in our 2015 equity incentive plan), then the cash severance amounts described above shall be paid to her in a single lump sum and in addition to such cash severance payment, the bonus amount described above would not be pro-rated and 100% of her then-outstanding service-based vesting equity awards will become vested and exercisable, as applicable, pursuant to the terms of the applicable equity award agreements and her then-outstanding performance-based vesting equity awards will continue to be governed in all respects by the terms of the applicable equity award agreements.
SEVERANCE PLAN. The Compensation Committee recently adopted the Severance Plan, under which the NEOs will be eligible to receive severance payments and benefits in connection with certain qualifying terminations of their employment with the Company, including in connection with a change in control of the Company. Participation in the Severance Plan requires that each NEO sign a participation agreement, upon which severance benefits under the Severance Plan will supersede and replace any severance benefits under such NEO’s employment agreement, but will not supersede any retirement, death or disability benefits therein, or any restrictive covenants or other provisions contained therein.
The Severance Plan provides that, if an NEO’s employment is terminated by the Company without cause or if the NEO resigns from the Company for Good Reason (each as defined in the Severance Plan), other than in connection with a Change in Control

IRIDIUM COMMUNICATIONS INC.	62	2026 Proxy Statement

Termination (as defined below), then the NEO will be eligible to receive severance benefits consisting of: (i) a cash severance amount equal to the NEO’s then-current base salary multiplied by 18 months (for Mr. Desch) or 12 months (for other NEOs), paid in installments over the applicable severance period; (ii) a prorated annual target bonus for the year in which the termination occurs, paid in installments over the applicable severance period; (iii) if the NEO is eligible for and properly elects health care continuation coverage pursuant to COBRA, payment of COBRA premiums for the NEO and their eligible dependents for up to 12 months following the termination date (the “COBRA Benefit”); and (iv) any earned but unpaid annual bonus for the calendar year prior to the year of termination. In addition, any outstanding equity awards will be treated in accordance with the terms of the 2015 Plan and applicable award agreements thereunder.
If an NEO’s employment is terminated by the Company without cause or if the NEO resigns from the Company for Good Reason, in either case, within three months prior to, or within 24 months following a change in control (such termination, a “Change in Control Termination”), then, in lieu of the severance benefits described above, the NEO will instead be eligible to receive: (i) a cash severance amount equal to (A) the sum of the NEO’s then-current base salary and target annual bonus, multiplied by (B) the applicable severance multiplier (2X for Mr. Desch and 1.5X for other NEOs), paid in a lump sum; (ii) an annual target bonus for the year in which the termination occurs, paid in a lump sum; (iii) the COBRA Benefit; (iv) any earned but unpaid annual bonus for the calendar year prior to the year of termination; and (v) accelerated vesting of 100% of all outstanding equity awards held as of termination, with any applicable performance conditions deemed satisfied in accordance with the applicable award agreement.
For purposes of the Severance Plan, “change in control” has the meaning given in the 2015 Plan. The severance payments and benefits described above under the Severance Plan are subject to the NEO’s execution and non-revocation of a general waiver and release of claims and continued compliance with the terms of any applicable non-compete, non-solicit, non-disparagement, confidentiality or other restrictive covenant obligations to the Company and its subsidiaries. Any severance benefits are subject to recoupment in accordance with the Company’s Incentive Compensation Recoupment Policy. Because the Severance Plan was adopted after December 31, 2025, it is not reflected in the table below.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table shows estimated payments that would be made to each NEO in the event of a termination of employment under various termination scenarios, assuming the applicable termination event, and where applicable the change in control, occurred on December 31, 2025. With respect to equity awards, the calculations are based on the closing price of our common stock of $17.38 per share on December 31, 2025.

Name	Death ($)		Qualifying “Sum of 70” Retirement ($)		Termination for Good Reason or Without Cause – No Change in Control ($)		Termination for Good Reason or Without Cause – Change in Control ($)

Matthew J. Desch	8,137,057	(1)	7,721,135	(2)	9,315,190	(3)	9,696,021	(4)
Vincent J. O’Neill	1,135,547	(5)	1,114,339	(2)	1,576,125	(10)	1,576,125	(7)
Suzanne E. McBride	3,232,941	(5)	—		814,669	(6)	3,790,542	(7)
Kathleen A. Morgan	1,787,288	(5)	1,704,201	(2)	2,194,920	(10)	2,276,519	(7)
Scott T. Scheimreif	1,774,569	(5)	1,683,583	(2)	2,123,652	(8)	2,205,251	(9)
1.Consists of (a) a pro rata bonus based on achievement (including immediate vesting of all underlying equity awards); (b) immediate vesting of all shares underlying performance-based RSUs granted in 2023 at certified achievement and 2024 and 2025 (at target level of achievement); and (c) immediate vesting of all outstanding non-performance equity awarded in 2023, 2024 and 2025.
2.Consists of (a) immediate vesting of the remaining portion of shares underlying performance-based RSUs granted in 2023 based on actual achievement, which was previously certified in the first quarter of 2025, (b) immediate vesting of all outstanding non-performance equity awarded in 2022, 2023, 2024 and 2025, (c) vesting of the 2024 and 2025 performance-based RSUs and (d) payment of the 2025 bonus. The payout of the performance-based awards and bonus would be dependent on actual performance and would not be paid until after certification of actual performance. For purposes of the table, the 2024 performance-based RSUs and bonus are reflected at actual performance levels, because performance has been determined, and the 2025 performance-based RSUs are reflected at target levels because performance has not been determined. Payments of certain of the accelerated awards under the sum of 70 program are subject to a six-month delay in compliance with Section 409A of the Internal Revenue Code. Mr O’Neill did not receive performance-based RSUs prior to 2025.

IRIDIUM COMMUNICATIONS INC.	63	2026 Proxy Statement

3.Consists of (a) 18 months of base salary; (b) a pro rata bonus based on actual achievement; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation, and (d) the amounts payable under a qualifying “sum of 70” retirement as specified in footnote (2) above except for the bonus.
4.Consists of (a) 18 months of base salary; (b) a pro rata bonus based on actual achievement; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards (including immediate vesting of all performance-based vesting equity awards at target level).
5.Consists of (a) immediate vesting of all shares underlying Bonus RSUs; (b) immediate vesting of all shares underlying performance-based RSUs granted in 2023 at certified achievement and 2024 and 2025 at target level of achievement; and (c) immediate vesting of all outstanding non-performance equity awarded in 2023, 2024 and 2025.
6.Consists of (a) 12 months of base salary; (b) a pro rata bonus at target level; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation.
7.Consists of (a) 12 months of base salary; (b) annual bonus at target level; (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards (including immediate vesting of all performance-based equity awards at target level).
8.Consists of (a) 12 months of base salary; (b) a pro rata bonus based on actual achievement; and (c) continuation of health benefits for employee and eligible dependents for 12 months from separation, and (d) the amounts payable under a qualifying “sum of 70” retirement as specified in footnote (2) above except for the bonus.
9.Consists of (a) 12 months of base salary; (b) a bonus based on actual achievement as though the executive were employed for the full year in which the termination occurred (including immediate vesting of all underlying equity awards); (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards (including immediate vesting of all performance-based equity awards at target level).
10.Consists of (a) 12 months of base salary; (b) a bonus based on target achievement as though the executive were employed for the full year in which the termination occurred (including immediate vesting of all underlying equity awards); (c) continuation of health benefits for employee and eligible dependents for 12 months from separation; and (d) immediate vesting upon separation of all then-outstanding equity awards (including immediate vesting of all performance-based equity awards at target level).
CEO PAY RATIO
Under the Dodd-Frank Act and related SEC rules, we are required to provide to our stockholders specified disclosure regarding the relationship of CEO total compensation to the total compensation of our median employee, referred to as “pay-ratio” disclosure.
For fiscal 2025, the median of the annual total compensation of all employees of our company (other than the CEO) was $179,416 and the annual total compensation of the CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $9,013,578. Based on this information, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees was 50 to 1.
Pursuant to applicable SEC rules, we may identify our median employee for purposes of providing the pay ratio disclosure once every three years and disclose total compensation for that employee each year; provided that, during the last completed fiscal year, there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. We have determined that there were no changes in our employee population or employee compensation arrangements in fiscal 2025 that would result in a significant change to our pay ratio disclosure and ultimately require us to identify a new median employee for fiscal 2025. As a result, the employee representing the median employee for our fiscal 2025 pay ratio calculation is the same employee selected for our fiscal 2023 pay ratio calculation.
As reported in our 2024 Proxy Statement, to determine our total population of employees as of December 31, 2023, we included all full-time, part-time, seasonal and temporary employees, including employees of consolidated subsidiaries. We did not include any contractors or other non-employee workers in our employee population.
To identify our median employee from our employee population as of December 31, 2023, we calculated the aggregate amount of each employee’s 2023 base salary (using the hours worked during 2023 for hourly employees (including overtime pay) and actual salary earned for our remaining employees), the cash amount of annual bonuses for 2023 performance, the grant date fair value of equity awards granted in 2023, our contributions to life, accident and long-term disability benefits for employees and the matching contributions we provide to employees under our 401(k) plan. In making this determination, we annualized the base salary and base wages (but excluded overtime pay) of employees who were employed by us for less than the entire fiscal year. Using this approach, we selected the employee at the median of our employee population, who was based in the United States.

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We calculated annual total compensation for this median employee to determine our pay ratio calculation for fiscal 2025 using the same methodology we use for our NEOs in the Summary Compensation Table.
The pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. The SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or the Compensation Committee view the link between our company’s performance and NEO pay. For additional information about our pay-for-performance philosophy and how we align executive compensation with company performance, refer to the “Compensation Discussion and Analysis—Executive Summary—Pay-for-Performance Philosophy” section of this Proxy Statement.
Required Tabular Disclosure of Pay Versus Performance
The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid,” or CAP, is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)(4)	Value of Initial Fixed $100 Investment Based On Total Stockholder Return		Net Income (Loss) ($) (in thousands)	OEBITDA ($)(6) (in thousands)

					Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)(5)

2025	9,013,578	2,766,214	2,609,008	1,095,989	44.19	107.40	114,372	495,330
2024	9,197,232	5,581,564	2,901,846	1,666,670	117.78	119.33	112,776	470,576
2023	9,017,273	4,933,670	2,820,261	1,570,369	167.05	107.36	15,415	463,095
2022	6,982,984	11,449,349	2,689,351	4,437,963	208.60	95.61	8,722	423,999
2021	5,402,931	7,716,751	2,156,616	3,084,021	167.57	127.87	(9,319)	378,207
1.Our principal executive officer (“PEO”) was Mr. Desch for all years presented.
2.For Mr. Desch, the following amounts were added to (subtracted from) the respective amounts reported in the Summary Compensation Table for each covered year: (1) the grant date fair value of stock awards granted during the year: 2025 - $(7,612,082); 2024 - $(7,594,319); 2023 - $(7,571,432); 2022 - $(5,514,317); 2021 - $(3,714,316); (2) the fair value as of the end of the year of awards granted during the year that remained outstanding and unvested as of the end of the year: 2025 - $4,112,855; 2024 - $7,277,636; 2023 - $4,505,538; 2022 - $8,917,283; 2021 - $4,447,511; (3) the change as of the end of the year (from the end of the prior year) in fair value of awards granted in a prior year that remained outstanding and unvested as of the end of the year: 2025 - $(2,195,164); 2024 - $(1,736,530); 2023 - $(1,799,127); 2022 – $1,122,570; 2021 - $1,359,162; (4) the vesting date fair value of shares granted and vested in the current year: 2025 - $77,549; 2024 - $142,603; (5) the change as of the vesting date (from the end of the prior year) in fair value of awards granted in a prior year for which all applicable vesting conditions were satisfied during the year: 2025 - $5,420; 2024 - $(1,705,058); 2023 - $781,418; 2022 - $(59,171); 2021 - $221,463; and (6) for awards granted in a prior year that failed to meet the applicable vesting conditions during the year, the fair value of such awards at the end of the prior year: 2025 - $(635,886); 2024 - $0; 2023 - $0; 2022 - $0; 2021 - $0.
3.For 2025 only, non-PEO NEOs consist of Messrs. O’Neill and Scheimreif and Mses. McBride and Morgan. For 2024, 2023 and 2022, non-PEO NEOs consist of Messrs. Fitzpatrick, Hartin and Scheimreif and Ms. McBride. For 2021 only, non-PEO NEOs also include our former Chief Legal Officer, Thomas Hickey.

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4.For our non-PEO NEOs, the following amounts were added to (or subtracted from) the average of the respective amounts reported in the Summary Compensation Table for each covered year: (1) the average grant date fair value of stock awards granted during the year: 2025 - $(2,050,272); 2024 - $(2,201,352); 2023 - $(2,191,145); 2022 - $(2,043,700); 2021 - $(1,362,310); (2) the average fair value as of the end of the year of awards granted during the year that remained outstanding and unvested as of the end of the year: 2025 - $1,116,131; 2024 - $1,653,879; 2023 - $1,305,904; 2022 - $3,312,023; 2021 - $1,637,702; (3) the average change as of the end of the year (from the end of the prior year) in fair value of awards granted in a prior year that remained outstanding and unvested as of the end of the year: 2025 - $(459,181); 2024 - $(378,987); 2023 - $(689,549); 2022 – $489,681; 2021 - $577,304; (4) the vesting date fair value of shares granted and vested in the current year: 2025 - $12,311; 2024 - $496,668; (5) the average change as of the vesting date (from the end of the prior year) in fair value of awards granted in a prior year for which all applicable vesting conditions were satisfied during the year: 2025 - $(7,072); 2024 - $(805,385); 2023 - $324,897; 2022 - $(9,392); 2021 - $74,709; and (6) for awards granted in a prior year that failed to meet the applicable vesting conditions during the year, the average fair value of such awards at the end of the prior year: 2025 - $(124,917); 2024 - $0; 2023 - $0; 2022 - $0; 2021 - $0.
5.The peer group used in this disclosure is the Nasdaq Telecommunications Index, which is our peer group used for purposes of Item 201(e) of Regulation S-K. The peer group used by our Compensation Committee for 2025 compensation decisions is described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
6.“Operational EBITDA” or “OEBITDA” is the financial performance measure from the tabular list of 2025 Most Important Measures shown below, which, in our company’s assessment, represents the most important financial performance measure used to link compensation actually paid to our NEOs for 2025 to our performance. OEBITDA is defined as earnings before interest, income taxes, depreciation and amortization, gain (loss) on equity method investments, transaction related expenses, and share-based compensation expenses. We consider the loss on early extinguishment of debt to be financing-related costs associated with interest expense or amortization of financing fees, which by definition are excluded from OEBITDA.
Required Tabular Disclosure of Most Important Measures
The most important performance measures used to link compensation actually paid to our NEOs for 2025 to our performance are set forth below. For further information regarding OEBITDA and adjusted service revenue and their function in our executive compensation program, please see the “Compensation Discussion and Analysis” section of this Proxy Statement.

2025 Most Important Measures

OEBITDA
Adjusted Service Revenue
GAAP Service Revenue
Stock Price
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between our total stockholder return and that of the Nasdaq Telecommunications Index. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

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Relationship Between Compensation Actually Paid and Company/Peer Group Total Shareholder Return
Indexed Total Shareholder Return
$150
$100
$50
$0
Compensation Actually Paid ($mm)
$14
$12
$10
$8
$6
$4
$2
$0
2020
2021
2022
2023
2024
2025
CEO CAP
Non-CEO NEO CAP
IRDM TSR
Index TSR

Relationship Between Compensation Actually Paid and Net Income (Loss)

Net Income (Loss) ($mm)
$140
$120
$100
$80
$60
$40
$20
$0
-$20
-$40
-$60
-$80
Compensation Actually Paid ($mm)
$16
$14
$12
$10
$8
$6
$4
$2
$0
2021
2022
2023
2024
2025
CEO CAP
Non-CEO NEO CAP
Net Income (Loss)

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Relationship Between Compensation Actually Paid and OEBITDA
$500
$450
$400
$350
OEBITDA ($mm)
$16
$12
$8
$4
$0
Compensation Actually Paid ($mm)
2021
2022
2023
2024
2025
CEO CAP
Non-CEO NEO CAP
OEBITDA

IRIDIUM COMMUNICATIONS INC.	68	2026 Proxy Statement

Questions and Answers About the Annual Meeting

Why am I being provided with these proxy materials?
We are providing these proxy materials to you because the Iridium Board of Directors is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. We intend to first mail these proxy materials on or about April 2, 2026 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the virtual annual meeting?
Stockholders may attend and participate in the meeting by visiting www.virtualshareholdermeeting.com/IRDM2026. To access the Annual Meeting, you will need the 16-digit control number, which can be found on your proxy card, voting instruction form, email notification or notice of internet availability of proxy materials. If you are a stockholder of record, you will be asked to provide the 16-digit control number from your proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should contact that institution well in advance of the meeting to obtain your control number.
Whether or not you participate in the Annual Meeting, it is important that you vote your shares.
When is the annual meeting?
The meeting will be held exclusively online via a live audio webcast on May 20, 2026 at 8:30 a.m. Eastern time. We encourage you to access the meeting before the start time. Online check-in will begin at 8:15 a.m. Eastern time on May 20, 2026.
Will there be an opportunity to ask questions during the meeting?
Time will be allotted after the adjournment of the formal meeting for a Q&A session. Stockholders will be able to submit questions relevant to the business of the meeting by logging in to the virtual meeting website at www.virtualshareholdermeeting.com/IRDM2026 using your 16-digit control number and typing your question into the “Ask a Question” field and clicking “Submit.”
We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we otherwise deem inappropriate. During the Q&A session we will answer questions as they come in, as time permits, or on the Investors page of our website as soon as practical after the meeting. Stockholders will be limited to one question each unless time otherwise permits.
What if I cannot find my control number?
Please note that if you do not have your control number, you will only be able to login as a guest. To view the meeting webcast, visit www.virtualshareholdermeeting.com/IRDM2026 and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.
If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the meeting.
What if I have trouble accessing the annual meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page. Technical support will be available starting at 8:15 a.m. Eastern time on May 20, 2026.

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Who can vote at the annual meeting?
Stockholders of record at the close of business on March 23, 2026 will be entitled to vote at the Annual Meeting.
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME
If at the close of business on March 23, 2026 your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to fill out and return the proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK
If at the close of business on March 23, 2026, your shares were held in an account at a brokerage firm, bank or other similar organization, rather than in your own name, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting.
You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and on the internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or on the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Will a list of stockholders be available?
A list of our stockholders of record as of the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours for the ten days prior to the Annual Meeting.
What am I voting on?
There are four matters scheduled for a vote:
•Proposal 1: Election of 11 director nominees named in the proxy statement
•Proposal 2: Advisory vote to approve the compensation of our named executive officers
•Proposal 3: Ratification of the selection of KPMG LLC as our independent registered public accounting firm for our fiscal year ending December 31, 2026
•Proposal 4: Approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan
What if another matter is properly brought before the meeting?
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

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How do I vote?
You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any one or more nominees you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting by stockholder category are as follows:
STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME
If you are a stockholder of record, you may vote online at the Annual Meeting or vote by proxy using the enclosed proxy card, calling the telephone number or following the internet voting instructions. If you would like to vote your shares during the meeting, please follow the instructions at www.virtualshareholdermeeting.com/IRDM2026. You will need the 16-digit control number, which can be found on your proxy card, voting instruction form, email notification or notice of internet availability of proxy materials. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote online even if you have already voted by proxy. To vote prior to the meeting, you may vote by:
•Mail: Complete, sign, date and mail the enclosed proxy card in the envelope provided, as soon as possible. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
•Telephone: Call toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 19, 2026 to be counted.
•Internet: Access www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on May 19, 2026 to be counted.
BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF BROKER OR BANK
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. You must follow these instructions for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the internet, including by providing you with a 16-digit control number via email or on your proxy card or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or on your proxy card or voting instruction form, and you wish to vote prior to or at the virtual Annual Meeting, you must follow the instruction form from your broker, bank or other stockholder of record, including any requirement to obtain your 16-digit control number. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on March 23, 2026.
How will my shares be voted?
If you are a stockholder of record and do not vote by completing your proxy card, calling the telephone number, accessing the electronic proxy card on the internet or online at the Annual Meeting, your shares will neither be voted, nor count toward the establishment of a quorum for the meeting.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all 11 director nominees named in this Proxy Statement, “For” the approval, on an advisory basis, of the compensation of our NEOs, “For” the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, and “For” the approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

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As a beneficial owner, what happens if I do not provide voting instructions?
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares at its discretion. Under New York Stock Exchange (“NYSE”) rules, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 2, and 4 are “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 3 is a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 3.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent or vote online at the virtual Annual Meeting.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to their broker, bank or other securities intermediary holding their shares as to how to vote on matters deemed to be “non-routine” under the NYSE rules, the broker, bank or other such agent cannot vote the shares. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, these shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Proposal 3 is a “routine” matter, and we therefore expect brokers, banks or other securities intermediaries to vote on that proposal. On the other hand, Proposals 1, 2, and 4 are “non-routine” under NYSE rules, and we therefore expect broker non-votes in connection with these proposals.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent or vote online at the virtual Annual Meeting.
Who is paying for this proxy solicitation?
We will pay the entire cost of soliciting proxies. We intend to retain Georgeson LLC for various services related to the solicitation of proxies, which we anticipate will cost $10,500, plus reimbursement of expenses. Our directors and employees may also solicit proxies in person, by telephone, or by other means of communication, for which they will not receive any additional compensation. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
Why did I receive a notice of internet availability?
We have elected to provide access to our proxy materials over the internet, as permitted by SEC rules. We have sent a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials because the Board is soliciting your vote at the Annual Meeting. The Notice explains how to access the proxy materials on the internet, how to obtain printed copies if you prefer, and how to choose either electronic or print delivery of proxy materials for future annual meetings.
Where can I find the proxy statement and annual report?
This Proxy Statement and our 2025 Annual Report are available online at www.proxyvote.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Iridium Communications Inc., Attention: Corporate Secretary, 1676 International Drive, Suite 1100, McLean, VA 22102.
What is householding of proxy materials?
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

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This year, a number of brokers with account holders who are our stockholders will be householding our proxy materials. A single set of annual meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of annual meeting materials, please notify your broker or us. Direct your written request to Iridium Communications Inc., Attention: Corporate Secretary, 1676 International Drive, Suite 1100, McLean, VA 22102. Stockholders who currently receive multiple copies of the annual meeting materials at their addresses and would like to request householding of their communications should contact their brokers.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•Submit another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or on the internet.
•Send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1676 International Drive, Suite 1100, McLean, Virginia 22102.
•Attend the virtual Annual Meeting and vote online during the meeting. However, simply attending the virtual meeting will not, by itself, revoke your proxy.
Your most recent proxy card or telephone or internet proxy is the one that is counted.
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization for changing your vote. You can also vote online at the virtual Annual Meeting.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for Proposal 1, votes “For,” “Withhold” and broker non-votes; with respect to Proposals 2 through 4, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposals 2 through 4 and will have the same effect as “Against” votes on those proposals. Broker non-votes will not exist with respect to Proposal 3 and will have no effect on Proposals 1, 2 and 4, and will not be counted towards the vote total for those proposals.
How many votes are needed to approve each proposal?
•Proposal 1: the 11 nominees receiving the most “For” votes (from the holders of shares present at the meeting or represented by proxy and entitled to vote) will be elected.
•Proposal 2: the advisory vote to approve the compensation of our named executive officers must receive “For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
•Proposal 3: the ratification of the selection of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026 must receive “For” votes from the holders of a majority of shares present at the meeting or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Because brokers will have discretion to vote on Proposal 3, there will not be any broker non-votes in connection with this proposal.

IRIDIUM COMMUNICATIONS INC.	73	2026 Proxy Statement

•Proposal 4: the approval of the Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan must receive “For” votes from the holders of a majority of shares present at the meeting or represented by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
A quorum of stockholders is required to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the meeting online or represented by proxy. On the record date, there were 105,717,973 shares outstanding and entitled to vote. Thus, the holders of 52,858,987 shares of common stock must be present or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.
Who will count the vote?
Broadridge Financial Solutions, Inc. will tabulate stockholder votes and American Election Services, LLC will act as the inspector of election and certify the election results.
How can I find out the voting results?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in the proxy materials distributed by us in connection with our 2027 annual meeting, your proposal must be submitted in writing by December 3, 2026 to our Corporate Secretary at 1676 International Drive, Suite 1100, McLean, Virginia 22102. The submission must comply with applicable SEC rules (including SEC Rule 14a-8) and our bylaws.
If you wish to submit a proposal to be acted on at next year’s annual meeting but not included in our proxy materials, or if you wish to nominate a director, you must provide written notice as required by our bylaws no earlier than the close of business on January 20, 2027 and no later than the close of business on February 19, 2027 to our Corporate Secretary at 1676 International Drive, Suite 1100, McLean, Virginia 22102. Your notice to the Corporate Secretary must set forth information specified in and otherwise comply with our bylaws. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under Rule 14a-19 of the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no later than March 21, 2027.
Our bylaws are available on our website and are included as an exhibit to our annual report on Form 10-K accessible on our investor relations page and www.sec.gov.

IRIDIUM COMMUNICATIONS INC.	74	2026 Proxy Statement

Other Important Information

TRANSACTIONS WITH RELATED PARTIES
Related Person Transactions Policy and Procedures
We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of us, including any of their immediate family members, any entity controlled by such persons, and any entity in which such persons have a 5% or greater beneficial ownership interest.
Under the policy, where a transaction has been identified as a related person transaction, management must present information regarding the proposed related person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders.
In considering related person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to us, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.
There have been no related person transactions since the beginning of 2025, and there are no currently proposed related person transactions.

IRIDIUM COMMUNICATIONS INC.	75	2026 Proxy Statement

NON-GAAP FINANCIAL MEASURE
In addition to disclosing financial results that are determined in accordance with U.S. GAAP, the Company reports Operational EBITDA (“OEBITDA”), which is a non-GAAP financial measure, as a supplemental measure to help investors evaluate the Company’s fundamental operational performance. OEBITDA represents earnings before interest, income taxes, depreciation and amortization, gain (loss) on equity method investments, transaction related expenses, and share-based compensation expenses. The Company considers the loss on early extinguishment of debt to be financing-related costs associated with interest expense or amortization of financing fees, which by definition are excluded from OEBITDA. Management believes such charges are incidental to, but not reflective of, the Company’s day-to-day operating performance. OEBITDA does not represent, and should not be considered, an alternative to U.S. GAAP measurements such as net income or loss. In addition, there is no standardized measurement of OEBITDA, and the Company’s calculations thereof may not be comparable to similarly titled measures reported by other companies. The Company believes OEBITDA is a useful measure across time in evaluating its fundamental core operating performance. Management also uses OEBITDA to manage the business, including in preparing its annual operating budget, debt covenant compliance, financial projections and compensation plans. The Company believes that OEBITDA is also useful to investors because similar measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies in similar industries. As indicated, OEBITDA does not include interest expense on borrowed money, the payment of income taxes, amortization of the Company’s definite-lived intangible assets, or depreciation expense on the Company’s capital assets, which are necessary elements of the Company’s operations. Since OEBITDA does not account for these and other expenses, its utility as a measure of the Company’s operating performance has material limitations. Due to these limitations, the Company’s management does not view OEBITDA in isolation, but also uses other measurements, such as net income, revenues and operating profit, to measure operating performance. Please refer to the schedule below for a reconciliation of consolidated GAAP net income to OEBITDA and Iridium’s Investor Relations webpage at www.iridium.com for a discussion and reconciliation of this and other non-GAAP financial measures. The Company does not provide a forward-looking reconciliation of expected full year 2026 OEBITDA guidance as the amount and significance of certain items such as share-based compensation, transaction related expenses and gain/loss on equity method investments, that are required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts.

Supplemental Reconciliation of GAAP Net Income to Operational EBITDA
(In thousands)

	Year Ended December 31,
	2025	2024

GAAP net income	114,372	112,776
Interest expense, net	88,252	91,134
Income tax expense	27,618	12,259
Depreciation and amortization	210,207	203,127
Share-based compensation	51,579	63,457
Transaction related expenses (1)	479	3,074
(Gain) loss on equity method investments	2,823	(15,251)
Operational EBITDA	495,330	470,576
1.Represents direct costs incurred in connection with the evaluation, negotiation, consummation, financing and integration of strategic transactions, including acquisitions, divestitures and investments, whether or not actually completed. These costs generally include legal and advisory fees, severance and other related costs.

IRIDIUM COMMUNICATIONS INC.	76	2026 Proxy Statement

Exhibit A
IRIDIUM COMMUNICATIONS INC.
2015 EQUITY INCENTIVE PLAN

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: MARCH 5, 2026
APPROVED BY THE STOCKHOLDERS: [__], 2026
1.GENERAL.
(a)Successor to and Continuation of 2012 Plan. The Plan is intended as the successor to and continuation of the Iridium Communications Inc. 2012 Equity Incentive Plan (the “2012 Plan”). No additional awards may be granted under the 2012 Plan. Any unallocated shares remaining available for the grant of new awards under the 2012 Plan as of the May 12, 2015 Effective Date (the “2012 Plan Reserve”) ceased to be available and were added to the Share Reserve (as defined in Section 3(a)) for issuance pursuant to Awards granted under this Plan. All outstanding awards granted under the 2012 Plan or the Iridium Communications Inc. 2009 Stock Incentive Plan (the “2009 Plan”) will remain subject to the terms of the 2012 Plan or the 2009 Plan, as applicable; provided, however, that the following shares of Common Stock subject to any outstanding stock award granted under the 2012 Plan or the 2009 Plan (collectively, the “Prior Plans’ Returning Shares”) were added to the Share Reserve (as defined in Section 3(a)) as of the Effective Date: (i) any shares subject to such stock award that were not issued because such stock award or any portion thereof expired or otherwise terminated without all of the shares covered by such stock award having been issued; (ii) any shares subject to such stock award that were not issued because such stock award or any portion thereof settled in cash; and (iii) any shares issued pursuant to such stock award that were forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. All Awards granted on or after the Effective Date are subject to the terms of the Plan in effect on the date of grant of such Award.
(b)Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(c)Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards; (vii) Performance Cash Awards; and (viii) Other Stock Awards.
(d)Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2.ADMINISTRATION.
a.Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
b.Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.

(iv)To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
(v)To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan or (E) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.
(vii)To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 422 of the Code regarding incentive stock options or (B) Rule 16b-3.
(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.
Notwithstanding the foregoing or anything in the Plan to the contrary, unless prohibited by applicable law, the Board may amend the terms of any outstanding Award or the Plan, or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code, (C) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, or (D) to comply with other applicable laws or listing requirements.
(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(x)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).
c.Delegation to Committee.
(i)General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.
d.Delegation to Other Person or Body. The Board or any Committee may delegate to one (1) or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Officers, of Stock Awards, provided that no person or body may be delegated authority to grant a Stock Award to such person or a member of such body; (ii) determine the number of shares of Common Stock subject to such Stock Awards; and (iii) determine the terms of such Stock Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law. Unless provided otherwise in the Board or Committee action regarding such delegation, each Stock Award granted pursuant to this section will be granted on the applicable form of Stock Award Agreement most recently approved for use by the Committee or the Board, with any modifications necessary to incorporate or reflect the terms of such Stock Award. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate authority to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value pursuant to Section 13(x)(iii).
e.Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
f.Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR under the Plan or (ii) cancel any outstanding Option or SAR that has an exercise or strike price greater than the then-current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.
g.Minimum Vesting Requirements. No Award will vest (or, if applicable, be exercisable) until at least twelve (12) months following the date of grant of the Award; provided, however, that up to five percent (5%) of the Share Reserve (as defined in Section 3(a)) may be subject to Awards that do not meet such vesting (and, if applicable, exercisability) requirements.
h.Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to an Award, as determined by the Board and contained in the applicable Award Agreement; provided, however, that (i) no dividends or dividend equivalents may be paid with respect to any such shares before the date such shares have vested under the terms of such Award Agreement, (ii) any dividends or dividend equivalents that are credited with respect to any such shares will be subject to all of the terms and conditions applicable to such shares under the terms of such Award Agreement (including, but not limited to, any vesting conditions), and (iii) any dividends or dividend equivalents that are credited with respect to any such shares will be forfeited to the Company on the date, if any, such shares are forfeited to or repurchased by the Company due to a failure to meet any vesting conditions under the terms of such Award Agreement.
3.SHARES SUBJECT TO THE PLAN.
a.Share Reserve.
(i)Subject to Section 3(a)(iii) and Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date (May 12, 2015) will not exceed (A) forty-two million nine hundred forty-seven thousand nine hundred ninety-one (42,947,991) shares (which number is the sum of (i) the number of shares (two million three hundred ninety-seven thousand nine hundred ninety-one (2,397,991)) subject to the 2012 Plan Reserve, (ii) an additional nine million four hundred thousand (9,400,000) shares that were approved at the Company’s 2015 Annual Meeting of Stockholders, (iii) an additional eight million (8,000,000) shares that were approved at the Company’s 2017 Annual Meeting of Stockholders), (iv) an additional six million eight hundred thousand (6,800,000) shares that were approved at the Company’s 2019 Annual Meeting of Stockholders), (v) an additional seven million (7,000,000) shares that were approved at the Company’s 2023 Annual Meeting of Stockholders, (vi) an additional four million five hundred thousand (4,500,000) shares that were approved at the Company’s 2025 Annual Meeting of Stockholders, and (vii) an additional four million eight hundred fifty thousand (4,850,000) shares that were approved at the Company’s 2026 Annual Meeting of Stockholders), plus (B) the Prior Plans’ Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).
(ii)Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be reduced by: (A) one (1) share for each share of Common Stock issued pursuant to an Appreciation Award granted under the Plan; and (B) 1.8 shares for each share of Common Stock issued pursuant to a Full Value Award granted under the Plan.
(iii)Subject to Section 3(b), the number of shares of Common Stock available for issuance under the Plan will be increased by: (A) one (1) share for each Prior Plans’ Returning Share or 2015 Plan Returning Share (as defined in Section 3(b)(ii)) subject to an Appreciation Award; and (B) 1.8 shares for each Prior Plans’ Returning Share or 2015 Plan Returning Share subject to a Full Value Award.
(iv)For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
b.Operation of Share Reserve.
(i)No Reduction to Share Reserve. The Share Reserve will not be reduced by any of the following shares of Common Stock and such shares will remain available for issuance under the Plan: (A) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Stock Award having been issued; and (B) any shares subject to a Stock Award that are not issued because such Stock Award or any portion thereof is settled in cash.
(ii)Shares Available For Subsequent Issuance. Any shares of Common Stock issued pursuant to a Stock Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares (the “2015 Plan Returning Shares”) will revert to the Share Reserve and become available again for issuance under the Plan.
(iii)Shares Not Available For Subsequent Issuance. The following shares of Common Stock will not revert to the Share Reserve or become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plan or the 2009 Plan (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with a Stock Award granted under the Plan or a stock award granted under the Prior Plan or the 2009 Plan; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise or purchase price of a Stock Award granted under the Plan or a stock award granted under the Prior Plan or the 2009 Plan; and (D) in the event that a SAR granted under the Plan or a stock appreciation right granted under the Prior Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such award.
c.Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be sixty-nine million six hundred thousand (69,600,000) shares of Common Stock.
d.Non-Employee Director Compensation Limit. The maximum number of shares of Common Stock subject to Stock Awards granted during any one calendar year to any Non-Employee Director, taken together with any cash fees paid by the Company to such Non-Employee Director during such calendar year, will not exceed seven hundred thousand dollars ($700,000) in total value (calculating the value of any such Stock Awards based on the grant date fair value of such Stock Awards for financial reporting purposes).
e.Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.ELIGIBILITY.
a.Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.
b.Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.
5.PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.
Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
a.Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
b.Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Award is granted if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
c.Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
d.Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
e.Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the restrictions set forth in this Section 5(e) on the transferability of Options and SARs will apply. Notwithstanding the foregoing or anything in the Plan or an Award Agreement to the contrary, no Option or SAR may be transferred to any financial institution for consideration without prior stockholder approval; provided, however, that the foregoing prohibition shall not apply with respect to the transfer of an Option or SAR by a Participant for bona fide estate planning purposes to a trust or other estate planning entity that is approved by the Board, in its sole discretion.
(i)Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution (or pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. Subject to the foregoing paragraph, the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)     Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to Section 2(g) and to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)     Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s

Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is three (3) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.
(h)     Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of a Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.
(i)     Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after such termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)     Death of Participant. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) a Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Participant’s Option or SAR may be exercised (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within such period of time ending on the earlier of (i) the date that is eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR (as applicable) is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)     Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other individual written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Option or SAR will terminate immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l)      Non-Exempt Employees. Subject to Section 2(g), if an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) upon a Change in Control, or

(iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.
(m)      Holding Period. The shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, a Nonstatutory Stock Option or a Stock Appreciation Right, net of any shares of Common Stock withheld for purposes of paying the exercise price or strike price, as the case may be, and/or the number of shares of Common Stock withheld or sold to satisfy the Company’s withholding obligations pursuant to Section 8(h), shall not be transferable until the earliest of: (a) the satisfaction of a one (1)-year minimum holding period, (b) the termination of the Participant’s Continuous Service, or (c) the consummation of a Corporate Transaction or Change in Control.
6.PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.
a.Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash (including electronic funds transfers), check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii)Vesting. Subject to Section 2(g), shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to or repurchase by the Company in accordance with a vesting schedule to be determined by the Board.
(iii)Termination of Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of such termination under the terms of the Participant’s Restricted Stock Award Agreement.
(iv)Transferability. Rights to acquire shares of Common Stock under a Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
b.Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)Vesting. Subject to Section 2(g), at the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii)Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to the Restricted Stock Unit Award to a time after the vesting of the Restricted Stock Unit Award.
(v)Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Stock Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.
c.Performance Awards.
(i)Performance Stock Awards. A Performance Stock Award is a Stock Award that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board or the Committee may determine that cash may be used in payment of Performance Stock Awards.
(ii)Performance Cash Awards. A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of specified Performance Goals. A Performance Cash Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. Subject to Section 2(g), the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee, in its sole discretion. The Board or the Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board or the Committee may specify, to be paid in whole or in part in cash or other property.
(iii)Committee and Board Discretion. With respect to any Performance Stock Award or Performance Cash Award, the Committee retains the discretion to (A) reduce or eliminate the compensation or economic benefit due upon attainment of the Performance Goals on the basis of any considerations as the Committee or Board (as applicable), in its sole discretion, may determine and (B) define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(d)     Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock appreciation rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan (including, but not limited to, Section 2(g) and 2(h)), the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.COVENANTS OF THE COMPANY.
a.Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
b.Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
c.No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.MISCELLANEOUS.
a.Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.
b.Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
c.Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
d.No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
e.Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
f.Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
g.Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award, and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
h.Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax that may be required to be withheld by law (or such other amount as may be permitted while still avoiding classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
i.Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
j.Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
k.Section 409A Compliance. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of the Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule. Notwithstanding anything to the contrary in this Plan or an Award Agreement, in no event will the

Company or any of its Affiliates have any liability for the failure of this Plan or any Award granted hereunder to be exempt from, or comply with, Section 409A of the Code.
l.Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the following, as applicable: (i) the Iridium Communications Inc. Incentive Compensation Recoupment Policy; (ii) the Iridium Communications Inc. Policy for Recoupment of Incentive Compensation; (iii) any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law; and (iii) any other clawback policy that the Company adopts. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board, in its discretion, determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No clawback, recovery or recoupment of compensation pursuant to any such policy or Award Agreement will be deemed an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.
9.ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.
a.Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
b.Dissolution or Liquidation. Except as otherwise provided in the applicable Stock Award Agreement or other written agreement between a Participant and the Company or an Affiliate, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to a forfeiture condition or the Company’s right of repurchase may be reacquired or repurchased by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to forfeiture or repurchase (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
c.Transactions. In the event of a Transaction, the provisions of this Section 9(c) will apply to each outstanding Award unless otherwise provided in the instrument evidencing the Award, in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company.
(i)Awards May Be Assumed. In the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all outstanding Awards or may substitute similar stock awards for any or all outstanding Awards (including, but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to any outstanding Awards may be assigned by the Company to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company). For clarity, in the event of a Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may choose to assume or continue only a portion of an outstanding Award, to substitute a similar stock award for only a portion of an outstanding Award, or to assume or continue, or substitute similar stock awards for, the outstanding Awards held by some, but not all, Participants. The terms of any such assumption, continuation or substitution will be set by the Board.
(ii)Awards Held by Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar stock awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Transaction (referred to as the “Current Participants”), the vesting (and exercisability, if applicable) of such Awards will be accelerated in full (and with respect to Performance Stock Awards, vesting shall be deemed satisfied at the greater of the target level or actual performance measured in accordance with the Performance Goals as of the date of the Transaction) to a date prior to the effective time of the Transaction (contingent upon the closing or completion of the Transaction) as the Board will determine (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Transaction), and such Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the closing or completion of the Transaction).
(iii)Awards Held by Participants other than Current Participants. In the event of a Transaction in which the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) does not assume or continue outstanding Awards, or substitute similar stock awards for outstanding Awards, then with respect to any such Awards that have not been assumed, continued or substituted and that are held by Participants other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the effective time of the Transaction in accordance with the exercise procedures determined by the Board; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Transaction.
(iv)Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event any outstanding Award held by a Participant will terminate if not exercised prior to the effective time of a Transaction, the Board may provide that the Participant may not exercise such Award but instead will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of such Award immediately prior to the effective time of the Transaction (including, if applicable, any unvested portion of such Award), over (B) any exercise price payable by the Participant in connection with such exercise. For clarity, such payment may be zero if the value of such property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.
d.Change in Control. Unless otherwise provided in the instrument evidencing the Award, in any other written agreement between the Company or any Affiliate and the Participant, or in any director compensation policy of the Company, no additional acceleration of vesting or exercisability upon or after a Change in Control will occur.
e.Parachute Payments. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company or any Affiliate, if any payment or benefit the Participant would receive pursuant to a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount. The “Reduced Amount” will be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Participant’s receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, the reduction will be accomplished in accordance with Section 409A of the Code and the following: first by reducing, on a pro rata basis, cash Payments that are exempt from Section 409A of the Code; second by reducing, on a pro rata basis, other cash Payments; and third by forfeiting any equity-based awards that vest and become payable, starting with the most recent equity-based awards that vest, to the extent necessary to accomplish such reduction. The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control will perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company will appoint a nationally recognized accounting firm to make the determinations required hereunder. The Company will bear all expenses with respect to the determinations by such accounting firm required to be made hereunder. Any good faith determinations of the accounting firm made hereunder will be final, binding and conclusive upon the Participant and the Company.
10.TERMINATION OR SUSPENSION OF THE PLAN.
a.Termination or Suspension. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option may be granted after March 5, 2036. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

b.No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.
11.EFFECTIVE DATE OF THE PLAN.
This Plan will become effective on the Effective Date.
12.CHOICE OF LAW.
The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.
13.DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
a.“Adoption Date” means March 2, 2015, which is the date the Plan was adopted by the Compensation Committee of the Board.
b.“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
c.“Appreciation Award” means (i) a stock option or stock appreciation right granted under the 2012 Plan or the 2009 Plan or (ii) an Option or Stock Appreciation Right, in each case with respect to which the exercise or strike price is at least one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the stock option or stock appreciation right, or Option or Stock Appreciation Right, as applicable, on the date of grant.
d.“Award” means a Stock Award or a Performance Cash Award.
e.“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
f.“Board” means the Board of Directors of the Company.
g.“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
h.“Cause” will have the meaning ascribed to such term in any written agreement between a Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or an Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
i.“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

i.any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
ii.there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
iii.there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
iv.individuals who, on the Adoption Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between a Participant and the Company or an Affiliate will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that (1) if no definition of Change in Control (or any analogous term) is set forth in such an individual written agreement, the foregoing definition will apply; and (2) no Change in Control (or any analogous term) will be deemed to occur with respect to Awards subject to such an individual written agreement without a requirement that the Change in Control (or any analogous term) actually occur. If required for compliance with Section 409A of the Code, in no event will an event be deemed a Change in Control if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
(j)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(k)“Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(l)“Common Stock” means the common stock of the Company.

(m)“Company” means Iridium Communications Inc., a Delaware corporation.
(n)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(o)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(p)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of more than fifty percent (50%) of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
If required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such event is not also a “change in the ownership of” the Company, a “change in the effective control of” the Company, or a “change in the ownership of a substantial portion of the assets of” the Company, each as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Corporate Transaction” to conform to the definition of a “change in control event” under Section 409A of the Code and the regulations thereunder.
q.“Director” means a member of the Board.
r.“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
s.“Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2015.

t.“Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
u.“Entity” means a corporation, partnership, limited liability company or other entity.
v.“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
w.“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
x.“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
i.If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
ii.Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.
iii.In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
y.“Full Value Award” means (i) a stock award granted under the Prior Plan or the 2009 Plan or (ii) a Stock Award, in each case that is not an Appreciation Award.
z.“Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
aa.“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
bb.“Nonstatutory Stock Option” means an option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
cc.“OEBITDA margin” means OEBITDA expressed as a percentage of “adjusted revenue,” where adjusted revenue means the Company’s reported GAAP revenue excluding the impact of purchase accounting and Iridium NEXT revenue.
dd.“OEBITDA” means earnings before interest, income taxes, depreciation and amortization, Iridium NEXT revenue and expenses (for periods prior to the deployment of Iridium NEXT), stock-based compensation expenses, and the impact of purchase accounting.

ee.“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
ff.“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
gg.“Option Agreement” means a written agreement between the Company and a holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
hh.“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
ii.“Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
jj.“Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
kk.“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
ll.“Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
mm.“Performance Criteria” means the one or more criteria that the Committee will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee (or Board, if applicable): (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before and after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets, including without limitation corporate or by product line or business unit; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) average debt interest rate; (29) implementation or completion of projects or processes; (30) user satisfaction; (31) user retention; (32) customer satisfaction; (33) customer retention; (34) churn; (35) average monthly revenue per unit for any one or more products or product lines; (36) stockholders’ equity; (37) capital expenditures; (38) debt levels; (39) compliance with debt covenants; (40) operating profit or net operating profit; (41) net income; (42) growth of net income, operating profit or net operating profit; (43) billings; (44) bookings; (45) the number of users/subscribers, including but not limited to unique users/subscribers; (46) employee retention and/or satisfaction; (47) Operational EBITDA or OEBITDA margin; (48) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of products and services, including Iridium NTN DirectSM; (49) subscriber activations (on a net or gross basis) for one or more product lines, including but not limited to handsets, data devices, netted products, Short-Burst Data®, Iridium Messaging Transport®, IoT, midband, broadband, Iridium CertusSM, waveform and chipsets; (50) achievement of milestones related to the design, development, manufacture, contractual management, deployment, launch and/or operation of satellites; (51) achievement of financing goals; (52) sales achievements (including but not limited to number of units sold) for products, including but not limited to handsets, devices, data devices, netted products, Short-Burst Data, Iridium Messaging Transport, midband, broadband, Iridium Certus, waveform and chipsets; (53) number of units sold or activated (of any type of subscriber); (54) hosted payload revenue or service contracts, or equity investments in another entity that provides or will provide hosted payload services; (55) the achievement of developmental, design, manufacturing, contractual, deployment and/or commercialization milestones of hosted payloads; (56) performance of the then-current satellite constellation; (57) business metrics used to measure quality or performance; (58) successful negotiation or renegotiation of contracts with significant customers; (59) successful negotiation, completion or integration of acquisition(s) or divestiture(s); and (60) other measures of performance selected by the Board or the Committee.
nn.“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. The Committee is authorized to make appropriate adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to include or exclude restructuring and/or other non-recurring charges; (2) to include or exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to include or exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (4) to include or exclude the effects of any statutory adjustments to corporate tax rates; (5) to include or exclude the effects of any “items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to include or exclude the effects of purchase accounting adjustments; (7) to include or exclude a geographical region; (8) to include or exclude the effect of payment of bonuses under any cash bonus plan of the Company; (9) to include or exclude the effect of stock-based compensation and/or deferred compensation; (10) to include or exclude any other unusual, non-recurring gain or loss or other extraordinary item; (11) to respond to, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development; (12) to respond to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions; (13) to include or exclude the effects of divestitures, acquisitions or joint ventures; (14) to include or exclude the effects of discounted operations that do not qualify as a segment of a business unit under generally accepted accounting principles; (15) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (16) to include or exclude the effect of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (17) to reflect a corporate transaction, such as a merger, consolidation, separation (including a spinoff or other distribution of stock or property by a corporation), or reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code); (18) to reflect any partial or complete corporate liquidation; (19) to reflect shippable backlog; (20) to include or exclude the amortization of purchased intangibles, technology license arrangements and incomplete technology; and (21) to make other appropriate adjustments selected by the Board or the Committee.
oo.“Performance Period” means the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or Board, if applicable).
pp.“Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
qq.“Plan” means this Iridium Communications Inc. Amended and Restated 2015 Equity Incentive Plan.
rr.“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
ss.“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
tt.“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
uu.“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

vv.“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
ww.“Rule 405” means Rule 405 promulgated under the Securities Act.
xx.“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
yy.“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
zz.“Stock Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
aaa.“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Stock Award or any Other Stock Award.
bbb.“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
ccc.“Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
ddd.“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.
eee.“Transaction” means a Corporate Transaction or a Change in Control.

iridium®

IRIDIUM COMMUNICATIONS INC.
ATTN: KATHLEEN A. MORGAN
1676 INTERNATIONAL DRIVE, SUITE 1100
MCLEAN, VA 22102

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Before the Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting - Go to **www.virtualshareholdermeeting.com/IRDM2026**

You may attend the meeting via the internet and vote during the meeting. Have your 16-digit control number available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any telephone to transmit your voting instructions up until 11:59 p.m. Eastern time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V90204-P44999 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IRIDIUM COMMUNICATIONS INC.

The Board of Directors recommends you vote FOR each of the nominees listed below:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert H. Niehaus
02) Louis M. Alterman
03) Thomas C. Canfield
04) Matthew J. Desch
05) Thomas J. Fitzpatrick
06) L. Anthony Frazier
07) Suzanne E. McBride
08) Admiral Eric T. Olson (Ret.)
09) Kay N. Sears
10) Monique S. Shivanandan
11) Jacqueline E. Yeaney

The Board of Directors recommends you vote FOR the following proposals:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees listed above and FOR Items 2, 3 and 4.** If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Internet Availability of Proxy Materials, Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

V90205-P44999

IRIDIUM COMMUNICATIONS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 20, 2026

The undersigned hereby appoints Kathleen A. Morgan and Peter L. Trentman, and each of them, with full power of substitution and power to act alone, as proxies to vote all of the shares of Common Stock of Iridium Communications Inc. that the undersigned would be entitled to vote if in attendance at the Annual Meeting of Stockholders to be held at 8:30 a.m., Eastern Time on May 20, 2026 via the Internet at www.virtualshareholdermeeting.com/IRDM2026, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS FORM ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THE PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE